EXHIBIT 10.1

CREDIT AGREEMENT

among

CALPINE CORPORATION,

as Borrower

and

THE LENDERS PARTY HERETO,

and

GOLDMAN SACHS BANK USA,

as Administrative Agent

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

and

CITIBANK, N.A.,

CREDIT SUISSE SECURITIES (USA) LLC and

DEUTSCHE BANK SECURITIES INC.,

as Co-Documentation Agents

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agent

Dated as of December 10, 2010

GOLDMAN SACHS BANK USA
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
MORGAN STANLEY SENIOR FUNDING, INC.
RBS SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
UNION BANK, N.A.
BARCLAYS CAPITAL CREDIT SUISSE SECURITIES (USA) LLC J.P. MORGAN SECURITIES LLC RBC CAPITAL MARKETS, LLC UBS SECURITIES LLC ING CAPITAL LLC
As Joint Lead Arrangers

Table of Contents
Page

SECTION 1

DEFINITIONS

1.1.	Defined Terms	1
1.2.	Other Definitional Provisions	33
1.3.	Delivery of Notices or Receivables	34
1.4.	Exchange Rates	34

SECTION 2

AMOUNT AND TERMS OF LOANS AND COMMITMENTS

2.1.	Revolving Commitments	34
2.2.	Procedure for Revolving Loan Borrowing	34
2.3.	Swingline Commitment	35
2.4.	Procedure for Swingline Borrowing; Refunding of Swingline Loans	36
2.5.	Letters of Credit	37
2.6.	Issuance of Letters of Credit	40
2.7.	Nature of Letter of Credit Obligations Absolute	40
2.8.	Repayment of Loans; Evidence of Debt	41
2.9.	Interest Rates and Payment Dates	41
2.10.	Computation of Interest and Fees	42
2.11.	Inability to Determine Interest Rate	42
2.12.	Optional Termination or Reduction of Revolving Commitment	42
2.13.	Optional Prepayment of Loans	43
2.14.	Mandatory Prepayment	43
2.15.	Conversion and Continuation Options	44
2.16.	Limitations on Eurodollar Tranches	44
2.17.	Pro Rata Treatment, etc.	44
2.18.	Requirements of Law	45
2.19.	Taxes	46
2.20.	Indemnity	50
2.21.	Change of Lending Office	50
2.22.	Fees	50
2.23.	Letter of Credit Fees	50
2.24.	Nature of Fees	51
2.25.	Incremental Revolving Loans	51
2.26.	Replacement of Lenders	52
2.27.	Extensions of Loans and Commitments	53

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1.	Existence; Compliance with Law	54
3.2.	Power; Authorizations; Enforceable Obligations	54
3.3.	No Legal Bar	55
3.4.	Accuracy of Information	55
3.5.	No Material Adverse Effect	55
3.6.	Subsidiaries	55
3.7.	Title to Assets; Liens	55
3.8.	Intellectual Property	55
3.9.	Use of Proceeds	55

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Page

3.10.	Litigation	55
3.11.	Federal Reserve Regulations	56
3.12.	Solvency	56
3.13.	Taxes	56
3.14.	ERISA	56
3.15.	Environmental Matters; Hazardous Material	56
3.16.	Investment Company Act; Other Regulations	56
3.17.	Labor Matters	56
3.18.	Security Documents	57
3.19.	Energy Regulation	57

SECTION 4

CONDITIONS PRECEDENT

4.1.	Conditions to the Closing Date	57
4.2.	Conditions to Each Extension of Credit	60

SECTION 5

AFFIRMATIVE COVENANTS

5.1.	Financial Statements, Etc.	60
5.2.	Certificates; Other Information	61
5.3.	Maintenance of Existence; Compliance with Requirements of Law	62
5.4.	Maintenance of Property; Insurance	62
5.5.	Inspection of Property; Books and Records	63
5.6.	Notices	63
5.7.	Environmental Laws	64
5.8.	[Reserved].	64
5.9.	Further Assurances	64

SECTION 6

NEGATIVE COVENANTS

6.1.	Limitation on Indebtedness	65
6.2.	Limitation on Liens	67
6.3.	Merger, Consolidation, or Sale of Assets	67
6.4.	Limitation on Sale and Leaseback Transactions	68
6.5.	Limitation on Secured Commodity Hedging	68
6.6.	Financial Covenants	68

SECTION 7

EVENTS OF DEFAULT

7.1.	Events of Default	68

SECTION 8

THE AGENTS

8.1.	Appointment	71
8.2.	Delegation of Duties	71
8.3.	Exculpatory Provisions	72

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Page

8.4.	Reliance by the Administrative Agent	72
8.5.	Notice of Default	72
8.6.	Non-Reliance on Agents and Other Lenders	72
8.7.	Indemnification	73
8.8.	Agent in Its Individual Capacity	73
8.9.	Successor Administrative Agent	73
8.10.	The Syndication Agent and the Documentation Agents	73
8.11.	Collateral Security	74
8.12.	Enforcement by the Administrative Agent and Collateral Agent	74
8.13.	Withholding Tax	74

SECTION 9

MISCELLANEOUS

9.1.	Amendments and Waivers	74
9.2.	Notices	76
9.3.	No Waiver; Cumulative Remedies	78
9.4.	Survival of Representations and Warranties	78
9.5.	Payment of Expenses and Taxes	78
9.6.	Successors and Assigns; Participations	79
9.7.	Adjustments; Setoff	82
9.8.	Counterparts	83
9.9.	Severability	83
9.10.	Integration	83
9.11.	GOVERNING LAW	83
9.12.	Submission To Jurisdiction; Waivers	83
9.13.	Acknowledgements	84
9.14.	Releases of Guarantees and Liens	84
9.15.	Confidentiality	85
9.16.	WAIVERS OF JURY TRIAL	86
9.17.	U.S.A. Patriot Act	86
9.18.	No Fiduciary Duty	86
9.19.	Lien Sharing and Priority Confirmation	86
9.20.	Credit Agreement	87

SCHEDULES

Schedule 1.1A	—	Revolving Commitment Amounts
Schedule 1.1C	—	Mortgaged Property
Schedule 3.6	—	Subsidiaries
Schedule 3.18(a)	—	UCC Filing Jurisdictions
Schedule 3.18(b)	—	Mortgage Filing Jurisdictions

EXHIBITS

Exhibit A-1	—	Form of Closing Certificate for the Borrower
Exhibit A-2	—	Form of Closing Certificate for Certain Guarantors
Exhibit B	—	Form of Notice of Borrowing
Exhibit C	—	Form of Assignment and Acceptance
Exhibit D	—	Form of Letter of Credit Request
Exhibit E-1	—	Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-2	—	Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3	—	Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

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Exhibit E-4	—	Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F	—	Form of Notice of Continuation/Conversion
Exhibit G	—	Form of Incremental Revolving Facility Amendment
Exhibit H	—	Form of Prepayment Notice
Exhibit I	—	Form of Compliance Certificate

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THIS CREDIT AGREEMENT, dated as of December 10, 2010, among CALPINE CORPORATION, a Delaware corporation (the “Borrower”), GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent (in such capacity and including any successors in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), Citibank, N.A. (“Citi”), Credit Suisse Securities (USA) LLC (“CS Securities”), and Deutsche Bank Securities Inc. (“DBSI”), as co-documentation agents (collectively, the “Documentation Agents”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as syndication agent (the ”Syndication Agent”), and each of the financial institutions from time to time party hereto (collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower entered into the Existing Credit Agreement (as defined below);

WHEREAS, the Borrower intends to replace the revolving loan commitments and all related outstanding revolving loans, swingline loans and letters of credit under the Existing Credit Agreement with the extensions of credit and commitments under this Agreement; and

WHEREAS, as a result of the replacement described in the preceding recital, this Agreement shall constitute a “Credit Agreement” for purposes of (and as defined in) the Collateral Agency and Intercreditor Agreement (as defined below), the Guarantee and Collateral Agreement (as defined below) and the other Security Documents (as defined below);

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1

Definitions

1.1.           Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“2017 Notes”:  the Borrower’s 7.25% Senior Secured Notes due 2017.

“2017 Notes Issue Date”:  October 21, 2009.

“2019 Notes”:  the Borrower’s 8% Senior Secured Notes due 2019.

“2020 Notes”:  the Borrower’s 7.875% Senior Secured Notes due 2020.

“2021 Notes”:  the Borrower’s 7.50% Senior Secured Notes due 2021.

“2021 Notes Issue Date”:  October 22, 2010.

“Act of Required Debtholders”:  the meaning provided in the Collateral Agency and Intercreditor Agreement (as in effect on the Closing Date).

“Additional Lender”:  the meaning set forth in Section 2.25(b)(ii).

“Administrative Agent”:  the meaning set forth in the preamble to this Agreement.

“Affiliate”:  as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“Agents”:  the meaning set forth in the preamble to this Agreement.

“Aggregate Revolving Outstandings”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

“Agreement”:  this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Alternative Currency”:  Canadian dollars.

“Applicable Margin”:  with respect to Revolving Loans and Swingline Loans, (a) from the Closing Date until one Business Day after the date of delivery of the Compliance Certificate and the financial statements for the period ending March 31, 2011, the applicable percentage per annum set forth below determined by reference to Pricing Level 1; and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 5.2(b)(ii)(x):

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
1	≥ 4.50:1.00	3.25%	2.25%
2	< 4.50:1.00	3.00%	2.00%

No change in the Applicable Margin shall be effective until one Business Day after the date on which the applicable financial statements and a Compliance Certificate pursuant to Section 5.2(b)(ii)(x) calculating the Consolidated Leverage Ratio shall have been delivered to the Administrative Agent.  At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.2(b)(ii)(x), the Applicable Margin shall be determined as if Pricing Level 1 shall have applied until one Business Day after the delivery of such information to the Administrative Agent.  Promptly upon receipt of the applicable information under Section 5.2(b)(ii)(x), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from the date of delivery of such information by the Borrower to the Administrative Agent.

“Applicable Revolving Commitment Fee Percentage”:  with respect to the Applicable Revolving Commitment Fee Percentage, (a) from the Closing Date until one Business Day after the date of delivery of the Compliance Certificate and the financial statements for the period ending March 31, 2011, the applicable percentage per annum set forth below determined by reference to Pricing Level 1; and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 5.2(b)(ii)(x):

Pricing Level	Leverage Ratio	Applicable Revolving Commitment Fee Percentage
1	≥ 4.50:1.00	0.75%
2	< 4.50:1.00 but ≥ 3.75:1.00	0.625%
3	< 3.75:1.00	0.50%

No change in the Applicable Revolving Commitment Fee Percentage shall be effective until one Business Day after the date on which the applicable financial statements and a Compliance Certificate pursuant to Section 5.2(b)(ii)(x) calculating the Consolidated Leverage Ratio shall have been delivered to the Administrative Agent.  At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.2(b)(ii)(x), the Applicable Revolving Commitment Fee Percentage shall be determined as if Pricing Level 1 shall have applied until one Business Day after the delivery of such information to the Administra-

tive Agent.  Promptly upon receipt of the applicable information under Section 5.2(b)(ii)(x), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Revolving Commitment Fee Percentage in effect from the date of delivery of such information by the Borrower to the Administrative Agent.

“Approved Electronic Communication”:  any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or to the lenders by means of electronic communications pursuant to Section 9.2(b).

“Approved Fund”:  as defined in Section 9.6(b)(ii).

“Assignee”:  as defined in Section 9.6(b)(i).

“Assignment and Acceptance”:  in the case of assignments of Revolving Loans and Revolving Commitments, an assignment and acceptance entered into by a Lender and an Assignee and accepted by the Administrative Agent and each Fronting Bank to the extent required pursuant to Section 9.6, substantially in the form of Exhibit C hereto.

“Available Revolving Commitment”:  as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.22(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero (collectively, as to all Lenders, the “Available Revolving Commitments”).

“Bankrupt Subsidiary”:  any Subsidiary of the Borrower that is a debtor under the Bankruptcy Code as of the Closing Date.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 101 et seq.

“Base Rate”:  for any day, the higher of (a) the Federal Funds Effective Rate plus ½ of 1% per annum or (b) the Prime Rate.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loans”:  Loans the rate of interest applicable to which is based upon the Base Rate.

“Beneficial Owner”:  has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Benefited Lender”:  the meaning set forth in Section 9.7(a).

“Blue Spruce Refinancing Facility”:  a credit facility with Blue Spruce Energy Center, LLC as borrower, in a maximum original principal amount not to exceed $100,000,000, entered into to (among other things) repay or redeem outstanding indebtedness of Blue Spruce Energy Center, LLC.

“Board of Directors”:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board of Governors”:  the Board of Governors of the Federal Reserve System of the United States or any Governmental Authority which succeeds to the powers and functions thereof.

“Borrower”:  the meaning set forth in the preamble to this Agreement.

“Borrowing”:  the making of Loans by the Lenders on a single Borrowing Date.

“Borrowing Date”:  any Business Day specified in a notice pursuant to Section 2.2 as a date on which the Borrower requests a Loan hereunder.

“Business Day”:  any day other than a Legal Holiday, provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“CalGen Entities”:  the meaning set forth in the definition of “CalGen Prepetition Secured Obligations.”

“CalGen Makewhole Payment”:  the aggregate amount, if any, of any actual or potential claims, premiums or penalties related to (i) any “makewhole”, repayment, prepayment or call provisions, (ii) any contract defaults or (iii) any contractual damages, in each case payable to the holders of the CalGen Prepetition Secured Obligations in connection with the repayment of the CalGen Prepetition Secured Obligations.

“CalGen Prepetition Secured Obligations”:  the obligations under the $680,000,000 Third Priority Secured Floating Rate Notes Due 2011 and the $150,000,000 11.5% Third Priority Secured Notes Due 2011, in each case issued by Calpine Generating Company, LLC (“CalGen”) and CalGen Finance Corporation (“CalGen Finance” and, together with CalGen, the “CalGen Entities”) pursuant to that certain third priority indenture, dated as of March 23, 2004, among CalGen, CalGen Finance and Wilmington Trust Company FSB, as third priority trustee.

“Capital Lease Obligation”:  at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP as in effect from time to time.

“Capital Stock”:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Case”:  any case pending under Chapter 11 of the Bankruptcy Code.

“Cash Collateral”:  the meaning set forth in Section 2.3(a).

“Cash Collateralize”:  the meaning set forth in Section 2.3(a).

“Cash Equivalents”:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B”  or better;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Management Obligations”:  with respect to a Loan Party, any obligations of such Loan Party in respect of treasury management arrangements, depositary or other cash management services, including in connection with any automated clearing house transfer of funds or any similar transactions.

“Change of Control”:  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Borrower or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares.

“Citi”:  the meaning set forth in the preamble to this Agreement.

“Closing Date”:  the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied or waived, which date is December 10, 2010.

“CNTA Guarantor Release Condition”:  the meaning set forth in Section 9.14(c).

“CNTA Ratio”:  as of any date of determination, (a) the Consolidated Net Tangible Assets of the Loan Parties as of the end of the most recent fiscal quarter for which an internal consolidated balance sheet of the Borrower and its Subsidiaries is available, divided by (b) the aggregate amount of First Lien Debt of the Loan Parties (as calculated under Section 6.1(b) hereof) outstanding on such date.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  in the case of each Series of Secured Debt, all properties and assets of the Loan Parties now owned or hereafter acquired in which Liens have been granted to the Collateral Agent to secure the Secured Obligations in respect of such Series of Secured Debt.

“Collateral Agency and Intercreditor Agreement”:  that certain Collateral Agency and Intercreditor Agreement, dated as of January 31, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time in compliance with the terms thereof), by and among the Borrower, the Guarantors from time to time party thereto, the secured debt representatives from time to time party thereto and the Collateral Agent.

“Collateral Agent”:  the meaning set forth in the preamble to this Agreement.

“Commitment Fee”:  the meaning set forth in Section 2.22(a).

“Commitment Letter”:  the commitment letter, dated October 28, 2010, by and among the Borrower and the Commitment Parties.

“Commitment Parties”:  collectively, Goldman Sachs Bank USA, Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A., Royal Bank of Canada, The Royal Bank of Scotland plc, UBS Loan Finance LLC, Bank of America, N.A., ING Capital LLC and Union Bank, N.A.

“Commodity Hedge Agreements”:  any agreement providing for swaps (including, without limitation, heat rate swaps), caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase, tolling or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, or commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements, entered into in the ordinary course of business in order to manage fluctuations in the price or availability of any commodity.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a controlled group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit I hereto.

“Consolidated EBITDA”:  for any period, Consolidated Net Income for such period plus, without duplication and only to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense (inclusive of letter of credit fees, commitment fees and similar items included in determining Consolidated Interest Expense and amortization of deferred financing fees and original issue discount), (c) depreciation and amortization expense, (d) amortization of intangibles and organization costs, (e) any extraordinary or non-recurring non-cash expenses or losses, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, (f) non-cash losses on sales or impairments of assets, (g) unrealized losses and any non-cash realized losses recognized in accordance with ASC 815 “Derivatives and Hedging” and ASC 718 “Stock Based Compensation”, (h) non-cash charges attributable to ASC 480 “Distinguishing Liabilities From Equity”, (i) operating lease expense, (j) distributions received from unconsolidated investments (k) non-cash losses attributable to translations of foreign currency transactions, (l) Restructuring Costs, (m) major maintenance expense as reflected in Consolidated Net Income, (n) any fees and expenses in connection with each Extension not to exceed $20,000,000 in any twelve month period, (o) acquisition-related costs in a business combination and (p) any non-cash losses or charges recorded on the repurchase or extinguishment of debt, and minus, without duplication and only to the extent included in the determination of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets), (iii) income tax credits (to the extent not netted from income tax expense), (iv) any non-cash gain recorded on the repurchase or extinguishment of debt , (v) any other non-cash non-operating income,  (vi) non-cash gains attributable to translations of foreign currency transactions, (vii) unrealized gains and any non-cash realized gains recognized in accordance with ASC 815 “Derivatives and Hedging” and ASC 718 “Stock Based Com-

pensation”, (viii) non-cash gains attributable to ASC 480 “Distinguishing Liabilities From Equity”, and (ix) Consolidated EBITDA from the Borrower’s and its Subsidiaries’ discontinued operations (but only for those operations which are not classified as such under GAAP solely upon the determination or announcement of the sale of such operations)(it being understood that if such Consolidated EBITDA is negative, such amount shall be added back to Consolidated Net Income for such period).  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period, and (iii) any pro forma calculation contemplated by clause (i) or (ii) of this sentence shall also give pro forma effect to any related cost savings to the extent such cost savings would be permitted or required to be reflected in pro forma financial information by Regulation S-X under the Securities Act of 1933, as amended, together with those cost savings that are certified by a Financial Officer of the Borrower as having been realized or for which the necessary steps for realization have been taken or are reasonably expected to be taken within 12 months following such calculation.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of  amounts deemed significant according to Regulation S-X, Section 3-05(b); and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of amounts deemed significant according to Regulation S-X, Section 3-05(b).

“Consolidated Interest Coverage Ratio”:  for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense”:  for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP (excluding any Excluded Subsidiary for which the respective Project or Projects have not been in full operation for at least one full year) for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (excluding any Excluded Subsidiary for which the respective Project or Projects have not been in full operation for at least one full year), operating lease expense of the Borrower and its Subsidiaries (excluding any Excluded Subsidiary for which the respective Project or Projects have not been in full operation for at least one full year), and dividends paid in cash in respect of preferred Capital Stock of the Borrower (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP but excluding any termination costs associated with interest rate Swap Agreements), net of interest income during such period, in each case determined on a consolidated basis in accordance with GAAP (it being understood that Consolidated Interest Expense shall not include interest expense with respect to the promissory note transferred pursuant to the purchase agreement described in the definition of Existing Gilroy Indebtedness).

“Consolidated Leverage Ratio”:  as at any day, the ratio of (a) Consolidated Total Net Debt on such day to (b) Consolidated EBITDA for the four consecutive fiscal quarter period ending on (or, if such day is not the last day of a fiscal quarter, most recently prior to and for which the calculation for such period is available) such day.

“Consolidated Net Income”:  for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries (less the net income of any Excluded Subsidiary for which the respective Project or Projects have not been in full operation for at least one full year), determined on a consolidated basis in accordance with GAAP, plus, without duplication, the amount of any interest payments, dividends or other distributions made by any Excluded Subsidiary (to the extent the Consolidated Net Income of such Excluded Subsidiary or Excluded Subsidiaries was otherwise excluded from Consolidated Net Income in such period in accordance with the first parenthetical above) to the Borrower or any of its Subsidiaries; provided that there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries.

“Consolidated Net Tangible Assets”:  as of any date of determination, the sum of (a)(i) the total assets of the Loan Parties as of the end of the most recent fiscal quarter for which an internal consolidated balance sheet of the Borrower and its Subsidiaries is available, minus (ii) all current derivative assets and long term derivative assets of the Loan Parties reflected on such balance sheet, minus (iii) total goodwill and other intangible assets of the Loan Parties reflected on such balance sheet, plus (b) the book value, as determined by the Borrower’s chief financial officer in good faith, of any assets (other than goodwill and other intangible assets and current derivative assets and long term derivative assets) acquired by the Loan Parties since the end of such fiscal quarter that, as of such date, are held by the Loan Parties, minus (c) all current liabilities (other than any such liabilities that (i) would be included in the aggregate amount First Lien Debt outstanding as of such date of determination pursuant to Section 6.1(b) or (ii) constitute current derivative liabilities) of the Loan Parties reflected on such balance sheet, in each case, calculated on a consolidated basis in accordance with GAAP as in effect on the 2017 Notes Issue Date.

“Consolidated Total Net Debt”:  at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries (to the extent required to be reflected as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP) at such date (excluding, however, any (w) Limited Recourse Debt of any Designated Project Subsidiary for which the respective Project has not been in full operation for at least one full year that would otherwise be included, (x) liabilities under or in respect of Swap Agreements or Guarantee Obligations in respect of Swap Agreements that would otherwise be included, (y) outstanding but undrawn amounts in respect of letters of credit and similar facilities or liabilities and (z) the Existing Gilroy Indebtedness that would otherwise be included), determined on a consolidated basis in accordance with GAAP, less the aggregate amount of all cash and Cash Equivalents (whether or not restricted) held by the Borrower and its Subsidiaries at such date.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement”: (a) the Existing Credit Agreement, (b) this Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Credit Agreement, this Agreement or any other agreement or instrument referred to in this clause (c); provided that any agreement or instrument described above in clause (c) shall only constitute the “Credit Agreement” (or a portion thereof) if the respective agreement or instrument provides that such agreement or instrument (or indebtedness thereunder) shall constitute “First Lien Debt” for purposes of the Collateral Agency and Intercreditor Agreement (and so long as same satisfies the requirements of clause (2) of the definition of First Lien Debt) and the respective First Lien Representative shall have notified the Collateral Agent that such agreement or instrument shall constitute the Credit Agreement (or a portion thereof) and shall have executed and delivered to the Collateral Agent a joinder to the Collateral Agency and Intercreditor Agreement and the other actions specified in the Collateral Agency and Intercreditor Agreement shall have been taken with respect to the relevant Series of Secured Debt being issued or incurred.  Any reference to the Credit Agreement hereunder shall be deemed a reference to any Credit Agreement then extant.

“Credit Facility Obligations”: all “Obligations” hereunder and all “Obligations”(or any other defined term having a similar purpose) as defined in any other Credit Agreement.

“CS Securities”:  the meaning set forth in the preamble to this Agreement.

“DBSI”:  the meaning set forth in the preamble to this Agreement.

“Debtor Relief Law”:  the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default”:  any of the events specified in Section 7, whether or not any requirement for the giving of notice, the expiration of applicable cure or grace periods, or both, has been satisfied.

“Defaulting Lender”:  any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Designated Asset Sale”:  the sale of all, or any substantial part of, the assets or Capital Stock of the Geysers Entities and/or the CalGen Entities (in each case, other than (i) sales of inventory in the ordinary course of business and (ii) trading and sharing of inventory and equipment among the Borrower and its Subsidiaries).

“Designated Project Subsidiary”:  (a) any Project Subsidiary formed by the Borrower or any of its Subsidiaries after January 31, 2008, (b) Otay Mesa Energy Center, LLC, Calpine Greenfield (Holdings) Corporation and Calpine Russell City, LLC and (c) any other Subsidiary that was a Guarantor but has been subsequently designated by a Responsible Officer (pursuant to written notice to the Collateral Agent) not to be a Guarantor, but only if such Subsidiary does not provide a (or may be released from its) Guarantee with respect to this Agreement and does not provide a (or will be released from its) Guarantee of any other First Lien Debt.

“Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed” shall have correlative meanings.

“Disqualified Capital Stock”:  any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the latest applicable Termination Date in effect at the time of the issuance of such Capital Stock (other than pursuant to a change of control provision substantially similar to that described either under Section 4.11 of the indenture governing the 2021 Notes).

“Documentation Agents”:  as defined in the preamble.

“Dollar Amount”:  at any time (a) as to any amount in Dollars, such amount and (b) as to any amount in an Alternative Currency, the then Dollar Equivalent thereof.

“Dollar Equivalent”:  with respect to any amount of an Alternative Currency on any date, the equivalent amount in Dollars of such amount of Alternative Currency as determined by the Administrative Agent in accordance with Section 1.4 using the applicable Exchange Rate.

“Dollars” and “$”:  dollars in lawful currency of the United States.

“Domestic Subsidiary”:  any Subsidiary of the Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees, or pledges any property or assets to secure, any other First Lien Obligations.

“Eligible Commodity Hedge Agreement”:  (i) any agreement in effect on the 2017 Notes Issue Date that constituted (immediately prior to the 2017 Notes Issue Date) an “Eligible Commodity Hedge Agreement” as defined in the Existing Credit Agreement as in effect immediately prior to the Closing Date, and (ii) any Commodity Hedge Agreement entered into (or amended) by any Loan Party with a counterparty from time to time in the ordinary course of business, consistent with Prudent Industry Practice and not for speculative purposes, it being understood that whether a Commodity Hedging Agreement satisfies the criteria in this clause (ii) shall be determined at the time such agreement is entered into and/or amended.  For the avoidance of doubt, the following transactions shall always be considered speculative and not be included in clause (ii) hereof:  (i) any fixed price purchase of fuel that does not have an associated fixed price electricity sale; (ii) any fixed price sale of electricity that does not have an associated fixed price fuel purchase or is not used to hedge the heat rate differential between the Projects and the market or used to hedge any geothermal or storage Project; and (iii) any fixed price sale of fuel, other than forward sales of fuel to hedge the heat rate differential between the Borrower’s (and its Subsidiaries’) Projects and the market or used to hedge any geothermal or storage Project.

“Eligible Commodity Hedge Financing”:  any letter of credit and/or revolving loan facility (including a commodity collateral revolving loan facility) that is entered into by a Loan Party so long as (a) such letters of credit or the proceeds of such facility are applied solely to collateralize obligations of the Loan Parties to the counterparties under the Eligible Commodity Hedge Agreements to the extent that such counterparties are not otherwise secured by the Collateral and (b) the obligations of the Loan Parties under such facility are secured by the Collateral pursuant to clause (1) of the definition of Permitted Liens on a pari passu basis with obligations under the Eligible Commodity Hedge Agreements and are not secured by any other assets of the Loan Parties.

“Eligible Facility”:  a gas-fired electric generation facility with a nominal capacity of 1,000 MW or less.

“Environmental Laws”:  any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (to the extent related to exposure to Materials of Environmental Concern), as now or may at any time hereafter be in effect.

“Equity Interests”:  Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Base Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Event of Default”:  any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Rate”:  on any day, with respect to any Alternative Currency, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 A.M., New York time, on such date on the Bloomberg Cross Currency Key Page (page WMCO <GO>) for such Alternative Currency.  In the event that such rate does not appear on any Bloomberg Cross Currency Key Page (page WMCO <GO>), the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error; provided, further, that in the event of a drawing on any Letter of Credit denominated in an Alternative Currency that is reimbursed on the day of such drawing or on the next following Business Day, the rate used to determine the amount of Dollars required to reimburse the applicable Fronting Bank the Dollar Equivalent of the amount drawn shall be determined by such Fronting Bank and notified to the Administrative Agent and the Borrower using the procedures then employed in the ordinary course by the applicable office of such Fronting Bank in determining the applicable rate at which such Alternative Currency may be exchanged into Dollars (such determination to be presumed correct absent manifest error).

“Excluded Subsidiary”:  (a) any Foreign Subsidiary, (b) any Bankrupt Subsidiary for so long as such Bankrupt Subsidiary is a debtor under the Bankruptcy Code, (c) any Designated Project Subsidiary, (d) any Subsidiary of the Borrower that is (A) a Domestic Subsidiary of the Borrower substantially all of the assets of which consist of the Capital Stock of one or more Foreign Subsidiaries or (B) a Domestic Subsidiary of the Borrower substantially all of the assets of which consist of the Capital Stock of one or more Subsidiaries described in clause (A) hereof (whether such ownership is directly held or through another one or more such Subsidiaries), (e) any Subsidiary of the Borrower (other than a Material Subsidiary) and any Material Project Subsidiary that is not a Guarantor as of the Closing Date or is thereafter designated by a Responsible Officer (pursuant to written notice to the Collateral Agent) not to be a Guarantor, but only if such Subsidiary does not provide a (or may be released from its) Guarantee with respect to this Agreement and does not provide a (or will be released from its) Guarantee of any other First Lien Debt, (f) any Subsidiaries of Calpine Energy Services Holdings, Inc. that were not guarantors of the Existing Credit Agreement on the 2017 Notes Issue Date, (g) any Subsidiary which the Borrower requests to be an Excluded Subsidiary which is reasonably satisfactory to the Administrative Agent or is approved by an Act of Required Debtholders or the Required Lenders, (h) any Material Subsidiary that is not a Guarantor as of the 2021 Notes Issue Date or is thereafter designated by a Responsible Officer (pursuant to written notice to the Collateral Agent) not to be a Guarantor, but only if such Subsidiary is not otherwise required to provide a (or may be released from its) Guarantee with respect to this Agreement and does not provide a (or will be released from its) Guarantee of any other First Lien Debt and (i) any other Subsidiary existing as of the Closing Date that is not a Guarantor on such date so long as such Subsidiary is not a Guarantor of any other First Lien Debt. Notwithstanding the foregoing, any Excluded Subsidiary may be designated by the Borrower as a Guarantor pursuant to Section 5.9(c) hereof, in which case upon complying with the provisions set forth in Section 5.9(c), such Excluded Subsidiary shall cease to be an Excluded

Subsidiary for the purposes of this Agreement and the other Loan Documents until such time, if any, as it becomes an Excluded Subsidiary thereafter in accordance with the terms hereof.

“Excluded Taxes”:  those Taxes referenced in Section 2.19(a)(i) through 2.19(a)(v).

“Existing Administrative Agent”:  Goldman Sachs Credit Partners L.P.

“Existing Credit Agreement”:  that certain Credit Agreement, dated as of January 31, 2008 among the Borrower, Goldman Sachs Credit Partners L.P., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents and as co-syndication agents, General Electric Capital Corporation, as sub-agent for the lenders thereunder, Goldman Sachs Credit Partners L.P., as administrative agent and as collateral agent and each of the financial institutions from time to time party thereto, as amended, amended and restated, modified or supplemented from time to time.

“Existing Credit Agreement Amendment”:  Third Amendment to the Existing Credit Agreement, executed and delivered by the Borrower, the Existing Administrative Agent and General Electric Capital Corporation, as sub-agent (with the consent of the required lenders under the Existing Credit Agreement).

“Existing Gilroy Indebtedness”:  obligations of the Borrower and its Subsidiaries under the purchase agreement dated as of October 30, 2003, as amended, by and among the Borrower, Calpine Gilroy Cogen, L.P., BNY Asset Solutions LLC and the buyers party thereto, and their related guaranty, which obligations shall not exceed $101 million.

“Extended Revolving Commitment”:  the meaning set forth in Section 2.27(a).

“Extending Revolving Lender”:  the meaning set forth in Section 2.27(a).

“Extension”:  the meaning set forth in Section 2.27(a).

“Extension Offer”:  the meaning set forth in Section 2.27(a).

“Extensions of Credit”:  collectively, Loans and/or Letters of Credit hereunder; individually, as to any Loan or any Letter of Credit, an “Extension of Credit.”

“Fair Market Value”:  the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer of the Borrower (unless otherwise provided in this Agreement).

“FATCA”:  Sections 1471 through 1474 of the Code as in effect on the date hereof (and any amended or successor version that is substantively comparable) and any regulations thereunder or published administrative guidance implementing such Sections.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by GSCP from three federal funds brokers of nationally recognized standing selected by it.

“Fee Payment Date”:  (a) the last Business Day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“Fees”:  collectively, the Commitment Fees, Letter of Credit Fees, the fees payable to the Commitment Parties, as applicable and separately agreed by the Borrower, the fees referred to in Section 2.22, 2.23 or 9.5 and any other fees payable by any Loan Party pursuant to this Agreement or any other Loan Document.

“Fifth Amendment to Mortgage”  each of those certain fifth amendment to mortgage or deed of trust, dated as of December 10, 2010 made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties and relating to the respective Mortgaged Properties.

“Financial Officer”:  the Chief Financial Officer, Principal Accounting Officer, Controller or Treasurer of the Borrower.

“First Lien”:  a Lien granted by a Security Document to the Collateral Agent for the benefit of the holders of First Lien Debt, at any time, upon any property of any Loan Party to secure First Lien Obligations.

“First Lien Debt”:

(1)           all Credit Facility Obligations; and

(2)           to the extent issued or outstanding, (A) the 2017 Notes, the 2019 Notes, the 2020 Notes and the 2021 Notes, (B) Specified Cash Management Obligations and Specified Swap Obligations and (C) any other Indebtedness (including (x) obligations under Eligible Commodity Hedge Agreements not included pursuant to clause (B) of this paragraph, (y) obligations under Eligible Commodity Hedge Financings and (z) permitted refinancings of First Lien Debt including any Credit Agreement as defined in clause (c) of the definition thereof, that, in the case of this clause (C), are secured equally and ratably with the Credit Facility Obligations by a First Lien that was expressly permitted to be incurred and so secured under each then outstanding Credit Agreement; provided that the foregoing provisions of preceding clause (B) shall not be construed to permit general basket Indebtedness or Lien baskets to be used to provide equal and ratable security as First Lien Debt in each case unless the respective provisions in each then outstanding Credit Agreement (if any) expressly provide that equal and ratable liens on the Collateral with the Credit Facility Obligations shall be permitted; and provided further that in the case of any Indebtedness or other obligations referred to in this clause (2):

(a)           on or before the date on which such Indebtedness is (or other obligations are) incurred by any Loan Party (or on or about the date of the Collateral Agency and Intercreditor Agreement in respect of any such Indebtedness that is (or any such other obligations that were) incurred prior to the date of the Collateral Agency and Intercreditor Agreement and constitute(s) Secured Debt), such Indebtedness is (or other obligations are) designated by the Borrower, in a certificate of a Responsible Officer delivered to the Collateral Agent, as “First Lien Debt” for the purposes of the Secured Debt Documents; provided that no obligation or Indebtedness may be designated as both Second Lien Debt and First Lien Debt;

(b)           such Indebtedness is (or other obligations are) evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument that includes a Lien Sharing and Priority Confirmation, or such Indebtedness is (or other obligations are) subject to a Lien Sharing and Priority Confirmation; and

(c)           is designated as First Lien Debt in accordance with the requirements of the Collateral Agency and Intercreditor Agreement.

In addition to the foregoing, all obligations owing to the Collateral Agent in its capacity as such, whether pursuant to the Collateral Agency and Intercreditor Agreement or one or more of the Security Documents, First Lien Documents or Second Lien Documents, shall in each case be deemed to constitute First Lien Debt (although there shall be no separate Series of First Lien Debt as a result thereof) and First Lien Obligations (with the obligations described in this sentence being herein called “Collateral Agent Obligations”), which Collateral Agent Obligations shall be entitled to the priority provided in clause FIRST of Section 3.4 of the Collateral Agency and Intercreditor Agreement.

“First Lien Documents”:  this Agreement, the Existing Credit Agreement, the indenture governing the 2017 Notes, the indenture governing the 2019 Notes, the indenture governing the 2020 Notes, the indenture governing the

2021 Notes, each agreement or instrument relating to any Specified Cash Management and Swap Obligations and each other agreement or instrument governing, or relating to, any First Lien Debt and the First Lien Security Documents.

“First Lien Eligible Commodity Hedge Financing Agreements”:  any Eligible Commodity Hedge Financing (and agreements and instruments governing or relating thereto) which has become First Lien Debt in accordance with clause (2) of the definition of “First Lien Debt” contained herein.

“First Lien Eligible Commodity Hedge Financing Obligations”:  all obligations under First Lien Eligible Commodity Hedge Financing Agreements.

“First Lien Hedging Obligations”:  all Specified Swap Obligations and all other obligations under any Commodity Hedge Agreement, Eligible Commodity Hedge Agreement or Swap Agreement which, in any case, constitutes First Lien Debt in accordance with clause (2) of the definition of “First Lien Debt” contained herein.

“First Lien Obligations”:  any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the First Lien Documents, including, without limitation, all outstanding Credit Facility Obligations, Guaranty Reimbursement Obligations, Specified Cash Management Obligations, First Lien Hedging Obligations, First Lien Eligible Commodity Hedge Financing Obligations and such obligations in respect of any other series of First Lien Debt issued or outstanding after the date of this Agreement.  As provided in the last sentence of the definition of “First Lien Debt,” all Collateral Agent Obligations shall constitute First Lien Obligations.

“First Lien Representative”:  (1) in the case of this Agreement, the Administrative Agent or (2) in the case of any other Series of First Lien Debt, the respective creditor or any trustee, agent or representative thereof designated in the respective Series of First Lien Debt.

“First Lien Security Documents”:  the Security Documents (other than any Security Documents that do not secure the First Lien Obligations).

“Foreign Subsidiary”:  any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States.

“Fronting Bank”:  Deutsche Bank AG New York Branch, Union Bank, N.A., or any other Lender reasonably satisfactory to the Administrative Agent and the Borrower, or any of their respective affiliates, in their respective capacity as issuers of the Letters of Credit; provided that, if any Extension or Extensions of Revolving Commitments is or are effected in accordance with Section 2.27, then on the day five (5) Business Days prior to the occurrence of the Original Termination Date and on each later date which is or was at any time five (5) Business Days prior to a Termination Date with respect to Revolving Commitments (each of the Original Termination Date and any such later Termination Date, a “Fronting/Swingline Termination Date”), each Fronting Bank at such time shall have the right to resign as a Fronting Bank on, or on any date within 20 Business Days after, the respective Fronting/Swingline Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the respective entity so resigning shall retain all of its rights hereunder and under the other Loan Documents as a Fronting Bank with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder.  If at any time and for any reason (including as a result of resignations as contemplated by the last proviso to the preceding sentence), each Fronting Bank has resigned in such capacity in accordance with the preceding sentence, then no Person shall be a Fronting Bank hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as Fronting Bank hereunder.

“Fronting Bank Sublimit”:  (x) with respect to Deutsche Bank AG New York Branch, Letter of Credit Outstandings at any time not to exceed in the aggregate the Dollar Equivalent of $750,000,000, (y) with respect to Union Bank, N.A., Letter of Credit Outstandings at any time not to exceed in the aggregate the Dollar Equivalent of $375,000,000 and (z) with respect to each other Fronting Bank party hereto from time to time, Letter of Credit Outstandings at any time not to exceed in the aggregate the Dollar Equivalent of an amount to be agreed between the Borrower and such Fronting Bank (upon notice to the Administrative Agent) and in any case of clause (x), (y) or (z), such other amount to be agreed in writing between the Borrower and such Fronting Bank.

“Fronting/Swingline Termination Date”:  the meaning set forth in the definition of Fronting Bank.

“Funding Office”:  the office of the Administrative Agent specified in Section 9.2(a) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.6, GAAP shall be determined on the basis of such principles in effect on the Closing Date and consistent with those used in the preparation of the most recent audited financial statements of the Borrower prior to the Closing Date (and without giving effect to any “Accounting Change” (as defined below), unless otherwise provided in an amendment entered into as contemplated below).  In the event that any Accounting Change shall occur and such change has a material impact on any of the calculations of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Geysers Entities”:  the collective reference to the following Subsidiaries of the Borrower:  Anderson Springs Energy Company, Thermal Power Company, Geysers Power I Company, Geysers Power Company, LLC and Calpine Calistoga Holdings, LLC.

“Governmental Authority”:  the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors”:  any Person that pledges any Collateral under the Security Documents to secure any Secured Obligation.

“GS Bank”:  the meaning set forth in the preamble to this Agreement.

“Guarantee”:  a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantee and Collateral Agreement”:  that certain Guarantee and Collateral Agreement, dated as of January 31, 2008, and as amended and restated as of December 10, 2010 (as further amended, amended and restated, supplemented or otherwise modified from time to time), by and among the Borrower, the other guarantors and Grantors from time to time party thereto and the Collateral Agent.

“Guarantors”:  any Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement, and its successors and assigns, in each case, until the Guarantee of such Person under the Guarantee and Collateral Agreement has been released in accordance with the provisions of this Agreement, the Guarantee and Collateral Agreement or the Collateral Agency and Intercreditor Agreement.

“Guaranty Reimbursement Obligations”:  all obligations of the Loan Parties under Section 2 of the Guarantee and Collateral Agreement.

“Hedge Agreement”:  any agreement or instrument governing or relating to any First Lien Hedging Obligations.

“Hedge Outstanding Amount”:  for any Hedge Agreement on any date of determination, an amount determined in good faith by the applicable First Lien Representative equal to:  (a) in the case of a Hedge Agreement documented pursuant to a Master Agreement, the amount, if any, that would be or is payable by the applicable obligor to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement were being terminated early on such date of determination due to a “Termination Event,” “Event of Default,” “Additional Event of Default,” or “Additional Termination Event,” (ii) the obligor party thereto were the sole “Affected Party,” and (iii) the applicable First Lien Representative were the sole party determining such payment amount (with the applicable First Lien Representative making such determination reasonably in accordance with the provisions of the above-described Master Agreement); (b) in the case of a Hedge Agreement traded on a national exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the obligor party to such Hedge Agreement reasonably determined by the applicable First Lien Representative based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the obligor party to such Hedge Agreement reasonably determined by the applicable First Lien Representative as the amount, if any, by which (i) the present value of the future cash flows to be paid by the applicable obligor exceeds (ii) the present value of the future cash flows to be received by such obligor pursuant to such Hedge Agreement.

“Incremental Revolving Facilities”:  the meaning set forth in Section 2.25(a).

“Incremental Revolving Facility Amendment”:  the meaning set forth in Section 2.25(b)(ii).

“Incremental Revolving Loans”:  the meaning set forth in Section 2.25(a).

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person, (h) all guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) all obligations of such Person in respect of Swap Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  For purposes hereof, preferred Capital Stock issued by the Borrower shall not constitute Indebtedness hereunder unless it constitutes Disqualified Capital Stock.

“Indemnitee”:  the meaning set forth in Section 9.5.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvency or Liquidation Proceeding”:

(1)           any case commenced by or against any Loan Party under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Loan Party, any receivership or assignment for the benefit of creditors relating to any Loan Party or any similar case or proceeding relative to any Loan Party or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Loan Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of any Loan Party are determined and any payment or distribution is or may be made on account of such claims.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property of any Loan Party, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”:  (a) as to any Base Rate Loan (including any Swingline Loan), the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, (a) with respect to all Loans borrowed or converted on or after the Closing Date, initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all relevant Lenders, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all relevant Lenders, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 10:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii)the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

               (iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“ISP”:  International Standby Practices 1998 (International Chamber of Commerce Publication Number 590) and any subsequent version thereof adhered to by the Fronting Bank.

“Joint Lead Arrangers”:  Goldman Sachs Bank USA, Barclays Capital, the investment banking division of Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., RBC Capital Markets, LLC (previously RBC Capital Markets Corporation), RBS Securities Inc., UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (as successor by merger with Banc of America Securities LLC), ING Capital LLC and Union Bank, N.A.

“Junior Lien Agreement”:  any agreement which governs the terms of any Junior Lien Indebtedness permitted to be incurred under Section 6.1.

“Junior Lien Indebtedness”:  Indebtedness of the Borrower and/or any Subsidiary that is secured by Liens junior to the Liens securing the Obligations of the Loan Parties under this Agreement; provided that the priority of such Liens and the ability of the lenders or holders of such Indebtedness to exercise rights and enforce remedies in respect of such Liens are subject to the Collateral Agency and Intercreditor Agreement or any other intercreditor agreement that provides for the subordination (including related intercreditors’ rights) of such Junior Lien Indebtedness at least to the same extent that the Second Lien Debt is subordinated to the First Lien Debt pursuant to the Collateral Agency and Intercreditor Agreement, as determined by the Borrower in good faith.

“L/C Application”:  an application, in such form as the Fronting Bank may reasonably specify from time to time, requesting the Fronting Bank to issue a Letter of Credit.

“L/C Cash Collateral Account”:  the account established by the Borrower under the sole and exclusive control of the Collateral Agent maintained at the office of the Collateral Agent at Eleven Madison Avenue, New York, New York 10010, designated as the “Calpine Corporation L/C Cash Collateral Account” or similar title, which shall be used solely for the purposes set forth in Section 2.5(b).

“L/C Commitment”:  $750,000,000.

“Legal Holiday”:  a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

“Lenders”:  the meaning set forth in the preamble to this Agreement.

“Lender Default”:  (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available when required its portion of any incurrence of Revolving Loans or reimbursement obligations under Section 2.4(c) or 2.5(f), which refusal or failure is not cured within three Business Days after the date of such refusal or failure, unless the subject of a good faith dispute; (ii) the failure of any Lender to pay over to the Administrative Agent, any Fronting Bank or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute; or (iii) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event”:  with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Letter of Credit Fees”:  the fees payable in respect of Letters of Credit pursuant to Section 2.23.

“Letter of Credit Outstandings”:  at any time, an amount equal to the sum of (a) the then Dollar Amount of the aggregate then undrawn and unexpired face amount of the then outstanding Letters of Credit then outstanding plus (b) the then Dollar Amount of the aggregate amounts theretofore drawn under Letters of Credit and not then reimbursed.

“Letter of Credit Request”:  the meaning set forth in Section 2.6.

“Letters of Credit”:  any standby or trade letter of credit issued pursuant to Section 2.6 which letter of credit shall be (a) for such purposes as are consistent with the terms hereof, (b) denominated in Dollars or any Alternative Currency and (c) otherwise in such form as may be reasonably approved from time to time by the Fronting Bank.

“Lien”:  with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation”:

(1)           as to any Series of First Lien Debt, the written agreement of the holders of such Series of First Lien Debt, or their applicable First Lien Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such Series of First Lien Debt (or in a separate writing binding upon holders of such Series of First Lien Debt), for the enforceable benefit of all holders of each existing and future Series of First Lien Debt, each existing and future First Lien Representative, all holders of each existing and future Series of Second Lien Debt and each existing and future Second Lien Representative:

(a)           that all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Borrower or any other Grantor to secure any obligations in respect of such Series of First Lien Debt, whether or not upon property otherwise constituting collateral for such Series of First Lien Debt, and that all such First Liens will be enforceable by the Collateral Agent for the benefit of all holders of First Lien Obligations equally and ratably;

(b)           that the holders of obligations in respect of such Series of First Lien Debt are bound by the provisions of the Collateral Agency and Intercreditor Agreement, including, without limitation, (x) the provisions relating to the ranking of First Liens and the order of application of proceeds from enforcement of First Liens and (y) Section 8.22 thereof; and

(c)           consenting to and directing the Collateral Agent to perform its obligations under the Collateral Agency and Intercreditor Agreement and the other Security Documents; and

(2)           as to any Series of Second Lien Debt, the written agreement of the holders of such Series of Second Lien Debt, or their applicable Second Lien Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such Series of Second Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Second Lien Debt, each existing and future Second Lien Representative, all holders of each existing and future Series of Second Lien Debt and each existing and future Second Lien Representative:

(a)           that all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by the Borrower or any other Grantor to secure any obligations in respect of such Series of Second Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Second Lien Debt, and that all such Second Liens will be enforceable by the Collateral Agent for the benefit of all holders of Second Lien Obligations equally and ratably;

(b)           that the holders of obligations in respect of such Series of Second Lien Debt are bound by the provisions of the Collateral Agency and Intercreditor Agreement, including, without limitation, (x) the provisions relating to the ranking of Second Liens and the order of application of proceeds from the enforcement of Second Liens and (y) Section 8.22 thereof; and

(c)           consenting to and directing the Collateral Agent to perform its obligations under the Collateral Agency and Intercreditor Agreement and the other Security Documents.

“Limited Recourse Debt”:  Indebtedness of a Project Subsidiary or Project Subsidiaries (or a Subsidiary or Subsidiaries directly or indirectly holding the Capital Stock of one or more of such Project Subsidiaries) that is incurred to finance the improvement, installment, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the applicable Project or Projects, or to refinance existing such Indebtedness, with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets (and revenues and proceeds from such assets) associated with or ancillary to such Project or Projects (which in any event shall not include assets held by any Subsidiary other than a Subsidiary, if any, whose sole business is the ownership and/or operation of such Project or Projects (or the direct or indirect ownership of one or more of the relevant Project Subsidiaries) and substantially all of whose assets are associated with or ancillary to such Project or Projects) in respect of which such Indebtedness was incurred and/or (ii) such Subsidiary or Subsidiaries, and/or such Project Subsidiary or Project Subsidiaries and/or the Capital Stock in one or more of such entity or entities, but in the case of clause (ii) only if such Subsidiary’s or Project Subsidiary’s sole business is the ownership and/or operation of such Project or Projects (or the direct or indirect ownership of one or more of the relevant Project Subsidiaries) and substantially all of such Subsidiary’s or Project Subsidiary’s assets are associated with or ancillary to such Project or Projects.  For purposes of this Agreement, the Collateral Agency and Intercreditor Agreement and the Guarantee and Collateral Agreement, Indebtedness of a Subsidiary of the Borrower shall not fail to be Limited Recourse Debt by reason of the holders of such Limited Recourse Debt having recourse to the Borrower or another Subsidiary of the Borrower pursuant to a performance guarantee, so long as such performance guarantee is permitted under this Agreement.

“Loan”:  any loan made by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Security Documents and, after execution and delivery thereof pursuant to the terms of this Agreement, each Note, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”:  the Borrower and the Guarantors.

“Mandatory Prepayment Date”:  the meaning set forth in Section 2.14(c).

“Master Agreement”:  any Master Agreement published by the International Swap and Derivatives Associations, Inc.

“Material Adverse Effect”:  a material adverse effect on (a) the business, financial condition, results of operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of the Loan

Documents taken as a whole or (d) the material rights and remedies available to, or conferred upon, the Lenders, any Fronting Bank, the Administrative Agent and the Collateral Agent under the other Loan Documents, taken as a whole (it being understood that any event or condition described in Section 7(i) or (j) hereof that would not give rise to a Default or Event of Default thereunder shall not constitute a Material Adverse Effect under preceding clause (c) or (d)).

“Material Project Subsidiaries”:  the collective reference to the following Subsidiaries of the Borrower:  Calpine Steamboat Holdings, LLC, Metcalf Holdings, LLC and Blue Spruce Energy Center, LLC, and all of their respective direct and indirect Subsidiaries.

“Material Subsidiaries”:  the collective reference to the following Subsidiaries of the Borrower:  the Geysers Entities, Calpine Energy Services Holdings, Inc., Calpine Calgen Holdings, Inc., Calpine CCFC Holdings, Inc., CPN Energy Services GP, Inc., CPN Energy Services LP, Inc., Calpine Riverside Holdings, LLC, and the Material Project Subsidiaries and all of their respective direct and indirect Subsidiaries (excluding, for the avoidance of doubt, California Peaker Holdings, LLC and its Subsidiaries and South Point Holdings, LLC and its Subsidiaries), and each of the Calpine Power Company, Calpine Operations Management Company, Inc., Calpine Administrative Services Company, Inc. and Calpine Fuels Operation; it being understood that any Subsidiary into which any Material Subsidiary merged or otherwise consolidated or any Subsidiary to which all or substantially all of the assets of any Material Subsidiary are transferred or otherwise disposed shall constitute a Material Subsidiary for all purposes under this Agreement.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, or asbestos, or polychlorinated biphenyls or any other chemicals, substances, materials, wastes, pollutants or contaminants in any form, regulated under any Environmental Law.

“Metcalf Refinancing Facility”:  a credit facility with Metcalf Energy Center, LLC, as borrower, in a maximum original principal amount not to exceed $400,000,000, entered into to (among other things) repay or redeem outstanding indebtedness and preferred securities of Metcalf Energy Center, LLC.

“Minimum Extension Condition”:  the meaning set forth in Section 2.27(b).

“Moody’s”:  Moody’s Investors Services, Inc., or its successor.

“Mortgaged Property”:  the real properties of the Borrower or any Guarantor, as to which the Collateral Agent for the benefit of the Secured Parties is or shall be granted a Lien pursuant to the Mortgages.

“Mortgages”:  collectively, each of the mortgages and deeds of trust, as amended, identified on Schedule 1.1C hereto, together with each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties referred to therein, as may be amended, restated, supplemented or otherwise modified from time to time (including the Fifth Amendment to Mortgage).

“MSSF”:  the meaning set forth in the preamble to this Agreement.

“Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”:  in connection with any Designated Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, commissions, foreign exchange charges to the extent such proceeds are paid in a currency other than Dollars, amounts required to be applied to the repayment of Indebtedness under the Existing Credit Agreement, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset that is the subject of such Designated Asset Sale (other than any Lien pursuant to a Security Document or securing any Junior Lien Indebtedness), amounts from any such Designated Asset Sale required to be otherwise applied to the obligations under the applicable PPA, amounts required to be applied to the repayment of mandatorily redeemable preferred Capital Stock permitted hereunder, amounts used in respect of any condemnation, property loss or casualty payment to the extent used to pay actual liabilities or losses in respect of such condemnation, property loss or casualty payments or to pay amounts required to be paid with such condemnation, property loss or casualty payments under the terms of Contractual Obligations then in effect and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any liability reserves established in respect of such Designated Asset Sale in accordance with GAAP (it being understood that any amounts placed in such reserve that are not actually paid shall be deemed to be Net Cash Proceeds hereunder and applied to prepay the Loans under Section 2.14(c) at the time that the Borrower determines, in its good faith judgment, that such amounts no longer are required to be in such reserve and are not required to be applied to pay the relevant liabilities).

“Non-Excluded Taxes”:  the meaning set forth in Section 2.19(a).

“Notes”:  the collective reference to any promissory note evidencing Loans.

“obligations”:  any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligations”:  the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and the Letter of Credit Outstandings and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent, any Fronting Bank or to any Lender (or, in the case of Specified Swap Obligations and Specified Cash Management Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Obligation, any Specified Cash Management Obligation or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Original Loan”:  each “Revolving Loan” outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Closing Date.

“Original Revolving Commitment”:  each “Revolving Commitment” (as defined under the Existing Credit Agreement) in effect under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Closing Date.

“Original Termination Date”:  December 10, 2015.

“Other Taxes”:  any and all present or future stamp or documentary Taxes or any other excise, property or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participants”:  the meaning set forth in Section 9.6(c).

“Patriot Act”:  the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001, as amended.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Liens”:

(1)           Liens that are First Liens (a) securing (equally and ratably as provided in the Collateral Agency and Intercreditor Agreement with the Credit Facility Obligations) obligations outstanding on the Closing Date (and interest, fees and other amounts owed from time to time thereafter with respect thereto) that constitute First Lien Debt or First Lien Obligations under the Collateral Agency and Intercreditor Agreement as of the Closing Date, (b) securing the Credit Facility Obligations and securing (equally and ratably as provided in the Collateral Agency and Intercreditor Agreement with the Credit Facility Obligations) Specified Cash Management Obligations, Specified Swap Obligations, obligations under Eligible Commodity Hedge Agreements, obligations under Eligible Commodity Hedge Financings, and permitted refinancings of First Lien Debt, including any Credit Agreement as defined in clause (b) of the definition thereof, (c) securing (equally and ratably as provided in the Collateral Agency and Intercreditor Agreement with the Credit Facility Obligations) obligations that constitute First Lien Debt, in each case permitted to be incurred pursuant to Section 6.1(a), 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iii), 6.1(c)(iv), 6.1(c)(v), 6.1(c)(vi) and/or 6.1(c)(vii); and (d) securing all other First Lien Obligations;

(2)           Liens securing (a) Second Lien Debt and (b) all other Second Lien Obligations, which Liens are made junior to the First Lien Obligations pursuant to the Collateral Agency and Intercreditor Agreement;

(3)           Liens securing Junior Lien Indebtedness and all obligations with respect thereto;

(4)           Liens on the property or assets of the Borrower or any Subsidiary of the Borrower in favor of any Loan Party;

(5)           Liens on property (including Capital Stock) existing at the time of acquisition of the property (including Capital Stock) by the Borrower or any Subsidiary of the Borrower; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(6)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(7)           Liens to secure the performance of bids, trading contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business; provided that, for the avoidance of doubt, Liens (including, without limitation, rights of set-off) on (i) deposits and (ii) revenues under trading contracts, in each case in favor of counterparties under such trading contracts and other obligations incurred in the ordinary course of business (including trading counterparties, brokerages, clearing houses, utilities, systems operators and similar entities) shall be permitted and shall be permitted to be first priority Liens on such collateral;

(8)           Liens existing on the 2021 Notes Issue Date and Liens on assets of the Borrower or any of its Subsidiaries securing obligations incurred to refinance, replace, refund, renew or extend obligations (and obligations refinancing such obligations) secured by Liens existing on the 2021 Notes Issue Date; provided that the Liens securing such obligations shall attach only to the assets that were subject to Liens securing the obligations so refinanced, replaced, refunded, renewed or extended;

(9)           licenses, leases or subleases granted to third parties not interfering in any material respect with the business of the Borrower and any of its Restricted Subsidiaries;

(10)           Liens for taxes, assessments or charges not yet due or delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP as in effect from time to time;

(11)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other similar Liens arising in the ordinary course of business which in the aggregate do not materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries and are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP as in effect from time to time;

(12)           easements, rights-of-way, restrictions, zoning ordinances and other similar encumbrances incurred in the ordinary course of business which, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and any of its Restricted Subsidiaries;

(13)           any interest or title of a licensor, lessor or sublessor under any lease;

(14)           Liens created for the benefit of (or to secure) the Obligations;

(15)           Liens arising in the ordinary course of business to secure liability (in an amount not in excess of the premium for such insurance) for premiums to insurance carriers;

(16)           filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or capital leases;

(17)           bankers’ Liens and similar Liens (including rights of set-off) in respect of bank deposits;

(18)           Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19)           Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(21)           good faith deposits made in connection with (a) any acquisition (whether pursuant to an acquisition of Capital Stock, assets or otherwise) by the Borrower or any of its Subsidiaries from any Person of all or substantially all of the assets of a Person or a line of business of a Person or (b) any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution, or purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or any other investment;

(22)           Liens on assets of any Subsidiary of the Borrower or Project Subsidiary and/or on the Capital Stock of such Subsidiary or Project Subsidiary, in each case to the extent such Liens secure Limited Recourse Debt;

(23)           any Lien existing on any property or asset prior to the acquisition thereof (or the acquisition of, or merger or consolidation with, the Person owning such property or asset) by the Borrower or any of its Subsidiaries, and any Lien securing obligations incurred to refinance, replace, refund, renew or extend the obligations secured by such Liens; provided that in each case (i) such Lien is not created in contemplation or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any of its Subsidiaries (other than fixtures and improvements on any such real property), and (iii) the principal amount of any Indebtedness secured by such Liens shall not be increased

(except by the amount of premiums, penalties, accrued and unpaid interest, fees and expenses associated with such refinancing, replacement, refunding, renewal or extension of such Indebtedness);

(24)           utility and similar deposits made by the Borrower or its Subsidiaries in the ordinary course of business;

(25)           Permitted PPA Counterparty Liens, subject to a PPA Intercreditor Agreement;

(26)           Liens securing (a) Capital Lease Obligations and (b) other Indebtedness of the Borrower or any of its Subsidiaries incurred to finance all or any part of the acquisition, lease, construction, installation or improvement of any assets, and any refinancing, replacement, refunding, renewal or extension of any such Indebtedness without any increase thereof, in an aggregate amount, together with all other Capital Lease Obligations and Indebtedness secured by Liens pursuant to this clause (26) not to exceed $150,000,000 at any one time outstanding, so long as (i) such Liens are initially created or arise prior to or within the 90 days after the completion of such acquisition, lease, construction, installation or improvement and (ii) such Liens do not attach to assets of the Borrower or any Subsidiary other than the relevant assets acquired, leased, constructed, installed or improved;

(27)           Liens of sellers of goods, gas or oil to the Borrower or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or under other state statutes in the ordinary course of business, covering only the goods, gas or oil sold and covering only the unpaid purchase price for such goods, gas or oil and related expenses;

(28)           Liens securing the CalGen Makewhole Payment, if any;

(29)           Liens securing the Blue Spruce Refinancing Facility and the Metcalf Refinancing Facility, provided that in each case the Liens securing such obligations shall attach only to the assets that were subject to Lien securing the obligations refinanced, replaced, refunded, renewed or extended by the Blue Spruce Refinancing Facility or the Metcalf Refinancing Facility, as applicable;

(30)           Liens on all or substantially all of the assets of any Subsidiary of the Borrower that was a debtor under the Bankruptcy Code immediately after the date of the Existing Credit Agreement, which Subsidiary has not emerged from its Case to the extent such Liens secure the obligations of such bankrupt Subsidiaries under loans made to them and permitted under the Existing Credit Agreement as in effect immediately prior to the Closing Date; provided that such Liens shall be terminated and released as of the date that such Subsidiary emerges from its Case;

(31)           any Lien created in favor of a partner, co-joint venturor or co-owner in connection with any partnership agreement, joint venture agreement or other joint ownership agreement or arrangement with such party related to the interests or shares in, assets of, distributions from, product derived from, sales proceeds payable in respect of, revenues from and tariffs payable in respect of such partnership, joint venture or other joint ownership agreement or arrangement, including, without limitation, any rights of first offer, first refusal or first negotiation, any rights of purchase and any similar rights and encumbrances and restrictions on transfer granted with respect to such interests, shares, assets, distributions, products, sales proceeds, revenues and tariffs;

(32)           Liens securing Indebtedness or other obligations in an aggregate amount, together with all other Indebtedness and other obligations secured by Liens pursuant to this clause (32), not to exceed $100,000,000 at any one time outstanding; and

(33)           with respect to any Mortgaged Property that is leased, subleased, held by or benefitting from, an easement agreement,  (i) the lease, sublease or easement agreement, as applicable, and the interest or title of the lessor, sublessor or grantor thereunder and (ii) any Liens encumbering the title of such lessor, sublessor or grantor, as applicable, in the Mortgaged Property arising after the date hereof and subordinate in all respects to the Lien granted and evidenced by the Mortgages.

“Permitted PPA Counterparty Lien”:  a Lien granted by the Borrower or any of its Subsidiaries in favor of a PPA Counterparty under a PPA; provided that all of the following conditions are satisfied:

(1)           the PPA Counterparty shall not be an Affiliate of the Borrower or any of its Subsidiaries;

(2)           the Lien shall not secure any Indebtedness and (a) shall have been granted solely to secure the performance obligations of the applicable Project Subsidiary under the PPA and/or any obligations of such Project Subsidiary to make a termination payment under the PPA, or (b) shall create rights designed to enable the PPA Counterparty to assume operational control of the relevant Eligible Facility or Eligible Facilities (e.g., step-in rights) or otherwise continue performance of the Project Subsidiary’s obligations under the PPA;

(3)           the PPA Counterparty shall be permitted to exercise its rights and remedies solely with respect to the assets subject to such Lien only:

(a)           for so long as the PPA Counterparty remains current with respect to all of its payment obligations under the PPA and shall not otherwise be in a continuing default under the PPA;

(b)           if the PPA Counterparty continues to acknowledge the existence of the Liens securing the obligations (unless and until the Liens securing the obligations are eliminated in connection with a foreclosure of the Lien as contemplated by clause (4) of this definition); and

(c)           if either (i) the Project Subsidiary has terminated, rejected or repudiated the PPA (including, without limitation, any rejection or similar act by or on behalf of such Project Subsidiary in connection with any case under the Bankruptcy Code) or (ii) the Project Subsidiary (A) provides or delivers capacity or energy to a third party if such Project Subsidiary is required under the PPA to provide or deliver such capacity or energy to the PPA Counterparty, (B) fails to operate or attempt to operate one or more of the relevant Eligible Facilities at a time when the Project Subsidiary was required under the PPA to operate or attempt to operate such Eligible Facility or Eligible Facilities and such operation is not prevented by force majeure, forced outage or other events or circumstances outside the reasonable control of the Person responsible therefor, (C) fails to comply with any provisions of the PPA designed to enable the PPA Counterparty to assume operational control of the relevant Eligible Facility or Eligible Facilities (e.g., step-in rights) or otherwise take actions necessary to continue performance of Project Subsidiary’s obligations under the PPA, in each case to the extent the Project Subsidiary is then capable of complying with such provisions, (D) fails to pay to the PPA Counterparty any amount due and payable in accordance with the terms and conditions of the PPA, or (E) otherwise intentionally breaches its obligations under the PPA;

(4)           the PPA Counterparty’s exercise of its rights with respect to the Lien shall be limited to (a) the taking of actions pursuant to any provisions of the PPA designed to enable the PPA Counterparty to assume operational control of the relevant Eligible Facility or Eligible Facilities (e.g., step-in rights) or otherwise necessary to continue performance of Project Subsidiary’s obligations under the PPA or (b) the recovery of any termination payment due under the PPA; and

(5)           the PPA Counterparty shall have executed and delivered a PPA Intercreditor Agreement.

“Permitted Refinancing Indebtedness”:  any Indebtedness that constitutes First Lien Debt issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness that constitutes First Lien Debt; provided that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on such Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith).

“Permitted Replacement Commitment”:  any letters of credit, similar obligations and/or commitment to lend or provide Indebtedness that replaces any then-existing letters of credit, similar obligations or undrawn and unutilized commitment to lend or provide Indebtedness, in each case, that would constitute First Lien Debt; provided that the maximum principal amount of the replacement letters of credit, similar obligations and commitments may not exceed the maximum principal amount of the then-existing letters of credit, similar obligations and commitments.

“Person”:  any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”:  the meaning set forth in Section 5.1.

“PPA”:   an agreement (including a tolling agreement, fuel conversion services agreement or other similar agreement) entered into by a Subsidiary for the sale of capacity or energy (and services ancillary or related thereto) from one or more of the Projects.

“PPA Counterparty”:   a counterparty to a PPA.

“PPA Intercreditor Agreement”:  an intercreditor agreement that provides for the following:  (a) notice by the Borrower to the relevant PPA Counterparty of defaults, events of default and any exercise of remedies by the Lenders or an Act of Required Debtholders in connection therewith, (b) the right of the PPA Counterparty to exercise step-in rights, (c) notice to the Administrative Agent of any defaults under the relevant PPA, (d) standstill provisions relating to the exercise of remedies by the PPA Counterparty, (e) the right of the Lenders or an Act of Required Debtholders to cure defaults under the relevant PPA without assuming the PPA or taking possession of the Project, (f) the right of the Lenders or an Act of Required Debtholders to cure defaults under the relevant PPA by stepping in, assuming the contract and curing “curable” defaults, (g) the right of the applicable Secured Parties to provide alternative collateral (e.g., letter of credit) in lieu of Permitted PPA Counterparty Liens, (h) the establishment of a payment waterfall absent special actions by the PPA Counterparty and the Lenders or an Act of Required Debtholders, and (i) is otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Prepayment Amount”:  the meaning set forth in Section 2.14(c).

“Prepayment Notice”:  the meaning set forth in Section 2.14(c).

“Prime Rate”:  the rate of interest announced by GS Bank from time to time as its prime rate.  The Prime Rate is a reference rate and does not necessarily represent the lowest rate actually charged to any customer.  GS Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Project”:  any (a) electrical generation plant, (b) cogeneration plant, (c) facility for the exploration or drilling for fuel or other resources, or for the development, storage, transport or transmission of, electricity, steam, fuel, syngas or other resources for the generation of electricity or (d) facility engaged in another line of business in which the Borrower and its Subsidiaries are permitted to be engaged hereunder, in each case for which a Subsidiary or Subsidiaries of the Borrower was, is or will be (as the case may be) an owner, lessee, operator, manager, developer or builder, and shall also mean any two or more of such plants or facilities in which an interest has been acquired in a single transaction; provided that a Project shall cease to be a Project of the Borrower and its Subsidiaries at such time that the Borrower or any of its Subsidiaries ceases to have any existing or future rights or obligations (whether direct or indirect, contingent or matured) associated therewith.

“Project Subsidiary”:  any Subsidiary of the Borrower whose sole business is the ownership and/ or operation of a Project or Projects and substantially all of the assets of which are associated with or acquired or utilized in such Project.

“Projections”:   the meaning set forth in Section 5.2(c).

“Prudent Industry Practice”:  those practices or methods as are commonly used or adopted by Persons in power generation industry in the United States, in connection with the conduct of such industry, in each case as such practices or methods may evolve from time to time, consistent with all applicable requirements of law.

“Public Lender”:   the meaning set forth in Section 9.15.

“Qualified Cash Management Creditors”:  any Person to whom Cash Management Obligations are owed, in each case so long as such Person was a Lender under this Agreement or a lender under another Credit Agreement or an Affiliate of a Lender under this Agreement or of a lender under another Credit Agreement, at the time the respective services or extensions of credit giving rise to such Cash Management Obligations were provided or incurred.

“Refunded Swingline Loans”:  the meaning set forth in Section 2.4(b).

“Register”:  the meaning set forth in Section 9.6(b)(iv).

“Regulation U”:  Regulation U of the Board of Governors as in effect from time to time.

“Related Persons”:   with respect to any Indemnitee, any Affiliate of such Indemnitee and any officer, director, employee, representative or agent of such Indemnitee or Affiliate thereof, in each case that has provided any services in connection with the transactions contemplated under this Agreement and the other Loan Documents.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under any regulation promulgated by the PBGC.

“Required Intercreditor Actions”:  the meaning set forth in Section 4.1(m).

“Required Lenders”:  at any time, Lenders holding more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Aggregate Revolving Outstandings then outstanding; provided that the Revolving Commitment of, and the portion of the Aggregate Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”:  as to any Person, the certificate of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  the chief executive officer, president, any executive vice president or Financial Officer of the Borrower, but in any event, with respect to financial matters, a Financial Officer of the Borrower.

“Restricted Subsidiary”:  any Subsidiary that is a Guarantor.

“Restructuring Costs”:   non-recurring and other one-time costs incurred by the Borrower or its Subsidiaries in connection with the reorganization of its and its Subsidiaries’ business, operations and structure in respect of (a) the implementation of ongoing operational initiatives, (b) plant closures, plant “moth-balling” or consolidation, relocation or elimination of offices operations, (c) related severance costs and other costs incurred in connection with the termination, relocation and training of employees, (d) legal, consulting, employee retention and other advisor fees incurred in connection with the Cases and the related Plan of Reorganization (as such terms are defined in the Existing Credit Agreement) and (e) any adequate protection payments previously consented to by the administrative agent under the Existing DIP Credit Agreement (as defined in the Existing Credit Agreement).

“Revolving Commitment”:  with respect to each Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth opposite its name on Schedule 1.1A annexed hereto under the heading “Revolving Commitment Amounts” or as may subsequently be set forth in the Register from time to time, as the same may be (x) reduced from time to time pursuant to Sections 2.12 and 2.14 or (y) increased from time to time pursuant to Section 2.25.

“Revolving Commitment Increase”:  the meaning set forth in Section 2.25(a).

“Revolving Commitment Percentage”:  at any time, with respect to each Lender, the percentage obtained by dividing its Revolving Commitment at such time by the Total Revolving Commitments at such time or, if no Revolving Commitments are then in effect, the percentage obtained by dividing the aggregate Revolving Loans outstanding of such Lender by the aggregate Revolving Loans outstanding of all the Lenders at such time; provided that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the total outstanding Revolving Extensions of Credit, the Revolving Commitment Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Lenders on a comparable basis.

“Revolving Commitment Period”:  the period from and including the Closing Date to but not including the Original Termination Date (or, with respect to any outstanding Extended Revolving Commitment, the Termination Date applicable thereto).

“Revolving Extensions of Credit”:  as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Commitment Percentage of the Letter of Credit Outstandings then outstanding and (c) such Lender’s Revolving Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”:  the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Loans”:  the meaning set forth in Section 2.1(a).

“S&P”:  Standard & Poor’s Ratings Services, or its successor.

“SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Lien”:   a Lien granted by a Security Document to the Collateral Agent for the benefit of the Second Lien Secured Parties, at any time, upon any property of the Borrower or any other Grantor to secure Second Lien Obligations.

“Second Lien Debt”:  to the extent issued or outstanding, any Indebtedness constituting Junior Lien Indebtedness; provided that in the case of any Indebtedness referred to in this definition:

(1)           on or before the date on which such Indebtedness is incurred by the Borrower or any Restricted Subsidiary, such Indebtedness is designated by the Borrower, in a certificate of a Responsible Officer delivered to the Collateral Agent, as “Second Lien Debt” for the purposes of the Secured Debt Documents; provided, that no obligation or Indebtedness may be designated as both Second Lien Debt and First Lien Debt;

(2)           such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Sharing and Priority Confirmation;

(3)           is designated as Second Lien Debt in accordance with the requirements of the Collateral Agency and Intercreditor Agreement; and

(4)           at the time of the incurrence thereof, the respective Second Lien Debt may be incurred (and secured as contemplated herein) without violating the terms of any Credit Agreement then outstanding.

“Second Lien Documents”:  collectively, the indenture, credit agreement or other agreement or instrument evidencing or governing or securing each Series of Second Lien Debt and the Second Lien Security Documents.

“Second Lien Obligations”:  any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable postdefault rate, specified in the Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Second Lien Debt.

“Second Lien Representative”:  in the case of any Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt and is appointed as a Second Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument evidencing or governing such Series of Second Lien Debt, together with its successors in such capacity; provided that in each case such Person shall have executed a joinder to the Collateral Agency and Intercreditor Agreement.

“Second Lien Security Documents”:  the Security Documents (other than any Security Documents that do not secure the Second Lien Obligations).

“Secured Debt”:  First Lien Debt and Second Lien Debt.

“Secured Debt Documents”:  the First Lien Documents and the Second Lien Documents.

“Secured Debt Representative”:  each First Lien Representative and each Second Lien Representative.

“Secured Obligations”:  First Lien Obligations and Second Lien Obligations.

“Secured Parties”:  the holders of First Lien Debt (including their Secured Debt Representatives) and the holders of Second Lien Debt (including their Secured Debt Representatives).

“Securities Act”:  means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Documents”:  the Collateral Agency and Intercreditor Agreement, the Guarantee and Collateral Agreement, each Lien Sharing and Priority Confirmation, the Mortgages, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Borrower or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 8.1 of the Collateral Agency and Intercreditor Agreement.

“Series of First Lien Debt”:  severally, (1) the Indebtedness under this Agreement, (2) Indebtedness under the Existing Credit Agreement, (3) all Specified Cash Management and Swap Obligations (with each separate such item constituting a separate series of First Lien Debt, except that agreements between one or more of the same Loan Parties, on the one hand, and one or more of the same counterparties, on the other hand, shall constitute a single series of First Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties) and (4) each separate issue of Indebtedness which constitutes First Lien Debt in accordance with clause (2) of the definition thereof contained herein (with agreements between one or more of the same Loan Parties, on the one hand, and one or more of the same counterparties, on the other hand, constituting a single issue and a single series of First Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties).

“Series of Second Lien Debt”:  severally, each issue or series of Second Lien Debt.

“Series of Secured Debt”:  severally, each Series of First Lien Debt and each Series of Second Lien Debt.

“Significant Subsidiary”  means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement; provided that clause (3) of such definition will be disregarded.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent”:  when used with respect to any Person and its Subsidiaries, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, exceed the amount of all “liabilities of such Person and its Subsidiaries on a consolidated basis, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person and its Subsidiaries will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as such debts become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will not have, as of such date, an unreasonably small amount of capital with which to conduct their business, and (d) such Person and its Subsidiaries will be able to pay their debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Cash Management and Swap Obligations”:  a collective reference to all Specified Cash Management Obligations and all Specified Swap Obligations.

“Specified Cash Management Agreement”:  any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Guarantor and a Qualified Cash Management Creditor.

“Specified Cash Management Obligations”:  all Cash Management Obligations that are owed to one or more Qualified Cash Management Creditors.

“Specified Letters of Credit”: any Letter of Credit issued on the Closing Date to “back-stop” letters of credit issued under the Existing Credit Agreement.

“Specified Swap Agreement”:  any Swap Agreement in respect of Specified Swap Obligations.

“Specified Swap Obligations”:  all “obligations” under any Swap Agreement in respect of interest rates or currency exchange rates existing on the 2021 Notes Issue Date (to the extent it constitutes a “Specified Swap

Agreement” as defined in the Collateral Agency and Intercreditor Agreement on such date) or thereafter entered into by the Borrower or any Guarantor and any Person that is a lender under a Credit Agreement or an Affiliate of a lender under a Credit Agreement at the time such Swap Agreement is entered into.

“Stated Maturity”:  the Original Termination Date; provided that, with respect to any tranche of Extended Revolving Commitments, the Stated Maturity with respect thereto shall instead be the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender.

“Subsidiary”:  with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Swap Agreements”:  any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement.”

“Swingline Commitment”:  the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2 in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.

“Swingline Lender”:  Goldman Sachs Bank USA (or a replacement or successor Lender or affiliate thereof that agrees to act as Swingline Lender hereunder in accordance with the immediately  succeeding sentence), in its capacity as the lender of Swingline Loans; provided that, if any Extension or Extensions of Revolving Commitments is or are effected in accordance with Section 2.27, then on the occurrence of each Fronting/Swingline Termination Date, the Swingline Lender at such time shall have the right to resign as Swingline Lender on, or on any date within 20 Business Days after, the respective Fronting/Swingline Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the Borrower shall repay any outstanding Swingline Loans made by the respective entity so resigning and such entity shall not be required to make any further Swingline Loans hereunder.  If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), the Swingline Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be the Swingline Lender hereunder obligated to make Swingline Loans unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent or the Borrower agrees to act as the Swingline Lender hereunder.

“Swingline Loans”:  the meaning set forth in Section 2.3(a).

“Swingline Participation Amount”:  the meaning set forth in Section 2.4(c).

“Syndication Agent”:  as defined in the preamble.

“Taxes”:  any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”:  the earlier to occur of (a) the Stated Maturity and (b) the acceleration of the Loans and the termination of the Total Revolving Commitments in accordance with the terms hereof.  In the event that one or more Extensions are effected in accordance with Section 2.27, then the Termination Date of each tranche of Revolving Loans or Revolving Commitments shall be determined based on the respective Stated Maturity applicable thereto (except in cases where clause (b) of the preceding sentence is applicable).

“Title Datedown Product”:  the meaning set forth in Section 6.1(d).

“Title Insurance Company”:  Stewart Title Insurance Company, or such other title insurance company as shall be reasonably acceptable to the Administrative Agent.

“Total Revolving Commitments”:  at any time, the aggregate amount of the Revolving Commitments then in effect.  The Total Revolving Commitments on the Closing Date are $1,000,000,000.

“tranche”:  the meaning set forth in Section 2.27(a).

“Transferee”:  any Assignee or Participant.

“Type”:  as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“UCP”:  the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent version thereof adhered to by the applicable Fronting Bank.

“United States”:  the United States of America.

“Voting Stock”:  of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.2.           Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)           As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings) and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Whenever the context may required, any pronoun shall include the corresponding masculine, feminine and neuter forms.  References to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time to the extent permitted herein.

Except as otherwise provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

1.3.           Delivery of Notices or Receivables.  Any reference to a delivery or notice date that is not a Business Day shall be deemed to mean the next succeeding day that is a Business Day.

1.4.           Exchange Rates.  For purposes of calculating (a) the aggregate Dollar Equivalent of Letters of Credit denominated in an Alternative Currency and of unreimbursed drawings under Letters of Credit denominated in Alternative Currency outstanding at any time during any period and (b) the Dollar Equivalent of any Letters of Credit denominated in an Alternative Currency at the time of the issuance of such Letter of Credit pursuant to Section 2.5, the Administrative Agent will (i) at least once during each calendar month, (ii) at the time of each Borrowing of Loans, at the time of each issuance, increase or amendment of a Letter of Credit (other than an automatic renewal or extension for a one-year term pursuant to the provisions of such Letter of Credit), and at the time of each Cash Collateralization for any Letter of Credit denominated in an Alternative Currency, and (iii) following the occurrence and during the continuance of an Event of Default, at such additional times as it in its sole discretion determines to be appropriate to do so, determine the respective rate of exchange into Dollars of such Alternative Currency (which rate of exchange shall be based upon the Exchange Rate in effect on the date of such determination).  Such rates of exchange so determined on each such determination date shall, for purposes of the calculations described in the preceding sentence, be deemed to remain unchanged and in effect until the next such determination date.

SECTION 2

Amount and Terms of Loans and Commitments

2.1.           Revolving Commitments.

(a)           Subject to the terms and conditions hereof, each Lender, severally and not jointly with the other Lenders, agrees from time to time during the Revolving Commitment Period to make revolving credit loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Commitment Percentage of the then Aggregate Revolving Outstandings, does not exceed the amount of such Lender’s Revolving Commitment in effect at such time as at the date such Revolving Loan is to be made.  The amount of each Lender’s Revolving Loans and Revolving Commitment on the Closing Date shall be equal to the amount reflected on the Register on the Closing Date, which amount shall be conclusive absent manifest error.  During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in the accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.15.

(b)           The Borrower shall repay all outstanding Revolving Loans on the Original Termination Date or, with respect to any Revolving Loans outstanding with respect to an Extended Revolving Commitment, the Termination Date applicable thereto.

2.2.           Procedure for Revolving Loan Borrowing.  The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit B hereto (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time (a) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor.  Each Borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then Available Revolving Commitments are less than $1,000,000, such lesser amount) or (y) in the case of Eurodollar Loans, $5,000,000 or a multiple of $1,000,000 in excess thereof; provided that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 2.4.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its Revolving Commitment Percentage of each Borrowing available to the Administrative Agent at the Funding Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such Borrowing will then be made available to the Borrower by the Administrative Agent by 2:00 P.M., New York City time, on such Borrowing Date, as directed by the Borrower in the aggregate amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3.           Swingline Commitment.

(a)           Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero.  During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Swingline Loans shall be Base Rate Loans only.  Notwithstanding the foregoing, if at any time any Lender is a Defaulting Lender, such Defaulting Lender’s Revolving Commitment Percentage of the Swingline Loans will be reallocated among all Lenders that are not Defaulting Lenders (pro rata in accordance with their respective Revolving Commitment Percentage) but only to the extent the Aggregate Revolving Outstandings of all Lenders that are not Defaulting Lenders plus such Defaulting Lender’s Revolving Commitment Percentage of the Swingline Loans and any Letter of Credit Outstandings, in each case, except to the extent Cash Collateralized, does not exceed the Total Revolving Commitments (excluding the Revolving Commitment of any Defaulting Lender) (in which case the Revolving Commitments of all Defaulting Lenders will be deemed to be zero (except to the extent Cash Collateral has been posted by such Defaulting Lender in respect of any portion of such Defaulting Lender’s participations in Swingline Loans or Letter of Credit Outstandings) for purposes of any determination of the Lenders’ respective Revolving Commitment Percentage of the Swingline Loans (including for purposes of all fee calculations hereunder)); provided, to the extent that such reallocation cannot be made, the Borrower and such Defaulting Lender, on a joint and several basis, hereby agree, within two Business Days following notice by the Administrative Agent, to cause to be, deposited with the Administrative Agent for the benefit of the Swingline Lender Cash Collateral or similar security satisfactory to such Swingline Lender (in its sole discretion) in the full amount of such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans (less the amount of any reallocation effected pursuant to the foregoing provisions of this sentence).  Such Defaulting Lender and/or the Borrower, as applicable, hereby grants to the Administrative Agent, for the benefit of the Swingline Lender and the other holders of First Lien Debt (to the extent required by the Collateral Agency and Intercreditor Agreement and/or the Guarantee and Collateral Agreement), a security interest in all such Cash Collateral and all proceeds of the foregoing.  Such Cash Collateral shall be maintained in blocked deposit accounts at the office of the Collateral Agent, and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent.  If at any time the Administrative Agent determines that any funds held as Cash Collateral under this paragraph are subject to any right or claim of any Person other than the Administrative Agent for the benefit of the Swingline Lender (other than the claims of any other holder of First Lien Debt as may be required by the Collateral Agency and Intercreditor Agreement) or that the total amount of such funds is less than the aggregate risk participation of such Defaulting Lender in the applicable Swingline Loan, the Borrower and/or such Defaulting Lender will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as Cash Collateral under this paragraph that the Administrative Agent determines to be free and clear of any such right and claim.  If the Lender that triggers the Cash Collateral requirement under this paragraph ceases to be a Defaulting Lender (as determined by the Swingline Lender in good faith), or if the Swingline Commitments have been permanently reduced to zero, the funds held as Cash Collateral shall thereafter be returned to the Defaulting Lender or the Borrower, whichever provided the funds for the Cash Collateral.  For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Swingline Lender, the applicable Fronting Bank and the relevant Lenders, as collateral for the Swingline Loans or Letter of Credit Outstandings, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Swingline Lender or relevant Fronting Bank (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  Notwithstanding the foregoing, the Borrower shall not be required to Cash Collateralize any such Defaulting Lender’s Revolving Commitment Percentage to the extent the respective Lien is not permitted by the terms of any First Lien Debt.

(b)           The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Termination Date (subject to Section 2.4(f)).

2.4.           Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a)           Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period).  Each borrowing under the Swingline Commitment shall be in an amount equal to $1,000,000 or a whole multiple thereof.  Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower an amount in immediately available funds by depositing such proceeds in an account of the Borrower specified in writing to the Swingline Lender on such Borrowing Date.

(b)           The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s notice given by the Swingline Lender no later than 1:00 P.M., New York City time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender’s Revolving Commitment Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one (1) Business Day after the date of such notice.  The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.  The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c)           If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.4(b), if for any reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.4(b), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender’s Revolving Commitment Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d)           Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)           Each Lender’s obligation to make the Revolving Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever,

(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)           If the Termination Date shall have occurred in respect of any tranche of Revolving Commitments at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer Termination Date, then on the earliest occurring Termination Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the Swingline Participation Amounts as a result of the occurrence of such Termination Date); provided, however, that if on the occurrence of such earliest Termination Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.5(b) below), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Revolving Commitments which will remain in effect after the occurrence of such Termination Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest Termination Date.

2.5.           Letters of Credit.

(a)           Subject to the terms and conditions hereof, the Borrower may request any Fronting Bank, from time to time during the Revolving Commitment Period, to issue, and subject to the terms and conditions contained herein, each Fronting Bank agrees, in reliance on the agreements of the other Lenders set forth in Section 2.5(e), to issue, for the account of the Borrower, one or more Letters of Credit; provided that (i) no Letter of Credit shall be issued if after giving effect to such issuance, (A) the Letter of Credit Outstandings would exceed the L/C Commitment, (B)  the Aggregate Revolving Outstandings would exceed the Total Revolving Commitment, (C) any Lender is at such time a Defaulting Lender, unless the applicable Fronting Bank has received (as set forth in Section 2.5(g) below) Cash Collateral or similar security satisfactory to such Fronting Bank (in its sole discretion) from either such Defaulting Lender or the Borrower, such Defaulting Lender’s Revolving Commitment Percentage of the Letter of Credit Outstandings has been reallocated pursuant to Section 2.5(g) below in respect of such Defaulting Lender’s obligation to fund under Section 2.5(f) or other arrangements have been entered into that are satisfactory to the Borrower and such Fronting Bank (in its sole discretion), or (D) the Letter of Credit Outstandings for any particular Fronting Bank would exceed the Fronting Bank Sublimit of such Fronting Bank and (ii) no Letter of Credit shall be issued if the applicable Fronting Bank shall have received notice from the Administrative Agent or the Required Lenders (and a copy of such notice shall be delivered to the Borrower) that the conditions to such issuance have not been met.

(b)           Each Letter of Credit shall be denominated in Dollars or an Alternative Currency and expire no later than the earlier of (x) the twelve month anniversary of its date of issuance and (y) the date that is five (5) Business Days prior to the Stated Maturity (unless, not later than five (5) Business Days prior to the Stated Maturity, the respective Letter of Credit is secured by a “back to back” letter of credit satisfactory to the applicable Fronting Bank in its sole discretion or, if acceptable to the applicable Fronting Bank in its sole discretion, the Borrower Cash Collateralizes such Letter of Credit, in either case in an amount equal to (but not to exceed) 105% of the face amount of such Letter of Credit by depositing (in the case of Cash Collateralization) cash in such amount into the L/C Cash Collateral Account); provided that (i) any Letter of Credit with a one year term may provide for the renewal thereof for additional one year periods (which, in no event, shall extend beyond the date described in the foregoing clause (y) except to the extent otherwise permitted by such clause (y)) and (ii) any Specified Letter of Credit may provide for an initial expiration after the twelve month anniversary of the issuance thereof, so long as such Specified Letter of Credit shall provide for an initial expiration date not later than February 1, 2012; provided, further, that if the Termination Date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit under such tranche (and the applicable Fronting Bank has consented in its sole discretion to the extension of the expiration of such Letter of Credit in accordance with clause (y) above), then (i) if one or more other tranches of Revolving Commitments in respect of which the Termination Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the

Lenders to purchase participations therein pursuant to Section 2.5(e) and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.5(d) and (f)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions satisfactory to the applicable Fronting Bank in its sole discretion for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the Termination Date, cause all such Letters of Credit to be replaced and returned to the applicable Fronting Bank undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit satisfactory to the applicable Fronting Bank in its sole discretion, or, if acceptable to the applicable Fronting Bank in its sole discretion, Cash Collateralized in either case in an amount equal to (but not to exceed) 105% of the face amount of such Letter(s) of Credit by the deposit (in the case of Cash Collateralization) by the Borrower of cash in Dollars in such amount into the L/C Cash Collateral Account.  Such cash shall be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of all Obligations hereunder.  Except to the extent of reallocations of participations pursuant to clause (i) of the second proviso to the first sentence of this Section 2.5(b), the occurrence of a Termination Date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such Termination Date.

(c)           Each Letter of Credit may be subject to the ISP or the UCP and, in any event, shall be subject to, the laws of the state under whose laws each Letter of Credit is issued, as applicable.  No Fronting Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Fronting Bank or any Lender to exceed any limits imposed by, any applicable Requirement of Law.  The Borrower shall pay to the applicable Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.23, such fees and charges in connection with the issuance, amendment, payment and other processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with similar letter of credit transactions.

(d)           If any drawing shall be paid under any Letter of Credit (which shall be pursuant to a sight drawing), the applicable Fronting Bank shall promptly notify the Borrower of the date and amount thereof.  Drawings paid under each Letter of Credit shall be reimbursed by the Borrower not later than the date that is two Business Days following the date that the Borrower receives notice from the Fronting Bank that such the drawing has been paid in immediately available funds in an amount equal to (i) if such drawing shall be paid in Dollars, the amount so paid or (ii) at the Borrower’s option, if such drawing shall be paid in an Alternative Currency, the amount thereof in such Alternative Currency or the Dollar Equivalent thereof using the Exchange Rate at the time such drawing is so paid, on the date that the drawing is paid and shall bear interest from the date the drawing is paid until the drawing is reimbursed in full at a rate per annum equal to the Base Rate plus Applicable Margin for Revolving Loans; it being understood that no interest shall accrue to the extent the applicable Fronting Bank receives payment prior to 2:00 p.m., New York City time, on the date the drawing is paid.  The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date in respect of the tranche or tranches of Revolving Commitments pursuant to which such Letter of Credit was issued (or deemed issued), in cash or through a Borrowing of Base Rate Loans without the satisfaction of the conditions precedent set forth in Section 4.2 and which Borrowing shall be effected without the need for a request therefor from the Borrower or (y) if such draw occurs on or after the Termination Date in respect of the tranche or tranches of Revolving Commitments pursuant to which such Letter of Credit was issued (or deemed issued), in cash; provided that to the extent that the respective Letter of Credit is participated in by Lenders whose Revolving Commitments have terminated because of the occurrence of a Termination Date with respect thereto, then the amount so participated shall in any event be paid by the Borrower in cash; provided further that with respect to drawings under Letters of Credit that individually or in the aggregate exceed $100,000,000 in aggregate principal amount, the Borrower may not effect the reimbursement of such drawings through a Borrowing of Base Rate Loans unless the Borrower can satisfy the conditions precedent set forth in Section 4.2 at the time of, and after giving effect to, such Borrowing and which Borrowing shall be effected without the need for a request therefor from the Borrower.  Subject to the second proviso in the preceding sentence, each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the conditions precedent set forth in Section 4.2.

(e)           Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank, and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Revolving Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Loan Parties under this Agreement with respect thereto.  Upon any change in the Revolving Commitments pursuant to Section 9.6, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Commitment Percentages of the assigning and assignee Lenders.  Any action taken or omitted by any Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable decision of a court of competent jurisdiction, shall not create for such Fronting Bank any resulting liability to any other Lender.

(f)           In the event that any Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to Section 2.5(d), such Fronting Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the applicable Fronting Bank the amount of such Lender’s Revolving Commitment Percentage of (i) the amount of such payment, or any part thereof, that is paid in Dollars and is not so reimbursed or (ii) the Dollar Equivalent, using the Exchange Rate at the time such draft is paid, of the amount of such draft, or any part thereof, that is paid in an Alternative Currency and is not so reimbursed.  If the applicable Fronting Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 A.M., New York City time, on any Business Day where reimbursement is required pursuant to Section 2.5(d), each Lender shall make available to such Fronting Bank such Lender’s Revolving Commitment Percentage of the amount of such payment on such Business Day in same day funds and if such notice is received after such time period, each Lender shall make such payment on the next succeeding Business Day in same day funds (with interest at the rate provided in the following sentence from the date such Fronting Bank makes such payment until the date such Fronting Bank is paid).  If and to the extent any such Lender shall not have so made its Revolving Commitment Percentage of the amount of such payment available to such Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the applicable Fronting Bank at a rate equal to the effective rate for overnight funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, the next preceding Business Day).  The failure of any Lender to make available to any Fronting Bank its Revolving Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to any Fronting Bank its Revolving Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to any Fronting Bank such other Lender’s Revolving Commitment Percentage of any such payment.  Whenever any Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Revolving Commitment Percentage thereof, in same day funds, an amount equal to such Lender’s Revolving Commitment Percentage thereof.

(g)           In the case where any Lender is at any time a Defaulting Lender, the Defaulting Lender’s Revolving Commitment Percentage of the Letter of Credit Outstandings will be reallocated among all Lenders that are not Defaulting Lenders (pro rata in accordance with their respective Revolving Commitment Percentage) but only to the extent the Aggregate Revolving Outstandings of all Lenders that are not Defaulting Lenders plus such Defaulting Lender’s Revolving Commitment Percentage of the Letter of Credit Outstandings and any Swingline Loans, in each case, except to the extent Cash Collateralized, does not exceed the Total Revolving Commitments (excluding the Revolving Commitment of any Defaulting Lender) (in which case the Revolving Commitments of all Defaulting Lenders shall be deemed to be zero (except to the extent Cash Collateral has been posted by such Defaulting Lender in respect of any portion of such Defaulting Lender’s Letter of Credit Outstandings or participations in Swingline Loans) for purposes of any determination of the Lenders’ respective Revolving Commitment Percentage of Letter of Credit Outstandings (including for purposes of all fee calculations hereunder)); provided, to the extent that if such reallocation cannot be made as provided above, the Borrower and such Defaulting Lender, on a joint and several basis, hereby agree, within two Business Days following written notice by the Administrative Agent, to cause to be deposited with the applicable Fronting Bank, Cash Collateral in the full amount of such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Outstandings.  The Borrower and such Defaulting

Lender hereby grant to the Administrative Agent, for the benefit of the applicable Fronting Bank and the other holders of First Lien Debt (to the extent required by the Collateral Agency and Intercreditor Agreement and/or the Guarantee and Collateral Agreement), a security interest in any Cash Collateral and all proceeds of the foregoing with respect to such Defaulting Lender’s participations in Letters of Credit deposited hereunder.  Such Cash Collateral shall be maintained in cash in Dollars in blocked deposit accounts at the applicable Fronting Bank.  If at any time the Administrative Agent determines that any funds held as Cash Collateral under this Section 2.5(g) are subject to any right or claim of any Person other than the Administrative Agent for the benefit of the applicable Fronting Bank (other than the claims of any other holder of First Lien Debt as may be required by the Collateral Agency and Intercreditor Agreement) or that the total amount of such funds is less than such Defaulting Lender’s Revolving Commitment Percentage of all Letter of Credit Outstandings that has not been reallocated as provided above, the Administrative Agent will so notify each applicable Fronting Bank and the Borrower and/or such Defaulting Lender will, promptly upon demand by the Administrative Agent (either on its own initiative or at the request of the applicable Fronting Bank), pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (I) such Defaulting Lender’s Revolving Commitment Percentage of all Letter of Credit Outstandings that have not been so reallocated over (II) the total amount of funds, if any, then held as Cash Collateral in respect thereof under this Section 2.5(g) that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable laws, to reimburse the applicable Fronting Bank.  If the Lender that triggers the Cash Collateral requirement under this Section 2.5(g) ceases to be a Defaulting Lender (as determined by the applicable Fronting Bank in good faith), or if there are no Letter of Credit Outstandings, any funds held as Cash Collateral pursuant to the foregoing provisions shall thereafter be returned to the Borrower or the Defaulting Lender, whichever provided the funds for the Cash Collateral, and the Revolving Commitments of the Letter of Credit Outstandings of each Lender shall thereafter take into account such Lender’s Revolving Commitment.  Notwithstanding the foregoing, the Borrower shall not be required to Cash Collateralize any such Defaulting Lender’s Revolving Commitment Percentage to the extent the respective Lien is not permitted by the terms of any First Lien Debt (but in such case, the Borrower shall as promptly as practicable cause a sufficient amount of Letters of Credit to be returned to the applicable Fronting Bank undrawn and marked “cancelled” to permit such reallocation to occur up to the full amount of such Defaulting Lender’s Revolving Commitment Percentage in the remaining outstanding Letters of Credit issued by such Fronting Bank or enter into other such arrangements that may be satisfactory to the Borrower and the applicable Fronting Bank in its sole discretion at such time).

2.6.           Issuance of Letters of Credit.  The Borrower may from time to time request that the applicable Fronting Bank issue or amend a Letter of Credit by delivering to the Fronting Bank and the Administrative Agent a request substantially in the form of Exhibit D attached hereto (a “Letter of Credit Request”) and such other certificates, documents and other papers and information as the applicable Fronting Bank may reasonably request.  Upon receipt of a Letter of Credit Request, the applicable Fronting Bank agrees to promptly process each such request and the certificates, documents, L/C Application and other papers and information delivered to it therewith in accordance with its customary procedures and shall issue the Letter of Credit requested thereby (but in no event shall any Fronting Bank be required to issue any Letter of Credit earlier than two (2) Business Days after its receipt of the Letter of Credit Request therefor and all such other certificates, documents, L/C Application and other papers and information relating thereto and unless such terms and conditions of the requested Letter of Credit are commercially customary) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the applicable Fronting Bank and the Borrower.  In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any such Letter of Credit Request, L/C Application, and any other certificates, documents and other papers and information as may be delivered in connection therewith, the terms and conditions of this Agreement shall govern and prevail.  Promptly after the issuance or amendment of a Letter of Credit, the applicable Fronting Bank shall notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such Letter of Credit or amendment.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender, in writing, of such Letter of Credit or amendment and if so requested by a Lender, the Administrative Agent shall furnish such Lender with a copy of such Letter of Credit or amendment.

2.7.           Nature of Letter of Credit Obligations Absolute.  The Borrower’s obligations in respect of the Letter of Credit Outstandings shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation:  (i) any lack of validity or enforcea-

bility of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of the Letter of Credit, except payment resulting from the gross negligence or willful misconduct, as determined in a final and nonappealable decision of a court of competent jurisdiction, of the Fronting Bank; or (v) the fact that any Default or Event of Default shall have occurred and be continuing.

2.8.           Repayment of Loans; Evidence of Debt.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Original Termination Date (or on the respective Termination Date following any Extension of Revolving Loan Commitments pursuant to Section 2.27).  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall, in respect of the Revolving Facility, record in the Register, with separate sub-accounts for each Lender, (i) the amount and Borrowing Date of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any payment received by the Administrative Agent hereunder from the Borrower and each Lender’s Revolving Commitment Percentage thereof.

(d)           The entries made in the Register and the accounts of each Lender maintained pursuant to Sections 2.8(b) and (c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e)           If so requested after the Closing Date by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower will execute and deliver to such Lender, promptly after the Borrower’s receipt of such notice, a Note to evidence such Lender’s Loans in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

2.9.           Interest Rates and Payment Dates.

(a)           Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin as in effect from time to time during such Interest Period.

(b)           Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate from time to time plus the Applicable Margin as in effect from time to time.

(c)           Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default under Section 7(a) or 7(f), at any time after the date on which any principal amount of any Loan is due and payable (whether on the maturity date therefor, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower or any other Loan Party shall have become due and payable, and, in each case, for so long as such overdue Obligation remains unpaid, the Borrower shall pay, but only to the extent permitted by law, interest

(after as well as before judgment) on such unpaid overdue amounts at a rate per annum equal to (a) in the case of overdue principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum and (b) in the case of overdue interest, fees, and other monetary Obligations, the rate then applicable to Base Rate Loans plus 2% per annum.

(d)           Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

(e)           The provisions of this Section 2.9 (and the interest rates applicable to various extensions of credit hereunder) shall be subject to modification as expressly provided in Section 2.27 hereof.

2.10.           Computation of Interest and Fees.

(a)           Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)           Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.

2.11.           Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(i)       the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(ii)       the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period in good faith by such Required Lenders will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans hereunder requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans hereunder that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans hereunder shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans; provided that if the circumstances giving rise to such notice shall cease or otherwise become inapplicable to such Required Lenders, then such Required Lenders shall promptly give notice of such change in circumstances to the Administrative Agent and the Borrower.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans hereunder shall be made or continued as such, nor shall the Borrower have the right to convert Loans hereunder to Eurodollar Loans.

2.12.           Optional Termination or Reduction of Revolving Commitment.  Upon not less than three (3) Business Days’ prior written notice to the Administrative Agent, the Borrower may at any time, without premium or penalty, in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Commitments; provided that no such termination or reduction of the Total Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans, the Aggregate Revolving Outstandings at such time would exceed the Total Revolving Commitments.  Each such partial reduction of the Total

Revolving Commitments shall be in the principal amount of $1,000,000 or a whole multiple thereof.  Simultaneously with any termination or reduction of the Total Revolving Commitments, the Borrower shall pay to the Administrative Agent for the account of each Lender the Commitment Fee accrued on the amount of the Revolving Commitments of such Lender so terminated or reduced through the date thereof.  Any reduction of the Total Revolving Commitment pursuant to this Section 2.12 shall be applied pro rata in accordance with each Lender’s Revolving Commitment Percentage to reduce the Revolving Commitment of each such Lender.  A notice of termination of the Total Revolving Commitments pursuant to this Section 2.12, delivered by the Borrower contemporaneously with a notice of prepayment of all outstanding Loans pursuant to Section 2.13, may state that such notice is conditioned upon the effectiveness of other credit facilities the proceeds of which will be used to refinance in full this Agreement, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.13.           Optional Prepayment of Loans.  Subject to the provisos below, the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent prior to 10:00 A.M., New York City time on the same Business Day, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20.  Upon receipt of any such notice of prepayment the Administrative Agent shall notify each relevant Lender thereof on the date of receipt of such notice.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of prepayments of Swingline Loans and Revolving Loans maintained as Base Rate Loans, unless the Total Revolving Commitments have terminated or are being terminated substantially concurrently therewith) accrued interest to such date on the amount prepaid.  Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the then outstanding principal amount of Revolving Loans); provided that partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof (or, if less, the then outstanding principal amount of Swingline Loans).  The application of any prepayment pursuant to this Section 2.13 shall be made, first, to Base Rate Loans of the respective Lenders (and of the respective tranche, if there are multiple tranches) and, second, to Eurodollar Loans of the respective Lenders (and of the respective tranche, if there are multiple tranches).  A notice of prepayment of all outstanding Loans pursuant to this Section 2.13, delivered by the Borrower contemporaneously with a notice of termination of the Total Revolving Commitments pursuant to Section 2.12, may state that such notice is conditioned upon the effectiveness of other credit facilities the proceeds of which will be used to refinance in full this Agreement, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.14.           Mandatory Prepayment.

(a)           After repayment in full of all Credit Facility Obligations under the Existing Credit Agreement, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds in excess of $3,000,000,000 in the aggregate from any Designated Asset Sale, then the Borrower shall apply such excess Net Cash Proceeds within ten (10) Business Days after the date of the respective Prepayment Notice towards the prepayment of the outstanding Revolving Loans in accordance with Section 2.14(c); provided that any such prepayment shall not result in a reduction in the Total Revolving Commitments and any prepaid amounts may be reborrowed in accordance with the terms and conditions set forth in this Agreement.

(b)           Upon the Original Termination Date, the Total Revolving Commitments (other than the Extended Revolving Commitment) shall automatically terminate in full and the Borrower shall pay the Loans (other than the Revolving Loans outstanding with respect to an Extended Revolving Commitment) in full (including all accrued and unpaid interest thereon, Fees and other Obligations in respect thereof).  On the Termination Date applicable thereto, the relevant Extended Revolving Commitments, except as extended pursuant to another Extension, shall automatically terminate in full and the Borrower shall pay the Revolving Loans outstanding with respect to such Extended Revolving Commitments in full (including all accrued and unpaid interest thereon, Fees and other Obligations in respect thereof).

(c)           With respect to the events described in Section 2.14(a), the Borrower shall give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Lender a notice (each, a “Prepayment Notice”) as described below.  As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Lender a Prepayment Notice, which shall be substantially in the form of Exhibit H, and shall provide that the Borrower shall prepay on the date (each a “Mandatory Prepayment Date”) that is ten (10) Business Days after the date of the Prepayment Notice, the relevant Revolving Loans of such Lender by an amount equal to the portion of the prepayment amount (the “Prepayment Amount”) indicated in such Lender’s Prepayment Notice (which portion shall be based on its pro rata share of then outstanding Revolving Loans, in accordance with Section 2.17(b)).  On the Mandatory Prepayment Date, the Borrower shall pay directly to the Administrative Agent, for payment to the relevant Lenders, the aggregate amount necessary to prepay that portion of the outstanding relevant Revolving Loans indicated in such Lender’s Prepayment Notice.  Any amount of such Prepayment Amount remaining after repaying the Revolving Loans in full may be used by the Borrower as it elects in accordance with this Agreement.

2.15.           Conversion and Continuation Options.

(a)           The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice, in substantially the form attached hereto as Exhibit F, of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third (3rd) Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)           Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in substantially the form attached hereto as Exhibit F, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

2.16.           Limitations on Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten different Interest Periods for any tranche of Revolving Commitments shall be outstanding at any one time (unless a greater number of Interest Periods is permitted by the Administrative Agent).

2.17.           Pro Rata Treatment, etc.

(a)           Except as otherwise provided herein (including Sections 2.25 and 2.27), each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the Revolving Commitment Percentages of the relevant Lenders.

(b)           Each payment (including each prepayment) by the Borrower on account of principal or interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders; provided that (x) Incremental Revolving Loans and Extended Revolving Commitments (and outstanding extensions of credit pursuant thereto) may have higher pricing applicable thereto as provided in Section 2.25 or 2.27, as applicable, and (y) payments may be applied to the respective tranches of Revolving Loan Commitments (and related outstanding extensions of credit) as contemplated by Section 2.25 or 2.27, as applicable.

(c)           All payments by the Borrower hereunder and under the Notes shall be made in Dollars in immediately available funds at the Funding Office of the Administrative Agent by 2:00 P.M., New York City time, on the date on which such payment shall be due, provided that if any payment hereunder would become due and payable on a day other than a Business Day such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full.

(d)           Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the Revolving Facility, on demand, from the Borrower, such recovery to be without prejudice to the rights of the Borrower against any such Lender.

(e)           Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f)           Notwithstanding anything to the contrary contained in this Section 2.17 or elsewhere in this Agreement, the Borrower may extend the final maturity of Revolving Commitments in connection with an Extension that is permitted under Section 2.27 without being obligated to effect such extensions on a pro rata basis among the Lenders.  Furthermore, the Borrower may take all actions contemplated by Section 2.27 in connection with any Extension (including modifying pricing and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.17 or any other provision of this Agreement.

2.18.           Requirements of Law.

(a)           If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Fronting Bank or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case, made subsequent to the Closing Date:

(i)       shall subject any Fronting Bank or any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any L/C Application or any Eurodollar Loan made by it (except for Non-Excluded Taxes or Other Taxes covered by Section 2.19 and the imposition of, or change in the rate of, any Excluded Taxes payable by such Lender or such Fronting Bank);

(ii)       shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii)       shall impose on any Fronting Bank or such Lender any other condition;

and the result of any of the foregoing is to increase the cost to any Fronting Bank or such Lender, by an amount that such Fronting Bank or such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or Swingline Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Fronting Bank or such Lender, upon its demand, any additional amounts necessary to compensate such Fronting Bank or such Lender for such increased cost or reduced amount receivable.  If any Fronting Bank or any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)           If any Fronting Bank or any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Fronting Bank or such Lender or any corporation controlling such Fronting Bank or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Fronting Bank’s or such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Fronting Bank or such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Fronting Bank’s or such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Fronting Bank or such Lender to be material, then from time to time, after submission by such Fronting Bank or such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Fronting Bank or such Lender such additional amount or amounts as will compensate such Fronting Bank or such Lender or such corporation for such reduction.

(c)           A certificate as to any additional amounts payable pursuant to this Section submitted by any Fronting Bank or any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  Notwithstanding anything to the contrary in this Section 2.18, the Borrower shall not be required to compensate any Fronting Bank or any Lender pursuant to this Section 2.18 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Fronting Bank’s or such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 days period shall be extended to include the period of such retroactive effect.  The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

2.19.           Taxes.

(a)           Unless required by applicable law (as determined in the good faith by the applicable withholding agent), any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding (i) Taxes imposed on or measured by such Loan Party’s overall net income (however denominated), gross receipt Taxes (imposed in lieu of net income Taxes) and franchise Taxes (imposed in lieu of net in-

come Taxes) imposed on the Administrative Agent, any Fronting Bank or any Lender as a result of such recipient (A) being organized or having its principal office in such jurisdiction, or in the case of any Lender, in having its applicable lending office in such jurisdiction, or (B) having a present or former connection with such jurisdiction (other than any such connection arising solely from the Administrative Agent, such Fronting Bank or such Lender having executed, delivered, become a party to, or performed its obligations or received a payment under, or enforced, and/or engaged in any activities contemplated with respect to this Agreement or any other Loan Document); (ii) any Taxes in the nature of the branch profits tax within the meaning of Section 884 of the Code imposed by any jurisdiction described in clause (a) above; (iii) other than in the case of an assignee pursuant to a request by the Borrower under Section 2.26 hereof, any U.S. federal withholding tax (A) except to the extent such withholding tax results from a change in a Requirement of Law after the recipient became a party hereto or (B) except to the extent that such recipient's assignor (if any) was entitled immediately prior to such assignment to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to this Section 2.19(a); (iv) any withholding tax that is attributable to such Person’s failure to comply with Sections 2.19(e) hereof; and (v) any United States federal withholding Taxes imposed pursuant to FATCA.  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required by law to be withheld by the applicable withholding agent from any amounts payable to the Administrative Agent, any Fronting Bank or any Lender hereunder, or under any other Loan Document: (x) the amounts so payable to the Administrative Agent, such Fronting Bank or such Lender shall be increased to the extent necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.19) have been made, such payments by the applicable Loan Party yield to the Administrative Agent, such Fronting Bank or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder (or under any other Loan Document) at the rates or in the amounts specified in this Agreement, (y) the applicable withholding agent shall make such deductions, and (z) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Notwithstanding anything to the contrary contained in this Section 2.19(a) or Section 2.19(b), unless the Administrative Agent, any Fronting Bank or a Lender gives notice to the applicable Loan Party that it is obligated to pay an amount under Section 2.19(a) or Section 2.19(b) within 180 days of the later of (x) the date the applicable party incurs the Taxes or (y) the date the applicable party has knowledge of its incurrence of the Taxes, then such party shall only be entitled to be compensated for such amount by the applicable Loan Party pursuant to Section  2.19(a) or Section 2.19(b) to the extent the Taxes are incurred or suffered on or after the date which occurs 180 days prior to such party giving notice to the applicable Loan Party that it is obligated to pay the respective amounts pursuant to Section 2.19(a) or Section 2,19(b), but if the circumstances giving rise to such claim have a retroactive effect (e.g., in connection with the audit of a prior tax year), then such 180 day period shall be extended to include such period of retroactive effect.

(b)           In addition, the relevant Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Whenever any Non-Excluded Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the applicable Fronting Bank or the relevant Lender, as the case may be, a certified copy of an original official receipt received, if any, by the Borrower or other documentary evidence showing payment thereof.

(d)           The Borrower shall indemnify the Administrative Agent, the Fronting Banks and the Lenders (within 30 days after demand therefor) for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19), and for any interest, penalties and reasonable expenses arising therefrom or with respect thereto, that may become payable by the Administrative Agent, any Fronting Bank or any Lender, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be obligated to indemnify the Administrative Agent, any Fronting Bank or any Lender for any penalties, interest or expenses relating to Non-Excluded Taxes or Other Taxes to the extent that such penalties, interest or expenses are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such party’s gross negligence or willful misconduct.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Fronting Bank or a Lender (with a copy to the Administrative

Agent), or by the Administrative Agent on its own behalf or on behalf of a Fronting Bank or a Lender, shall be conclusive absent manifest error.

(e)           Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents.  Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so.  Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

(i)           Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)           Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A)           two duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)           two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)           in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit E (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(D)           to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)),

(E)           in the case of any payment made after December 31, 2012 under any Loan Document, or in respect of any Loan, Note or Obligation that was not treated as outstanding for purposes of FATCA on March 18, 2012, provide any forms, documentation, or other information as shall be prescribed by the Internal Revenue Service (and such additional documentation as may be reasonably requested by the Borrower or the Administrative Agent) to (X) demonstrate that such Lender has complied with the applicable reporting requirements of FATCA (including, without limitation, those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), so that such payments made to such Lender hereunder or under any Loan Document would not be subject to U.S. federal withholding taxes imposed by FATCA or (Y) to determine the amount to deduct and withhold from such payment, or

(F)           any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f)           If the Administrative Agent, any Fronting Bank or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the such Loan Party under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Fronting Bank or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, net of any Taxes payable by the Administrative Agent, such Fronting Bank or such Lender); provided that the applicable Loan Party, upon the request of the Administrative Agent, such Fronting Bank or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Fronting Bank or such Lender in the event the Administrative Agent, such Fronting Bank or such Lender, as the case may be, is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, any Fronting Bank or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g)           The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder or any other Loan Document.

(h)           For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.

(i)           For purposes of this Section 2.19, the term “Lender” shall include the Swingline Lender.

2.20.           Indemnity.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  Notwithstanding anything to the contrary in this Section 2.20, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.20 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 days period shall be extended to include the period of such retroactive effect.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21.           Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22.           Fees.

(a)           The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”) for the period commencing on the Closing Date to the Termination Date, computed at the Applicable Revolving Commitment Fee Percentage on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable in arrears on each Fee Payment Date commencing on the first such date to occur after the Closing Date; provided that (x) any Commitment Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time and (y) no Commitment Fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Notwithstanding the foregoing, the provisions of this Section 2.22(a) to the extent otherwise applicable to Incremental Revolving Loans or Extended Revolving Commitments shall be subject to modification as expressly provided in Sections 2.25 or 2.27 hereof, as the case may be.

(b)           The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.23.           Letter of Credit Fees.  The Borrower shall pay with respect to each Letter of Credit (a) to the Administrative Agent for the ratable benefit of the Lenders, a fee on all outstanding Letters of Credit calculated from and including the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit at a rate per annum equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility and (b) to the applicable Fronting Bank for its own account fronting fees as separately agreed in writing between the Borrower and such Fronting Bank on the undrawn and unexpired amount of each Letter of Cre-

dit (calculated, in the case of any Letter of Credit denominated in an Alternative Currency, on the basis of the exchange rate as separately agreed in writing between the Borrower and such Fronting Bank or, in the absence of any such separate agreement, on the basis of the Exchange Rate in effect on the date payment of such fee is due); provided that (x) if any portion of a Defaulting Lender’s Revolving Commitment Percentage of any Letter of Credit is Cash Collateralized by the Borrower or reallocated to the other Lenders pursuant to Section 2.5(g), then the Borrower shall not be required to pay a Letter of Credit fee with respect such portion of such Defaulting Lender’s Revolving Commitment Percentage so long as it is Cash Collateralized by the Borrower or reallocated to the other Lenders and (y) if any portion of a Defaulting Lender’s Revolving Commitment Percentage is not Cash Collateralized or reallocated pursuant to Section 2.5(g), then to the extent not Cash Collateralized or reallocated, the Letter of Credit fee with respect to such portion of such Defaulting Lender’s Revolving Commitment Percentage shall be payable to the applicable Fronting Bank until such Revolving Commitment Percentage is Cash Collateralized or reallocated or such Lender ceases to be a Defaulting Lender.  Accrued fees described in the foregoing sentence of this Section in respect of each Letter of Credit shall be due and payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date.  Notwithstanding the foregoing, the provisions of clause (a) of this Section 2.23, solely to the extent otherwise applicable to fees payable on that portion (if any) of Letters of Credit participated in by Lenders pursuant to Extended Revolving Commitments, shall be subject to modification as expressly provided in Section 2.27 hereof.

2.24.           Nature of Fees.  All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (for the respective accounts of the Administrative Agent, the Fronting Bank and the Lenders), as provided herein.  Once paid, none of the Fees shall be refundable under any circumstances.

2.25.           Incremental Revolving Loans.

(a)           The Borrower may at any time and from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more additional revolving credit facility tranches (“Incremental Revolving Loans”) or increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”; together with the Incremental Revolving Loans, the “Incremental Revolving Facilities”) from Lenders and/or Additional Lenders (as defined below); provided that at the time of each such request and upon the effectiveness of each Incremental Revolving Facility Amendment (as defined below), (i) each such Incremental Revolving Facility shall be pari passu with the Revolving Facility in respect of right of payment and lien priority, (ii) at the time that any such Incremental Revolving Facility Amendment is effective (immediately after giving effect thereto), no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower shall be in compliance with the covenants set forth in Section 6.6 hereof determined on a pro forma basis as of the date of such Incremental Revolving Loan and the last day of the most recent fiscal period of the Borrower for which financial statements have been provided, in each case, as if any Incremental Revolving Loans actually to be incurred on such date had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith and after giving effect to any other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions after the beginning of the relevant fiscal quarter but prior to or simultaneous with the borrowing of such Incremental Revolving Loan, (iv) if the interest rate margin with respect to such Incremental Revolving Loans shall be higher than the Applicable Margin then in effect for the Revolving Facility plus 0.50%, such Applicable Margin with respect to the Revolving Facility shall be automatically adjusted to be equal to the relevant Applicable Margin relating to such Incremental Revolving Loans minus 0.50%; provided that in determining the interest rate margin applicable to any Incremental Revolving Facility, (x) original issue discount or upfront fees (which shall constitute like amounts of original issue discount) payable by the Borrower for the account of the Lender or the Additional Lenders under such Incremental Revolving Facility shall be included (with such original issue discount being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Joint Lead Arrangers (or their affiliates) in connection with such Incremental Revolving Facility or to one or more other arrangers (or their affiliates) under such Incremental Revolving Facility shall be excluded and (z) if such Incremental Revolving Facility includes an interest rate floor, such interest rate floor shall be equated to interest rate margin for purposes of determining whether an increase to the Applicable Margin for the Revolving Loans under the Revolving Facility shall be required, to the extent an increase in the interest rate floor in the Revolving Loans would cause an increase in the interest rate then in effect, and in such case the interest rate floor (but not the interest rate margin) applicable to the Revolving Loans shall be increased by such increased amount, (vi) any Incremental Revolving

Facility shall mature no earlier than, and will require no scheduled amortization or mandatory commitment reduction prior to, the Termination Date in respect of the Revolving Facility hereunder, and (vii) the other terms and conditions in respect of any Incremental Revolving Facility (other than pricing and maturity), shall be substantially consistent with the Revolving Facility hereunder and shall otherwise be reasonably satisfactory to the Administrative Agent; provided that no Fronting Bank or Swingline Lender shall be required to act as “fronting bank” or “swingline lender” under any such Incremental Revolving Facility without its written consent.  Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Revolving Facilities shall not exceed $250,000,000.  Each Incremental Revolving Facility shall be in a minimum principal amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof; provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Revolving Facilities set forth above.

(b)           (1)  Each notice from the Borrower pursuant to this Section 2.25 shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Facility or Revolving Commitment Increase.

(i)       Commitments in respect of any Incremental Revolving Loan or Revolving Commitment Increase may be made by any existing Lender (and each existing Lender will have the right, but not an obligation, to make a portion of any Incremental Revolving Loan or provide a Revolving Commitment Increase, or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”)); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld or delayed) to such Additional Lender making such Incremental Revolving Loans if such consent would be required under Section 9.6 for an assignment of Loans to such Additional Lender.  Commitments in respect of Incremental Revolving Loans or any Revolving Commitment Increase shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Lender, an increase in such Lender’s Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Revolving Facility Amendment”) substantially in the form of Exhibit G attached hereto and, as appropriate, the other Loan Documents, executed solely by the Borrower, the Guarantors, each Lender agreeing to provide such Revolving Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  An Incremental Revolving Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25.  At the time of the effectiveness of any Incremental Revolving Facility Amendment, the Borrower shall, in coordination with the Administrative Agent repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Lenders making Incremental Revolving Loans), in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Total Revolving Commitments pursuant to Section 2.25(a) of the Credit Agreement) and with the Borrower being obligated to pay to the respective Lenders any costs of the type referred to in Sections 2.18(c) and 2.20 of the Credit Agreement in connection with any such repayment and/or Borrowing.

(c)           The effectiveness of any Incremental Revolving Facility Amendment permitted by this Section 2.25 shall be subject to the satisfaction of such conditions as the parties thereto shall agree.

(d)           Notwithstanding anything to the contrary in this Section 2.25, no Lender shall have any obligation to make an Incremental Revolving Loan or provide a Revolving Commitment Increase unless it agrees to do so in its sole discretion.

2.26.           Replacement of Lenders.  The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18, 2.19 or 2.20, (b) becomes a Defaulting Lender or, (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), in each case with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement pursuant to preceding clause (a), such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Sections 2.18, 2.19 or 2.20, (iv) the replacement financial institution shall purchase, at par, all Revolving Loans outstanding and other amounts related thereto owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution (if other than a then existing Lender or an affiliate thereof) shall be reasonably satisfactory to the Administrative Agent, (vii) the replacement financial institution shall be reasonably satisfactory to each Fronting Bank, (viii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (ix) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Sections 2.18, 2.19 or 2.20, as the case may be, and (x) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent, each Fronting Bank or any other Lender shall have against the replaced Lender.

2.27.           Extensions of Loans and Commitments.

(a)           Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to any or all Lenders holding Revolving Commitments with a like Stated Maturity, the Borrower may from time to time extend the maturity date of any Revolving Commitments and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Revolving Commitments (and related outstandings), in each case, without the consent of any other Lenders) (an “Extension”, and each group of Revolving Commitments so extended, as well as the original Revolving Commitments (not so extended), being a “tranche”; any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied:  (i) no Default or Event of Default shall have occurred and be continuing at the time any the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity, the Revolving Commitment of any Lender (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.4(f) and 2.5(b) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a Termination Date when there exist Extended Revolving Commitments with a longer Termination Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments in accordance with their Revolving Commitment Percentages (and except as provided in Section 2.4(f) and 2.5(b), without giving effect to changes thereto on an earlier Termination Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and, all borrowings under Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (y) repayments required upon Stated Maturity of the non-extending Revolving Commitments) and (y) at no time shall there be Revolving Commitments hereunder (including extended Revolving Commitments and any original Revolving Commitments) which have more than three different Stated Maturities, (iii) if the aggregate principal amount of Revolving Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent, and (ix) any applicable Minimum Extension Condition shall be satisfied.

(b)           With respect to all Extensions consummated by the Borrower pursuant to this Section 2.27, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.13, 2.14 or 2.22(c) and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s discretion) of Revolving Commitments of any or all applicable tranches be tendered.  The

Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.27(b) (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.13, 2.14, 2.17, 2.22(c) and 9.7(a)) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.27; provided that neither any Fronting Bank nor the Swingline Lender shall be required to act as “fronting bank” or “swingline lender” under any such Extension without its written consent.

(c)           The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.27.  Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.27(c) and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding and conclusive on the Lenders.  Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest Stated Maturity so that such maturity date is extended to the then latest Stated Maturity (or such later date as may be advised by local counsel to the Collateral Agent).

(d)           In connection with any Extension, the Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.27.

SECTION 3

Representations and Warranties

In order to induce the Fronting Banks and the Lenders to enter into this Agreement and to make Revolving Loans and other additional Extensions of Credit hereunder, the Borrower represents and warrants on each date required pursuant to Section 4 to the Administrative Agent, each Fronting Bank and to each Lender as follows:

3.1.           Existence; Compliance with Law.  Each Loan Party (a) is duly organized, validly existing and (to the extent such concept is applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and (to the extent such concept is applicable) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, in the case of each of the foregoing clauses (a) through (d), to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2.           Power; Authorizations; Enforceable Obligations.  Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enfor-

ceability of this Agreement or any of the Loan Documents, except (i) that have been obtained or made and are in full force and effect, (ii) the filings made in respect of the Security Documents and (iii) to the extent that the failure to obtain any such consent, authorization, filing, notice or other act would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.3.           No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof (x) will not violate any Requirement of Law or any material Contractual Obligation of any Loan Party and (y) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

3.4.           Accuracy of Information.  No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the Closing Date, taken as a whole and in light of the circumstances in which made, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading.

3.5.           No Material Adverse Effect.  Since December 31, 2009, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

3.6.           Subsidiaries.  Schedule 3.6 annexed hereto sets forth the name and jurisdiction of organization of each Subsidiary of the Borrower as of the Closing Date and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party as of the Closing Date, and (b) as of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or restricted stock granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any of the Guarantors directly owned by the Loan Parties that are included in the Collateral, except as created by the Loan Documents or permitted under Section 6.2.

3.7.           Title to Assets; Liens.  The Loan Parties have title in fee simple to, or a valid leasehold or easement interest in, all their material real property, taken as a whole, and good and marketable title to, or a valid leasehold or easement interest in, all their other material property, taken as a whole, and none of such property is subject to any Lien except Permitted Liens.

3.8.           Intellectual Property.  Each Loan Party owns, or is licensed to use, all Intellectual Property material to the conduct of its business, and the use thereof by each Loan Party does not infringe upon the Intellectual Property rights of any other Person, in each case except where the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.9.           Use of Proceeds.  The proceeds of the Loans shall be used for working capital and other general corporate purposes (including, without limitation, to refinance the Original Loans) of the Loan Parties and, to the extent permitted by this Agreement, their Subsidiaries.

3.10.           Litigation.  Except as disclosed in writing to the Administrative Agent and the Lenders prior to the Closing Date or otherwise disclosed in the Borrower’s public filings made prior to the Closing Date (other than any such disclosure in the “Risk Factors” section of such public filings or in any other forward-looking statements contained therein), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their re-

spective properties or revenues that, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.11.           Federal Reserve Regulations.  No part of the proceeds of any Loan, and no other Extensions of Credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board of Governors or (b) for any purpose that violates the provisions of the Regulations of the Board of Governors.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock.”

3.12.           Solvency.  The Borrower and its Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.

3.13.           Taxes.  Each Loan Party has filed or caused to be filed all federal and state income Tax and other Tax returns that are required to be filed, except if the failure to make any such filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (x) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party, or (y) those where the failure to pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect).  There is no proposed Tax assessment or other claim against, and no Tax audit with respect to, any Loan Party that would reasonably be expected to, in the aggregate, have a Material Adverse Effect.

3.14.           ERISA.  Except as, in the aggregate, does not or would not reasonably be expected to result in a Material Adverse Effect:  neither a Reportable Event nor a failure to satisfy the minimum funding standard of Section 430 of the Code or Section 303 of ERISA, whether or not waived, with respect to a Plan has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code; no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan; to the knowledge of the Borrower after due inquiry, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and to the knowledge of the Borrower after due inquiry, no Multiemployer Plan is in Reorganization or Insolvent.

3.15.           Environmental Matters; Hazardous Material.  There has been no matter with respect to Environmental Laws or Materials of Environmental Concern which, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.16.           Investment Company Act; Other Regulations.  No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board of Governors) that limits its ability to incur Indebtedness under this Agreement and the other Loan Documents.

3.17.           Labor Matters.  Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters;

and (c) all payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Loan Party.

3.18.           Security Documents.

(a)           The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders and the Fronting Banks, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates (if any) representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3.18(a) in appropriate form are filed in the offices specified on Schedule 3.18(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent security interests can be so perfected (by delivery or filing UCC financing statements as applicable) on such Collateral, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each such case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, other Permitted Liens).

(b)           Each of the Mortgages, as amended by the respective Fifth Amendment to Mortgage (and as may be further amended thereafter), is effective to create in favor of the Collateral Agent, for the benefit of the Lenders and the Fronting Banks, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Fifth Amendment to Mortgage (and any subsequent amendments thereto) are filed in the offices specified on Schedule 3.18(b), each such Mortgage, as amended by the respective Fifth Amendment to Mortgage (and as may be further amended thereafter), shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person other than Permitted Liens.  Schedule 1.1C lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, in the reasonable opinion of the Borrower, in excess of $5,000,000.

3.19.           Energy Regulation

The Borrower and its Subsidiaries are in compliance with the Public Utility Holding Company Act of 2005 and the implementing regulations of the Federal Energy Regulatory Commission (“FERC”), as amended from time to time (together, “PUHCA 2005”), and consummation of the transactions contemplated by this Agreement and the other Loan Documents will not cause the Borrower or its Subsidiaries to cease to be in compliance with PUHCA 2005, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

SECTION 4

Conditions Precedent

4.1.           Conditions to the Closing Date.  The occurrence of the Closing Date and the making of Revolving Loans and other additional Extensions of Credit hereunder on the Closing Date are subject to the satisfaction or waiver of the following conditions precedent:

(a)           Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) counterparts hereof executed and delivered by the Borrower, the Administrative Agent, the Collateral Agent, each Documentation Agent, the Syndication Agent and each other Lender and (ii) Schedules to this Agreement.

(b)           Existing Credit Agreement Amendment.  The Administrative Agent shall have received the executed Existing Credit Agreement Amendment and the Guarantee and Collateral Agreement as amended and restated on or prior to the Closing Date.

(c)           Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where a Loan Party is organized, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.2 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(d)           Corporate Documents and Proceedings.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form attached hereto as Exhibit A, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization (provided that to the extent any Loan Party that is not a Significant Subsidiary is not in good standing, such failure could not reasonably be expected to have a Material Adverse Effect and such good standing certificate shall be delivered in accordance with Section 5.10).

(e)           Solvency Certificate.  The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated to occur on the Closing Date.

(f)           Payment of Fees; Expenses.  The Lenders, the Joint Lead Arrangers, the Fronting Banks and the Administrative Agent shall have received all fees required to be paid, and all reasonable costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(g)           Legal Opinion.  The Administrative Agent shall have received the following executed legal opinions:

(i)       one or more legal opinions from White & Case LLP, counsel to the Borrower and the Guarantors, in form and substance reasonably satisfactory to the Administrative Agent; and

(ii)       the legal opinion of such local counsel as may be reasonably required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(h)           No Material Adverse Effect.  Since December 31, 2009, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

(i)           Ratings.  Each of Moody's and S&P shall have verbally indicated to the Borrower their respective public rating of the Revolving Facility and the Borrower shall have communicated such ratings to the Administrative Agent.  The Borrower shall have obtained corporate credit ratings from Moody’s and S&P.

(j)           Patriot Act.  The Administrative Agent and the Commitment Parties shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least 5 days prior to the Closing Date by the Administrative Agent or the Commitment Parties that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(k)           Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral

Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

(l)           Insurance.  The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

(m)           Required Intercreditor Actions. The Administrative Agent shall have received an executed copy of each of the Required Intercreditor Actions.  For purposes of this Agreement, the “Required Intercreditor Actions” means, collectively, delivery of a joinder to the Collateral Agency and Intercreditor Agreement, delivery to the Collateral Agent of an officers’ certificate describing the Obligations under this Agreement, stating that the Borrower intends to enter into this Agreement as additional secured debt and designating the Obligations as “First Lien Debt” for the purposes of the Collateral Agency and Intercreditor Agreement, delivery by the Borrower and the Administrative Agent to the Collateral Agent of notice specifying the name and address of the Administrative Agent as the Secured Debt Representative for the Obligations under this Agreement and the Loan Documents, and the execution by the Borrower, the Guarantors, the Administrative Agent and the Collateral Agent of the Acknowledgement.

(n)           Real Estate Collateral.  The Administrative Agent shall have received each of the following documents which shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel with respect to the Mortgaged Properties, as appropriate:

(i)       with respect to each Mortgage encumbering Mortgaged Property, Fifth Amendment to Mortgage, in order to cause the Obligations (as defined in each Mortgage) to be appropriately secured by the Mortgaged Property underlying such Mortgages, each such Fifth Amendment to Mortgage duly executed and acknowledged by the applicable Loan Party, in each case, in form for recording in the recording office where each such Mortgaged Property is located, together with such documentation, certificates, affidavits, questionnaires or returns as shall be required in connection with the recording thereof under applicable law,

(ii)       with respect to each Mortgaged Property, a date down and modification endorsement, or other title product where such an endorsement is unavailable, from the Title Insurance Company to the lender’s title policy that insures that the Mortgage, as amended by the Fifth Amendment to Mortgage, encumbering such Mortgaged Property is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all defects and encumbrances and liens except Permitted Liens;

(iii)       with respect to each Fifth Amendment to Mortgage, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to the Administrative Agent and each of the Secured Parties, and (y) shall cover the enforceability of the respective Mortgage as amended by the respective Fifth Amendment to Mortgage, as applicable, and such other matters incidental to the transactions contemplated herein as the Administrative Agent may reasonably request;

(iv)       (x) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the respective Loan Party relating thereto) and (y) a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.4 including, without limitation, flood insurance policies) and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured;

(v)       evidence acceptable to the Administrative Agent of payment by the appropriate Loan Party of all applicable search and examination charges and related charges, mortgage record-

ing taxes, fees, charges, costs and expenses required for the recording and filing of the Fifth Amendments to Mortgage; and

(vi)       evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to cause the Obligations to be appropriately and properly secured by a valid and subsisting first priority Lien on the Mortgaged Property.

4.2.           Conditions to Each Extension of Credit.  The obligation of the Lenders and the Fronting Bank to make each Extension of Credit, including the initial Extension of Credit, is subject to the following conditions precedent:

(a)           Notice.  The Administrative Agent shall have received the applicable notice of borrowing, in substantially the form attached hereto as Exhibit B, from the Borrower or, in the case of a Letter of Credit, the Fronting Bank shall have received an L/C Application.

(b)           Representations and Warranties.  All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Extension of Credit hereunder with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).

(c)           No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Extension of Credit on such Borrowing Date.

The request by the Borrower for, and the acceptance by the Borrower of, each Extension of Credit and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.2 have been satisfied or waived at that time.

SECTION 5

Affirmative Covenants

The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Fronting Bank or the Administrative Agent hereunder or under any other Loan Document (other than Letters of Credit, together with all fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in the manner described in Section 2.5(b), and contingent indemnification obligations for which no claim has been asserted), the Borrower shall and shall cause each of the Guarantors to:

5.1.           Financial Statements, Etc.  Deliver to the Administrative Agent (for distribution to the Fronting Banks and the Lenders):

(a)           within ninety (90) days (or, if agreed to by the Administrative Agent acting in its reasonable discretion, 105 days) after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than a “going concern” or like qualification or exception included solely as a result of such report being issued in the year immediately preceding the Termination Date and the Indebtedness evidenced hereunder being classified as short term indebtedness), by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing; and

(b)           within forty-five (45) days (or, if agreed to by the Administrative Agent acting in its reasonable discretion, sixty (60) days) after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income in such quarter and of cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a Responsible Officer, which certificate shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements delivered pursuant to Sections 5.1(a) and (b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.  The Borrower may provide the financial statements and other materials required to be furnished pursuant to this Section 5.1 by posting such financial statements and materials on IntraLinks/IntraAgency, SyndTrak or other relevant website or other information platform (the “Platform”)  to which the Administrative Agent has access.  If delivered to the Administrative Agent, the Administrative Agent will provide the financial statements and other materials required to be furnished pursuant to this Section 5.1 to the Lenders by posting such financial statements and materials on the Platform within five Business Days after receipt thereof.  Information required to be delivered pursuant to Sections 5.1(a) and (b) shall be deemed satisfied by delivery within the time periods set forth in such Sections of the Borrower’s annual report on Form 10-K and quarterly report on Form 10-Q, respectively, in each case as filed with the SEC for the applicable period.

5.2.           Certificates; Other Information.  Deliver to the Administrative Agent and, in the case of clause (g) below, to the applicable Lender or the applicable Fronting Bank:

(a)           Concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary thereof no knowledge was obtained of any Default or Event of Default pursuant to Section 6.6, except as specified in such certificate (which certificate may be limited to the extent required by accounting rules or guidelines);

(b)           concurrently with (or, in the case of clause (ii)(x)(2) below, within 15 days after) the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and if such certificate specifies any Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto) and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate (1) containing all calculations reasonably necessary for determining compliance by the Borrower with Section 6.6 and (2) setting forth the CNTA Ratio of the Borrower and its Subsidiaries, in each case, as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, (1) a description of any change in the jurisdiction of organization of any Loan Party, (2) a list of any material Intellectual Property acquired by any Loan Party and (3) a description of any Person that has become a Loan Party, in each case since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

(c)           as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections, at the time of preparation thereof, were based on reasonable estimates, information and assumptions;

(d)           concurrently with the delivery of financial statements pursuant to Section 5.1, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year.  Information required to be delivered pursuant to this clause (d) shall be deemed satisfied by delivery within the time period set forth herein of the Borrower’s annual report on Form 10-K and quarterly report on Form 10-Q, respectively, in each case as filed with the SEC for the applicable period.

(e)           no later than five (5) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any material proposed amendment, supplement, waiver or other modification with respect to any Junior Lien Agreement;

(f)           within five Business Days after the same are sent (but only to the extent the same are not filed with the SEC or posted on the Platform), copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(g)           promptly upon request, such other material information (financial or otherwise), as may be reasonably requested by the Administrative Agent (on behalf of itself, any Fronting Bank or any Lender); and

(h)           concurrently with the delivery of any document required to be delivered pursuant to Section 5.1 or this Section 5.2, the Borrower shall indicate in writing whether such document contains non-public information.

The Borrower may provide the certificates and other information required to be furnished pursuant to this Section 5.2 by posting such certificates and information on the Platform to which the Administrative Agent has access.  If delivered to the Administrative Agent, the Administrative Agent will provide the certificates and other information required to be furnished by the Borrower pursuant to this Section 5.2 to the Lenders by posting such certificates and other information on the Platform within five Business Days after receipt thereof.

5.3.           Maintenance of Existence; Compliance with Requirements of Law.

(a)           (i)  Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises reasonably necessary in the normal conduct of its business, except, in each case, (x) as otherwise permitted by Section 6.3 or (y) to the extent that failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b)           Comply with all Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4.           Maintenance of Property; Insurance.

(a)           Keep all property useful and necessary in its business in good working order and condition, subject to ordinary wear and tear, obsolescence and damage by casualty and from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses, except where failure to do any of the foregoing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b)           maintain with financially sound and reputable insurance companies insurance policies (or where appropriate, self-insurance) on all its material property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of a similar size engaged in the same or a similar business (provided, however, that there shall be no breach of this Section 5.4(b) if any such insurer becomes financially unsound and such Loan Party obtains promptly insurance coverage from a different financially sound insurer).

5.5.           Inspection of Property; Books and Records.

(a)           Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

(b)           Upon reasonable prior notice to the Borrower through the Administrative Agent, permit representatives of the Administrative Agent, any Fronting Bank or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with their independent certified public accountants and with their financial advisors; provided that so long as no Event of Default has occurred and is continuing, the Lenders and the Administrative Agent shall not be permitted to exercise such rights more than once per year, and the exercise of such rights will be coordinated through the Administrative Agent on behalf of the Lenders.  The Administrative Agent agrees to coordinate and consolidate visits pursuant to this Section 5.5 by Lenders, the Fronting Banks and their representatives (including the examination of books and records and the making of copies and abstracts of books and records) at mutually convenient times and in such a manner so as to cause minimum disruption to the operations of the Borrower and to minimize costs associated with such visits.

5.6.           Notices.  Promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware thereof (except as otherwise provided in (e) below), give notice to the Administrative Agent, with a copy for each Fronting Bank and each Lender, of:

(a)           the occurrence of any Event of Default;

(b)           any litigation, investigation or proceeding that may exist at any time between a Loan Party and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)           any litigation or proceeding affecting any Loan Party (i) that would reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;

(d)           any development or event that has had or would reasonably be expected to have a Material Adverse Effect; and

(e)           the following events, as soon as practicable and in any event within 30 days after any Responsible Officer knows thereof:  (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, in the case of each of the foregoing clauses (i) or (ii) where such event would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied or provided as soon as practicable thereafter by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party has taken or proposes to take with respect thereto.

5.7.           Environmental Laws.  Comply with, and take reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except where the failure to comply with the foregoing would not be reasonably be expected to give rise to a Material Adverse Effect.

5.8.           [Reserved].

5.9.           Further Assurances.

(a)           With respect to any property acquired after the Closing Date by any Loan Party (other than any property described in paragraph (b), (c) or (d) below) that constitutes Collateral and as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

(b)           With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by any Loan Party (other than any such real property subject to a Permitted Lien which precludes the granting of a Mortgage thereon), within sixty (60) days after the creation or acquisition thereof (i) execute and deliver a first priority Mortgage or where appropriate under the circumstances, an amendment to an existing Mortgage, in each case in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) either (1) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) in form and substance reasonably satisfactory to Administrative Agent as well as a current ALTA survey thereof, together with a surveyor’s certificate (only with respect to any power plant or any other real property for which an ALTA survey was obtained when such property was acquired) or (2) where an amendment to an existing Mortgage has been delivered pursuant to clause (i) instead of a Mortgage, an endorsement to the existing title policy adding such property as an insured parcel, and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage or Mortgage amendment (to the extent obtainable using commercially reasonable efforts), each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c)           With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the avoidance of doubt, shall not include any existing Subsidiary that ceases to be an Excluded Subsidiary unless designated by the Borrower as provided in the last sentence of this Section 5.9(c)), within sixty (60) days of the creation or acquisition thereof (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit A, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.  Notwithstanding anything to the contrary in this Agreement, the Borrower shall have the right to designate an Excluded Subsidiary as a Guarantor under this Agreement and the other Loan Documents.

(d)           With respect to any new Foreign Subsidiary (or Domestic Subsidiary of the type described in clause (d) of the definition of Excluded Subsidiary) created or acquired after the Closing Date by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) if commercially reasonable, deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Collateral Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 6

Negative Covenants

The Borrower agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender. any Fronting Bank or the Administrative Agent hereunder or under any other Loan Document (other than Letters of Credit, together with all fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in the manner described in Section 2.5(b), and contingent indemnification obligations for which no claim has been asserted):

6.1.           Limitation on Indebtedness.

(a)           The Borrower shall not, and shall not permit any of the Guarantors to, directly or indirectly, incur Indebtedness that will constitute First Lien Debt, unless the CNTA Ratio (after giving pro forma effect to any such incurrence and the application of the net proceeds thereof) is equal to or greater than 1.66 to 1.00.

(b)           For purposes of this Section 6.1, the aggregate amount of First Lien Debt outstanding as of any date of determination shall be calculated as the sum of, without duplication:

(i)       the aggregate outstanding principal amount of all Indebtedness (or, if such Indebtedness is issued with original issue discount, the then accreted value thereof) for borrowed money that constitutes First Lien Debt, plus

(ii)       the aggregate face amount of any letters of credit or similar instruments issued but not yet drawn that, when drawn, would constitute First Lien Debt, and the aggregate amount of reimbursement obligations in respect of drawn letters of credit or similar instruments that constitute First Lien Debt, plus

(iii)       the aggregate amount of undrawn and unutilized commitments under which any First Lien Debt could be drawn and/or utilized as of such date, plus

(iv)       the aggregate outstanding principal amount of any First Lien Debt (or, if such Indebtedness is issued with original issue discount, the then accreted value thereof) outstanding consisting of notes, bonds, debentures, credit agreements (including any Eligible Commodity Hedge Financing) or similar instruments or agreements.

(c)           Section 6.1(a) hereof shall not apply to:

(i)       any Specified Cash Management and Swap Obligations, other Cash Management Obligations that would constitute First Lien Debt and any First Lien Hedging Obligations;

(ii)       (A) Indebtedness under the Existing Credit Agreement outstanding on the Closing Date, (B) the 2017 Notes, plus (C) the 2019 Notes, (D) the 2020 Notes, plus (E) the 2021 Notes, plus (F) up to $2.0 billion in term loans or debt securities issued in lieu of term loans in either case that were otherwise permitted to be issued or incurred under the Existing Credit Agreement (as in effect immediately prior to the Closing Date) incurred to repay or redeem secured debt, secured lease obligations or preferred securities of any Project Subsidiary pursuant to the provisions of Section 2.27(a) thereof as in effect on the 2017 Notes Issue Date (but, for purposes hereof, deemed to be amended or waived, to remove (i) any most favored nation pricing required thereunder, (ii) the Schedule Limit as set forth therein or (iii) the requirement that the Borrower be in pro forma compliance with any financial covenants thereunder);

(iii)       Indebtedness of any Loan Party pursuant to this Agreement and the other Loan Documents;

(iv)       any accretion of original issue discount or the payment of interest on any Indebtedness in the form of Indebtedness with the same terms (it being understood that each will be taken into account in determining the aggregate amount of First Lien Debt outstanding as specified in Section 6.1(b)(i) hereof);

(v)       any incurrence of Indebtedness that constitutes First Lien Debt (A) resulting from the drawing of, or reimbursement obligations under, any letters of credit or similar instruments or (B) resulting from borrowings under any undrawn and unutilized commitments to lend such Indebtedness, in each case, that were (i) in existence as of the Closing Date or (ii) included in any calculation of the amount of First Lien Debt outstanding pursuant to Section 6.1(a) hereof in connection with an incurrence of First Lien Debt pursuant to Section 6.1(a) hereof; and, in either case, any Permitted Replacement Commitments that replaced such letters of credit, similar obligations and commitments;

(vi)       any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted to be incurred pursuant to this Section 6.1; and

(vii)      any Eligible Commodity Hedge Financings, so long as the lenders thereunder (or their representatives on their behalf) become a party to, or consent or agree to be bound by the terms and conditions, of the Collateral Agency and Intercreditor Agreement.

(d)           Notwithstanding the foregoing, the Borrower or any of the Guarantors may not incur (1) additional Indebtedness (other than Specified Cash Management and Swap Obligations, other Cash Management Obligations that would constitute First Lien Debt, any First Lien Hedging Obligations and any extension, renewal or refinancing of the Eligible Commodity Hedge Financings existing on the Closing Date) pursuant to Section 6.1(a) hereof, (2) any Permitted Refinancing Indebtedness with respect to Indebtedness incurred under clauses (ii), (iii), (iv) or (v) of Section 6.1(c) hereof or (3) any Permitted Refinancing Indebtedness with respect to any of the foregoing, unless:

(i)       the Borrower and the Guarantors shall enter into, and deliver to the Collateral Agent, in the sole discretion of the Collateral Agent, a mortgage modification or new mortgage with regard to each Mortgaged Property, in proper form for recording in all applicable jurisdictions, in a form reasonably satisfactory to the Collateral Agent and, as applicable, consistent with the mortgage modifications delivered in connection with the issuance of the 2021 Notes;

(ii)       the Borrower or the applicable Guarantor shall cause to be delivered a local counsel opinion with respect to each Mortgaged Property in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Collateral Agent and, as applicable, consistent with the local counsel opinions delivered in connection with the issuance of the 2021 Notes;

(iii)       the Borrower or the applicable Guarantor shall cause a title company approved by the Collateral Agent to have delivered to the Collateral Agent an endorsement to each title insurance policy then in effect for the benefit of the Secured Parties, date down(s) or other evidence reasonably satisfactory to the Collateral Agent (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (I) the priority of the Lien of the applicable Mortgage(s) as security for the Obligations has not changed, (II) since the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such additional Indebtedness, there has been no change in the condition of title and (III) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Permitted Liens; and

(iv)       the Borrower or the applicable Guarantor shall, upon the request of the Collateral Agent, deliver to the approved title company, the Collateral Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgages as security for the Obligations.

6.2.           Limitation on Liens.  The Borrower shall not, and shall not permit any of the Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any asset now owned or hereafter acquired, except Permitted Liens.

6.3.           Merger, Consolidation, or Sale of Assets.

(A)           (i)  The Borrower shall not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either:

(A)           the Borrower is the surviving corporation; or

(B)           the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under this Agreement and the Security Documents pursuant to joinder agreements or other documents and agreements reasonably satisfactory to the Administrative Agent; and

(3)           immediately after such transaction, no Default or Event of Default exists;

(b)           In addition, the Borrower will not, directly or indirectly, lease all or substantially all of its properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

This Section 6.3 shall not apply to:

(1)           a merger of the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower in another jurisdiction; or

(2)           any consolidation or merger of (a) the Borrower into a Guarantor, (b) a Guarantor into the Borrower or another Guarantor or (c) a Subsidiary of the Borrower into the Borrower or another Subsidiary of the Borrower; or

(3)           any sale, assignment, transfer, conveyance, lease or other disposition of assets (a) by the Borrower to a Guarantor, (b) by a Guarantor to the Borrower or another Guarantor or (c) by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower.

(B)           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Borrower in a transaction that is subject to, and that complies with the provisions of, Section 6.3(A) hereof, the successor Person formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Borrower” shall refer instead to the successor Person and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest on the Loans except in the case of a sale of all of the Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.3(A) hereof.

6.4.           Limitation on Sale and Leaseback Transactions.  The Borrower shall not, and shall not permit any of the Guarantors to, enter into any sale and leaseback transaction; provided that the Borrower or any Guarantor may enter into a sale and leaseback transaction if:

(1)           the Borrower or that Guarantor, as applicable, could have incurred a Lien (other than a Lien created under the Security Documents) to secure such Indebtedness pursuant to Section 6.2 hereof; and

(2)           the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Borrower and set forth in a certificate of a Responsible Officer delivered to the Administrative Agent, of the property that is the subject of that sale and leaseback transaction.

6.5.           Limitation on Secured Commodity Hedging.  The Borrower shall not, and shall not permit any of the Guarantors to, directly or indirectly, enter into any Commodity Hedge Agreement that will constitute First Lien Debt, other than Eligible Commodity Hedge Agreements.

6.6.           Financial Covenants.

(a)           Consolidated Leverage Ratio.  The Borrower shall not permit the Consolidated Leverage Ratio as at the end of any fiscal quarter of the Borrower (commencing with the first such fiscal quarter that begins on a date after the Closing Date) to exceed 7.00:1.00.

(b)           Consolidated Interest Coverage Ratio.  The Borrower shall not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on the last day of any fiscal quarter of the Borrower (commencing with the first such fiscal quarter that begins after the Closing Date) to be less than 1.50:1.00.

SECTION 7

Events of Default

7.1.           Events of Default.

If any of the following events shall occur and be continuing:

(a)           The Borrower shall fail to (i) pay any principal of any Loan under this Agreement, including, without limitation, pursuant to Section 2.14 hereof, when due in accordance with the terms thereof or hereof or to reimburse the Fronting Bank in accordance with Section 2.5(d) or (ii) pay any interest on any Note or under this Agreement, or any other amount payable hereunder or under any other Loan Document (including any fees payable under Section 2.23), in each case within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)           Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement required to be furnished by a Loan Party at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)           any Loan Party shall default in the observance or performance of any agreement contained in Section 6 of this Agreement; or

(d)           any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of forty-five (45) days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e)           the Borrower or any Guarantor that is a Significant Subsidiary shall (A) default in making any payment of any principal of any Indebtedness (excluding the Loans) on the scheduled or original due date with respect thereto; or (B) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (C) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity, provided that this clause (C) shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of property or assets to the extent such sale or transfer is permitted by the terms of such Indebtedness; provided, that a default, event or condition described in clause (A), (B) or (C) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (A), (B) and (C) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $100,000,000 or

(f)           (i) the Borrower or any Guarantor that is a Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor that is a Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Guarantor that is a Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 consecutive days; or (iii) there shall be commenced against the Borrower or any Guarantor that is a Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Guarantor that is a Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Guarantor that is a Significant Subsidiary shall generally not pay its debts as they become due; or

(g)           one or more judgments or decrees shall be entered against the Borrower or any Guarantor that is a Significant Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $100,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof (except any such judgment or decree in respect of the CalGen Makewhole Payment shall not be counted as a judgment or decree for purposes of this clause (g)); or

(h)           (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; (ii) any failure to meet the minimum funding standard of Section 430 of the Code or Section 303 of ERISA, whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, pursuant to Section 4042 of ERISA to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA and (v) any Loan Party or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(i)           any of the Security Documents shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) with respect to Collateral with a book value greater than $50,000,000, or any Loan Party shall so assert, or any Lien (affecting Collateral with a book value greater than $50,000,000) created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than, in each case, pursuant to a failure of the Administrative Agent, the Collateral Agent, any other agent appointed by the Administrative Agent, the Collateral Agent or the Lenders to take any action within the sole control of such Person) (it being understood that the release of Collateral from the Security Documents or the discharge of a Guarantor therefrom shall not be construed (x) as any of the Security Documents ceasing to be in full force and effect or (y) as any of the Liens created thereunder ceasing to be enforceable or of the same priority and effect purported to be created thereby); or

(j)           the guarantee of any Guarantor with a book value greater than $50,000,000 contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) or any Loan Party shall so assert (it being understood that the discharge of a Guarantor from the Guarantee and Collateral Agreement shall not be construed as the Guarantee and Collateral Agreement ceasing to be in full force and effect); or

(k)           the Lien subordination provisions in favor of the Lenders or any other provision of the Collateral Agency and Intercreditor Agreement shall cease for any reason to be valid (other than by its express terms) and, in the case of any provision of the Collateral Agency and Intercreditor Agreement other than the Lien subordination provisions in favor of the Lenders, the result thereof is that the interests of the Lenders are materially and adversely affected, or any Loan Party shall assert in writing that the Lien subordination provisions or any such other provision of the Collateral Agency and Intercreditor Agreement shall not for any reason be valid (other than by its express terms) ; or

(l)           there shall occur a Change of Control;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of Letter of Credit Outstandings, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of Letter of Credit Outstandings, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the Dollar Equivalent, using the Exchange Rate, of the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drawings under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents.  After all such Letters of Credit shall have expired (without any pending drawing) or been fully drawn upon, all Letter of Credit Outstandings shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 8

The Agents

8.1.           Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Each Lender hereby irrevocably designates and appoints the Collateral Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Administrative Agent and the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent.

8.2.           Delegation of Duties.  Each of the Administrative Agent and the Collateral Agent may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  None of the Administrative Agent and the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

8.3.           Exculpatory Provisions.  Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

8.4.           Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts reasonably selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless the Administrative Agent shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement or any other Loan Document, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5.           Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement or any other Loan Document, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Administrative Agent shall deem advisable in the best interests of the Lenders.

8.6.           Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

8.7.           Indemnification.  The Lenders agree to indemnify the Agents and the Fronting Banks in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Commitment Percentage in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Commitment Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Fronting Bank, as applicable, in any way relating to or arising out of, the Commitments, Letters of Credit, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Fronting Bank’s, as applicable, gross negligence or willful misconduct.  The agreements in this Section 8.7 shall survive the expiration or cancellation of all Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

8.8.           Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9.           Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon ten (10) days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as an Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as an Administrative Agent by the date that is ten (10) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After the retiring Administrative Agent’s resignation, the provisions of this Section 8 and Section 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10.           The Syndication Agent and the Documentation Agents.  The Syndication Agent and the Documentation Agents shall not have any duties or responsibilities hereunder in their capacity as such or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Syndication Agent and the Documentation Agents.

8.11.           Collateral Security.  The Collateral Agent will hold, administer and manage any Collateral pledged from time to time hereunder either in its own name or as Collateral Agent, but each Lender and each Fronting Bank shall hold a direct, undivided pro rata beneficial interest therein, on the basis of its proportionate interest in the secured obligations, by reason of and as evidenced by this Agreement and the other Loan Documents, subject to the priority of payments referenced in Section 6.5 of the Guarantee and Collateral Agreement and subject to the terms of the Collateral Agency and Intercreditor Agreement.

8.12.           Enforcement by the Administrative Agent and Collateral Agent.  All rights of action under this Agreement and under the Notes and all rights to the Collateral hereunder may be enforced by the Administrative Agent and the Collateral Agent and any suit or proceeding instituted by the Administrative Agent or the Collateral Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent or Collateral Agent without the necessity of joining as plaintiffs or defendants any other Lenders or any Fronting Banks, and the recovery of any judgment shall be for the benefit of Lenders and the Fronting Banks subject to the expenses of the Administrative Agent and the Collateral Agent.

8.13.           Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agents (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Sections 2.18 and 2.19 and without limiting or expanding the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13.  The agreements in this Section 8.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.  For purposes of this Section 8.13, the term “Lender” shall include any Fronting Bank and any Swingline Lender.

SECTION 9

Miscellaneous

9.1.           Amendments and Waivers.

(a)           None of this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (I) enter into written amendments, supplements or modifications hereto or to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (II) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A)(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Letter of Credit reimbursement obligation, (ii) reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, (iii) increase the amount or extend the expiration date of any Lender’s Revolving Commitment (it being understood that a waiver of any Event of Default or Default shall not be deemed to be an increase in the amount of any Lender’s Revolving Commitments), or (iv) release all or substantially all of the Collateral for the Obligations or release all or substantially all of the Guarantors (except, in either case, as expressly permitted by the Loan Documents), in each case without the written consent of each Lender and each Fronting Bank directly affected thereby, (B) without the written consent of the Swingline Lender, amend, modify or waive any provision of Section 2.3 or 2.4; (C) without the consent of all the Lenders, (i) amend, modify or waive any provision of this Section 9.1(a) or any other provision of any Section hereof expressly requiring the consent of all the Lenders (except, in either case, for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford protections to such additional extensions of credit of the type provided to the Revolving Commitments on the Closing Date), or (ii) reduce the percentage specified in or otherwise change the definition of Required Lenders (it being understood that, with the consent of the Required Lenders or as otherwise permitted hereunder, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Commitments are included on the Closing Date), or (iii) change Section 2.17 in a manner that would alter the pro rata sharing of payments required thereby (other than as permitted thereby or by Section 9.1(b)), (D) amend, modify or waive any provision of (i) Sections 2.5 through 2.7 or any other provision of this Agreement or the other Loan Documents which affect the rights, duties or obligations of any Fronting Bank without the written consent of such Fronting Bank, including the definitions of “Fronting Bank” and “Fronting Bank Sublimit”, or (ii) Section 8 or any other provision of this Agreement or the other Loan Documents, which affects, the rights, duties or obligations of the Administrative Agent without the written consent of the Administrative Agent and (E) require consent of any Person to an amendment to this Agreement made pursuant to (x) Section 2.25 other than the Borrower, the Guarantors, each Lender agreeing to provide a commitment to such Incremental Revolving Loans, each Additional Lender with respect thereto and the Administrative Agent or (y) Section 2.27 other than the Borrower and each Lender participating in the respective Extension.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Loan Documents, and any Default or Event of Default waived shall be deemed to have not occurred or to be cured and not continuing, as the parties may agree; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b)           Notwithstanding the foregoing, (A) this Agreement may be amended (or amended and restated) with the written consent of the Borrower and the institutions providing each Refinancing Revolving Facility (as defined below) (a) to add one or more additional credit facilities to this Agreement for the purpose of refinancing or replacing any and all of the Loans and Revolving Commitments hereunder (each a “Refinancing Revolving Facility”) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; provided that (i) no Default or Event of Default then exists or would result therefrom, (ii) any Refinancing Revolving Facility does not mature prior to the maturity date of the Loans and Revolving Commitments being refinanced and (iii) the other terms and conditions of such Refinancing Revolving Facility (excluding pricing and optional prepayment and redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the Lenders providing such Refinancing Revolving Facility than, those applicable to the Revolving Commitments being refinanced (except for covenants or other provisions applicable only to periods after the latest Termination Date of the Revolving Commitments existing at the time of such refinancing) and (B) this Agreement may be amended (or amended and restated) as, and to the extent, contemplated by Sections 2.25 and 2.27.

(c)           Notwithstanding anything to the contrary contained in this Section 9.1, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required

Lenders within ten (10) Business Days following receipt of notice thereof.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the Administrative Agent and the Collateral Agent are each hereby irrevocably authorized by each Lender (and each such Lender expressly consents), without any further action or the consent of any other party to any Loan Document, to make any technical amendments to the Guarantee and Collateral Agreement to correct any cross-references therein to any provision of this Agreement that may be necessary in order to properly reflect the amendments made to this Agreement (as this Agreement has been amended and restated on the Closing Date).

(d)           Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Revolving Commitment and the outstanding Revolving Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Revolving Commitment of such Defaulting Lender, extend the date fixed for the payment of principal at final maturity or interest owing, or fees or other amounts due to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder (excluding, in either case, the waiver of the applicability of any post-default increase in interest rates or fees), or alter the terms of this proviso, will require the consent of such Defaulting Lender.

9.2.           Notices.

(a)           All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received, addressed as follows in the case of the Loan Parties and the Administrative Agent, and as set forth in the administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower and the Guarantors:	Calpine Corporation
717 Texas Avenue
Suite 1000
Houston, TX 77002
Attention: Chief Legal Officer
Telecopier No.: 832-325-4508

with copies (which shall not constitute notice) to:

717 Texas Avenue
Suite 1000
Houston, TX 77002
Attention: Associate General Counsel
Telecopier No.: 713-830-8751

The Administrative Agent and Swingline Lender:	Goldman Sachs Bank USA
c/o Goldman, Sachs & Co.
30 Hudson Street, 17th Floor
Jersey City, NJ 07302
Attention: SBD Operations
Attention:
Telecopier No.:

with copies (which shall not constitute notice) to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Attention: Noah Newitz, Esq.
Telecopier No.: 212-378-2548

Fronting Bank:	Deutsche Bank AG New York Branch
60 Wall Street, 25th Floor
New York, New York 10005
Attention: Jack Leong
Telecopier No.: 212-797-0304

with a copy to (which shall not constitute notice):

Deutsche Bank AG New York Branch
60 Wall Street, 25th Floor
New York, New York 10005
Attention: Lynn Nicaretta
Telecopier No.: 212-797-0780

Fronting Bank:	Union Bank, N.A.
1980 Saturn Street
Monterey Park, CA 91755
Trade Service Operations
Telecopier No.: 323-720-2773

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Sections 2.2, 2.3, 2.5, 2.6, 2.8(e), 2.11-2.13, 2.14(c), 2.15, 2.20, 2.25, and 2.27(d) unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Each Fronting Bank may rely upon any notice or other communication of any nature (written, electronic or oral, including telephone conversations and transmissions through such Fronting Bank's remote access system, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and such Fronting Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. Whenever any Fronting Bank shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower, the Administrative Agent, or any Lender, such matter may be established by a certificate of the Borrower, the Administrative Agent, or such Lender, as the case may be, and each Fronting Bank may conclusively rely upon such certificate.  No Fronting Bank shall be deemed to have any knowledge or notice of the occurrence of any Default unless such Fronting Bank has received notice from the Administrative Agent or the

Required Lenders referring to this Agreement, describing such Default, and stating that such notice is a "notice of default".

(d)           Each of the Loan Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)           The Platform and any Approved Electronic Communications are provided “as is” and “as available”.  None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by any of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives in connection with the Platform or the Approved Electronic Communications.

(f)           Each of the Loan Parties, the Lenders and the Agents agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

9.3.           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4.           Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and the other extensions of credit hereunder.

9.5.           Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Administrative Agent, each Fronting Bank and the Collateral Agent for all its reasonable out-of-pocket costs and expenses reasonably incurred in connection with (i) the development, negotiation, preparation, execution and delivery of this Agreement, the Notes , the Letters of Credit and any other documents prepared in connection herewith or therewith, including any amendment, supplement or modification to any of the foregoing and (ii) the consummation and administration of the transactions contemplated hereby and thereby, and the reasonable fees and disbursements of one counsel to the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers, taken as a whole (and, to the extent necessary, one local counsel in each relevant jurisdiction for all such entities, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel in each relevant jurisdiction to the affected entities similarly situated, taken as a whole), and security interest filing and recording fees and expenses, (b) to pay or reimburse the Administrative Agent, the Collateral Agent, each Fronting Bank and each Lender for all its reasonable costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the Letters of Credit, the other Loan Documents and any such other documents following the occurrence and during the continuance of an Event of Default, including without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent, the Collateral Agent, the Fronting Banks and the Lenders and each of their respective affiliates, taken as a whole (and, to the extent reasonably necessary, one local counsel in each relevant jurisdiction for all such entities, taken as a whole, and, solely in the case of an actual or potential conflict of interest, one additional local counsel in each relevant jurisdiction to the affected entities similarly situated, taken as a whole), (c) to pay, and indemnify and hold harmless each Lender, each Joint Lead Arranger, each Documentation Agent, the Syndication Agent, the Collateral Agent, each Fronting Bank and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the Letters of Credit, the other Loan Documents and any such other documents (without duplication to payments made pursuant to Section 2.19) and (d) to pay, and indemnify and hold harmless each Lender, each Joint Lead Arranger, the Collateral Agent, the Syndication Agent, each Documentation Agent, each Fronting Bank, the Administrative Agent and each of their respective Affiliates, directors, officers, employees, representatives, partners and agents (each, an “Indemnitee”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, preservation of rights and administration of this Agreement, the Notes, the Letters of Credit, the other Loan Documents or the use of the proceeds of the Extensions of Credit, including without limitation, arising out of any demand for payment, other presentation, or request under any Letter of Credit or transactions supported by any Letter of Credit or any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Loan Parties or any of their respective properties and the reasonable fees and expenses of one legal counsel for the Indemnitees taken as a whole in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities to the extent (x) determined by the final judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of  such Indemnitee or any of such Indemnitee’s Related Persons, (y) resulting from a material breach by such Indemnitee or any of such Indemnitee’s Related Persons of its material obligations under this Agreement or the other Loan Documents or (z) related to any dispute solely among Indemnitees other than any claims against any Indemnitee in its capacity or in fulfilling its role as an Agent, a Joint Lead Arranger or any similar role under this Agreement and the other Loan Documents and other than any claims involving any act or omission on the part of the Borrower or its Subsidiaries; provided, further, that the Borrower shall in no event be responsible for consequential, indirect, special or punitive damages to any Indemnitee pursuant to this Section 9.5 except such consequential, indirect, special or punitive damages required to be paid by such Indemnitee in respect of any indemnified liabilities.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  To the extent permitted by applicable law, no Loan Party nor any of their respective Subsidiaries shall assert, and each Loan Party hereby waives, on behalf of itself and its Subsidiaries, any claim against each Lender, the Fronting Bank, each Documentation Agent, the Syndication Agent, each Joint Lead Arranger, each Agent and their respective affiliates, directors, officers, employees, attorneys, representatives, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees, on behalf of themselves and each of their respective Subsidiaries, not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.  All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor.  Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to the Treasurer of the Borrower (Telecopy No. 713-353-9144), at the address of the Borrower set forth in Section 9.2 (with copies (which shall not constitute notice) to the Associate General Counsel of the Borrower at the respective addresses set forth in Section 9.2), or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

9.6.           Successors and Assigns; Participations.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Fronting Bank that issues any Letter of Credit), except that (i) unless otherwise permitted by Section 6.3 hereof, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)           the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 7(a) or Section 7(f) (in the case of the Borrower only) has occurred and is continuing, any other Person;

(B)           the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund;

(C)           each Fronting Bank (such consent not to be unreasonably withheld, delayed or conditioned); and

(D)           the Swingline Lender (such consent not to be unreasonably withheld, delayed or conditioned).

(ii)       Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments or Loans, the amount of the Revolving  Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7(a) or Section 7(f) (in the case of the Borrower only) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)           (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (although the Borrower shall not be responsible for the payment of the recordation fee unless the Borrower has chosen to replace a Lender pursuant to Section 2.26  hereof) and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C)           the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(D)           Notwithstanding anything else in this Section 9.6 to the contrary, none of the Loan Parties, their respective Affiliates or any natural person shall be an Assignee hereunder.

For the purposes of this Section 9.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii)       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 9.5 for the period of time in which it was a Lender hereunder.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)       The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount (and interest amounts) of the Loans and Letter of Credit Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Fronting Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.

(v)       Upon its receipt of an Assignment and Acceptance (executed via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually)), by a transferor Lender and an Assignee, as the case may be, (and, in the case of an Assignee that is not then a Lender, by the Administrative Agent, the Fronting Bank, the Swingline Lender and the Borrower to the extent required under paragraph (c) above) together with payment to the Administrative Agent by the transferor Lender or the Assignee of a recordation and processing fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance, (ii) on the effective date of such transfer determined pursuant thereto record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the transferor Lender, the Assignee and the Borrower.

(c)           (2)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, any Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Document or to otherwise exercise its voting righting rights under this Agreement and any other Loan Document; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1(a) and (2) directly affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 (subject to the requirements and limitations of such sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section

9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender.

(i)       A Participant shall not be entitled to receive any greater payment under Section 2.18,  2.19  or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that any entitlement to a greater payment results from a change in any Requirement of Law arising after such Participant became a Participant.

(ii)       Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)           Subject to Section 9.15, the Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee (in each case which agrees to comply with the provisions of Section 9.15 or confidentiality requirements no less restrictive on such prospective transferee than those set forth in Section 9.15) any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f)           Each Fronting Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Fronting Bank, and the successor Fronting Bank.  The Administrative Agent shall notify the Lenders of any such replacement of any Fronting Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Fronting Bank, including pursuant to Section 2.23 and after the effective date of any such replacement, (i) the successor Fronting Bank shall have all the rights and obligations of the replaced Fronting Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the replacement of a Fronting Bank hereunder, the replaced Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

9.7.           Adjustments; Setoff.

(a)           Except to the extent that this Agreement, any other Loan Document or a court order expressly provides or permits for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefited Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment or participation made pursuant to Section 9.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Notwithstanding anything to the contrary contained in this Section 9.7(a), no extension of Revolving Commitments and Revolving Loans that is permitted under Section 2.27, shall constitute a payment of any of such Revolving Loans for purposes of this Section 9.7.

(b)           In addition to any rights and remedies of the Lenders provided by law and subject to the terms of the Guarantee and Collateral Agreement, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

9.8.           Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

9.9.           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10.         Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof (other than the provisions of the Commitment Letter that expressly survive pursuant to the terms thereof), and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents (other than the provisions of the Commitment Letter that expressly survive pursuant to the terms thereof).

9.11.         GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12.         Submission To Jurisdiction; Waivers.

(a)           Subject to clause (b)(iii) of this Section 9.12, each party hereto hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, in each case that are located in the Borough of Manhattan, The City of New York;

(b)           The Borrower hereby irrevocably and unconditionally:

(i)       agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(ii)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepa-

id, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(iii)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of any Agent, Joint Lead Arranger, Fronting Bank, Swingline Lender or Lender to sue in any other jurisdiction; and

(iv)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.13.         Acknowledgements.  The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Syndication Agent, the Documentation Agents and the Joint Lead Arrangers shall have no powers, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents;

(c)           the Agents, the Joint Lead Arrangers, the Documentation Agents, the Syndication Agent, the Lenders and their Affiliates may have economic interests that conflict with those of the Borrower; and

(d)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

9.14.         Releases of Guarantees and Liens.

(a)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender (and each such Lender hereby expressly consents) (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1(a)) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantor from its guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1(a), including, in each case and without limitation, any sale, transfer or other disposition of any Collateral or Guarantor, including as a result of any investments of Collateral in non-Guarantor Subsidiaries to the extent not prohibited by the Loan Documents or (ii) under the circumstances described in paragraphs (b) or (c) below (and, upon the consummation of any such transaction in preceding clause (i) or (ii), such Collateral shall be disposed of free and clear of all Liens under the Collateral Documents and/or such Guarantor shall be released from its obligations under the Guarantee and Collateral Agreement).

(b)           Subject to the terms of the Collateral Agency and Intercreditor Agreement, at such time as the Loans, the Letter of Credit Outstandings and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Lenders hereby agree, and each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action required by the Borrower having the effect of releasing a Guarantor from its guarantee obligations hereunder and as a Grantor under the Security Documents if the CNTA Ratio of the Borrower and the Guarantors, on a pro forma basis after giving effect to such release, is equal to or greater than 1.66 to 1.00 (the “CNTA Guarantor Release Condition”); provided however, that prior to any such release, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the information and calculations reasonably necessary for determining compliance with the CNTA Guarantor Release Condition.

(d)           In connection with any release of Collateral of the type described above in clause (a) or (c) or any other transaction involving Collateral which transaction is not prohibited by the Loan Documents, notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender (and each such Lender hereby expressly consents) (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1 (a)) to take any action with respect to the Collateral requested by the Borrower to the extent necessary to permit such release or other transaction, including without limitation, directing the Collateral Agent to execute agreements (including, without limitation, with third parties) with respect to any Collateral, upon the delivery to the Administrative Agent and Collateral Agent of a certificate signed by an officer of the Borrower stating that such action and the release of the Collateral or other transaction, as applicable, is permitted by each Secured Debt Document.

9.15.        Confidentiality.  Each Agent, each Joint Lead Arranger, each Documentation Agent, the Syndication Agent, and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent any Agent, any Joint Lead Arranger, any Documentation Agent, the Syndication Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof (so long as such affiliate agrees to be bound by the provisions of this Section 9.15), (b) subject to an agreement to comply with provisions no less restrictive than this Section 9.15, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, officers, agents, attorneys, accountants, partners and other professional advisors or those of any of its affiliates, (d) upon the request or demand, or in accordance with the requirements (including reporting requirements), of any Governmental Authority having jurisdiction over such Lender, provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law or other legal process, provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority), (f) if requested or required to do so in connection with any litigation or similar proceeding; provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure, (g) to the extent such information has been independently developed by such Lender or that has been publicly disclosed other than in breach of this Agreement, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering this Agreement or the other Loan Documents, will be syndicate-level information, which may (except as provided in the following paragraph) contain material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities.  Accordingly, each Lender confirms to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of material non-public information, (ii) it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws and (iii) it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

The Borrower acknowledges that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its subsidiaries or their securities) (each, a “Public Lender”) and, if documents required to be delivered pursuant to Sections 5.1 or 5.2 or otherwise are being distributed through the Platform, the Borrower agrees to designate those documents or other information that are suitable for delivery to the Public Lenders as such. Any document that the Borrower has indicated contains non-public information shall not be posted on that portion of the Platform designated for such Public Lenders.  If the Borrower has not indicated whether a document delivered pursuant to Sections 5.1 or 5.2 contains non-public information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities.   The Borrower acknowledges and agrees that copies of the Loan Documents may be distributed to Public Lenders (unless the Borrower promptly notifies the Administrative Agent that any such document contains material non-public information with respect to the Borrower or its securities).

9.16.         WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.17.         U.S.A. Patriot Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.  The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by each Lender and the Administrative Agent to maintain compliance with the Patriot Act.

9.18.         No Fiduciary Duty.  Each Agent, each Fronting Bank, each Lender, the Joint Lead Arrangers and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

9.19.         Lien Sharing and Priority Confirmation.  Each Lender party to this Agreement, and the Administrative Agent on behalf of the Lenders, hereby agree that:

(a)           all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Borrower or any other Grantor to secure any Obligations (as defined in the Collateral Agency and Intercreditor Agreement) in respect of this Agreement and the Loan Documents and the Series of First Lien Debt represented thereby, whether or not upon property otherwise constituting collateral for such Obligations (as defined in the Collateral Agency and Intercreditor Agreement) in respect of this Agreement and the Loan Documents and the Series of First Lien Debt represented thereby and that all such First Liens will be enforceable by the Collateral Agent for the benefit of all holders of First Lien Obligations equally and ratably;

(b)           the Administrative Agent and each of the Lenders in respect of the Obligations (as defined in the Collateral Agency and Intercreditor Agreement) in respect of this Agreement and the Loan Documents and the Se-

ries of First Lien Debt represented thereby are bound by the provisions of the Collateral Agency and Intercreditor Agreement, including without limitation (i) the provisions relating to the ranking of First Liens and the order of application of proceeds from enforcement of First Liens and (ii) the provisions of Section 8.22 thereof; and

(c)           the Administrative Agent and each of the Lenders consent to and direct the Collateral Agent to perform the Collateral Agent’s obligations under the Collateral Agency and Intercreditor Agreement and the other Security Documents.

The foregoing provisions of this Section 9.19 are intended for the enforceable benefit of, and will be enforceable as a third party beneficiary by, all holders of each existing and future Series of First Lien Debt, each existing and future First Lien Representative, all holders of each existing and future Series of Second Lien Debt, each existing and future Second Lien Representative and the Collateral Agent.

9.20.         Credit Agreement.  The Borrower, the Administrative Agent and the Lenders hereby (i) provide that this Agreement and the other Loan Documents (and the Obligations hereunder and thereunder) shall constitute First Lien Debt for purposes of the Collateral Agency and Intercreditor Agreement and (ii) designate this Agreement as a “Credit Agreement” for purposes of the Collateral Agency and Intercreditor Agreement, the Guarantee and Col-lateral Agreement and the other Loan Documents.  The Collateral Agent hereby acknowledges that it has received notice as required by the Collateral Agency and Intercreditor Agreement that this Agreement shall constitute a “Credit Agreement” for purposes of the Collateral Agency and Intercreditor Agreement, the Guarantee and Collateral Agreement and the other Loan Documents. IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:
CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Chief Financial Officer

GOLDMAN SACHS BANK USA,
as Administrative Agent and a Lender

By:	/s/ ALEXIS MAGED
Name: Alexis Maged Title: Authorized Signatory

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Collateral Agent

By:	/s/ ALEXIS MAGED
Name: Alexis Maged Title: Authorized Signatory

BARCLAYS BANK PLC, as a Lender

By:	/s/ ANN E. SUTTON
Name: Ann E. Sutton Title: Director

CITIBANK, N.A.,
as a Lender

By:	/s/ ANITA J. BRICKELL
Name: Anita J. Brickell Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ NUPUR KUMAR
Name: Nupur Kumar Title: Vice President

By:	/s/ RAHUL PARMAR
Name: Rahul Parmar Title: Associate

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ WILLIAM GRAHAM
Name: William Graham Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ WILLIAM GRAHAM
Name: William Graham Title: Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Fronting Bank and a Lender

By:	/s/ MARCUS M. TARKINGTON
Name: Marcus M. Tarkington Title: Director

By:	/s/ ENRIQUE LANDAETA
Name: Enrique Landaeta Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ JUAN JAVELLANA
Name: Juan Javellana Title: Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ THOMAS CASEY
Name: Thomas Casey Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ ORHAN SARAYLI
Name: Orhan Sarayli Title: Director

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa Title: Associate Director

By:	/s/ MARY E. EVANS
Name: Mary E. Evans Title: Associate Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ JUSTIN MARTIN
Name: Justin Martin Title: Vice President

ING CAPITAL LLC, as a Lender

By:	/s/ ERWIN THOMET
Name: Erwin Thomet Title: Managing Director

By:	/s/ THOMAS CANTELLO
Name: Thomas Cantello Title: Director

UNION BANK, N.A., as a Fronting Bank and as a Lender

By:	/s/ ALEX WERNBERG
Name: Alex Wernberg, CFA Title: Senior Vice President

SCHEDULES TO THE CREDIT AGREEMENT

Schedule 1.1A
Revolving Commitment Amounts

COMMITMENT PARTY	COMMITMENT AMOUNT
GOLDMAN SACHS BANK USA	$79,090,909.00
BARCLAYS BANK PLC	$79,090,909.00
CITIBANK, N.A.	$79,090,909.00
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$79,090,909.00
DEUTSCHE BANK AG NEW YORK BRANCH	$79,090,909.00
JPMORGAN CHASE BANK, N.A.	$79,090,909.00
MORGAN STANLEY BANK, N.A.	$50,000,000.00
MORGAN STANLEY SENIOR FUNDING, INC.	$29,090,909.00
ROYAL BANK OF CANADA	$79,090,909.00
THE ROYAL BANK OF SCOTLAND PLC	$79,090,909.00
UBS AG, STAMFORD BRANCH	$79,090,909.00
BANK OF AMERICA, N.A.	$75,000,000.00
ING CAPITAL LLC	$67,045,455.00
UNION BANK, N.A.	$67,045,455.00

Schedule 1.1C
Mortgaged Properties

Owner	Real Property Location
Auburndale Peaker Energy Center, LLC	Gas fired power generation facility located at 1501 W. Derby Avenue, Auburndale, FL 33823 Polk County, Florida
Baytown Energy Center, LP	Gas fired power generation facility located at 8605 FM 1405, Baytown, Texas 77520 Chambers County, Texas
Carville Energy LLC	Gas fired power generation facility located at 4322 LA Highway 30 St. Gabriel, LA 70776 Iberville Parish, Louisiana
Channel Energy Center, LP	Gas fired power generation facility located at 12000 Lawndale, Houston, TX 77017 Harris County, Texas
Columbia Energy LLC	Gas fired power generation facility located at 100 Calpine Way Gaston, SC 29053 Calhoun County and Lexington County, South Carolina
Corpus Christi Cogeneration LP	Gas fired power generation facility located at 3952 Buddy Lawrence Drive Corpus Christi, TX 78407 Nueces County, Texas
Decatur Energy Center, LLC	Gas fired power generation facility located at 2024 Highway 20 W. Decatur, AL 35601 Morgan County, Alabama
Delta Energy Center, LLC	Gas fired power generation facility located at 1200 Arcy Lane Pittsburg, CA 94565 Contra Costa County, CA
Freestone Power Generation LP	75% undivided interest in gas fired power generation facility located at 1366 FM 488 Fairfield, TX 75840 Freestone County, Texas
Mobile Energy L L C	Gas fired power generation facility located at 1003 Paper Mill Road Mobile, AL 36610 Mobile County, Alabama
Los Medanos Energy Center LLC	Gas fired power generation facility located at 750 East 3rd Pittsburg, CA 94565 Contra Costa County, California
Morgan Energy Center, LLC	Gas fired power generation facility located at 1410 Red Hat Road Decatur, AL 35601 Morgan County, Alabama

Owner	Real Property Location
Calpine Newark, LLC	Gas fired power generation facility located 35 Blanchard Street, Newark, NJ 07105 Essex County, New Jersey
Calpine Oneta Power, L.P.	Gas fired power generation facility located at 25142 E. 105th St. S. Broken Arrow, OK 74014 Wagoner County, Oklahoma
Pastoria Energy Facility L.L.C.	Gas fired power generation facility located at 39789 Edmonston Pumping Plant Road Lebec, CA 93243 Kern County, California
Pine Bluff Energy, LLC	Gas fired power generation facility located at 5301 Fairfield Rd. Pine Bluff, AR 71601 Jefferson County, Arkansas
Santa Rosa Energy Center, LLC	Gas fired power generation facility located at 5001 Sterling Way Pace, FL 32571 Santa Rosa County, Florida
Zion Energy LLC	Gas fired power generation facility located at 5701 9th Street Zion, IL 60099 Lake County, Illinois
Clear Lake Cogeneration Limited Partnership	Gas fired power generation facility located at 9602 Bayport Road, Pasadena, TX 77507 Harris County, Texas
RockGen Energy LLC	Gas fired power generation facility located at 2346 Clearview Road, Cambridge, WI 53523 Dane County, Wisconsin
Texas City Cogeneration, L.P.	Gas fired power generation facility located at 3221 Fifth Avenue South, Texas City, TX 77590 Galveston County, Texas

Unit	Owner	Real Property Location
Unit 1 Aidlin	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Unit 2 Bear Canyon	Geysers Power Company, LLC	Geothermal power generation facility located in Lake County, California
Unit 3 Sonoma (aka SMUDGEO)	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Unit 4 West Ford Flat (Moody Parcel and Thorne Parcel)	Geysers Power Company, LLC	Geothermal power generation facility located in Lake County, California
Units 5&6	Geysers Power Company, LLC	Geothermal power generation facility located in

Unit	Owner	Real Property Location
McCabe		Sonoma County, California
Units 7&8 Ridge Line	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Units 9&10 Fumarole	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Unit 11 Eagle Rock	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Unit 12 Cobb Creek	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Unit 13 Big Geysers	Geysers Power Company, LLC	Geothermal power generation facility located in Lake County, California
Unit 14 Sulpher Springs	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Unit 16 Quicksilver	Geysers Power Company, LLC	Geothermal power generation facility located in Lake County, California
Unit 17 Lakeview	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Unit 18 Socrates	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California
Unit 19 Calistoga	Geysers Power Company, LLC	Geothermal power generation facility located in Lake County and Sonoma County, California
Unit 20 Grant	Geysers Power Company, LLC	Geothermal power generation facility located in Sonoma County, California

Schedule 3.6
Subsidiaries

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
1066917 Ontario Inc.†	Ontario, Canada	50.00%	50.00% owned by Atlantic Packaging Product Ltd.
2196686 Ontario Inc.†	Ontario, Canada	100.00%
Anacapa Land Company, LLC	Delaware	100.00%
Anderson Springs Energy Company	California	100.00%
Auburndale Peaker Energy Center, LLC	Delaware	100.00%
Aviation Funding Corp.	Delaware	100.00%
Baytown Energy Center, LP	Delaware	100.00%
Bellingham Cogen, Inc.	California	100.00%
Bethpage Energy Center 3, LLC	Delaware	100.00%
Bethpage Fuel Management Inc.	Delaware	100.00%
Brazos Valley Energy LLC (converted from Brazos Valley Energy LP)	Delaware	100.00%
Broad River Energy LLC	Delaware	100.00%
Broad River OL-1, LLC	Delaware	100.00%
Broad River OL-2, LLC	Delaware	100.00%
Broad River OL-3, LLC	Delaware	100.00%
Broad River OL-4, LLC	Delaware	100.00%
BRSP, LLC	Delaware	100.00%
CalGen Expansion Company, LLC	Delaware	100.00%
CalGen Finance Corp.	Delaware	100.00%

1 A Subsidiary marked with a “†” is a Foreign Subsidiary.

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
CalGen Project Equipment Finance Company One, LLC	Delaware	100.00%
CalGen Project Equipment Finance Company Three, LLC	Delaware	100.00%
CalGen Project Equipment Finance Company Two, LLC	Delaware	100.00%
Calpine Administrative Services Company, Inc.	Delaware	100.00%
Calpine Agnews, Inc.	California	100.00%
Calpine Auburndale Holdings, LLC	Delaware	100.00%
Calpine Baytown Energy Center GP, LLC	Delaware	100.00%
Calpine Baytown Energy Center LP, LLC	Delaware	100.00%
Calpine BRSP, LLC	Delaware	100.00%
Calpine Bethlehem, LLC	Delaware	100.00%
Calpine c*Power, Inc.	Delaware	100.00%
Calpine CalGen Holdings, Inc.	Delaware	100.00%
Calpine California Holdings, Inc.	Delaware	100.00%
Calpine Calistoga Holdings, LLC	Delaware	100.00%
Calpine Canada Energy Corp.†	Nova Scotia, Canada	100.00%
Calpine Canada Energy Finance ULC†	Nova Scotia, Canada	100.00%
Calpine Canada Whitby Holdings Company†	Alberta, Canada	100.00%
Calpine CCFC GP, Inc.	Delaware	100.00%
Calpine CCFC Holdings, Inc.	Delaware	100.00%
Calpine CCFC LP, Inc.	Delaware	100.00%
Calpine Central Texas GP, Inc.	Delaware	100.00%
Calpine Central, Inc.	Delaware	100.00%
Calpine Central, L.P.	Delaware	100.00%
Calpine Central-Texas, Inc.	Delaware	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
Calpine Channel Energy Center GP, LLC	Delaware	100.00%
Calpine Channel Energy Center LP, LLC	Delaware	100.00%
Calpine Cogeneration Corporation	Delaware	100.00%
Calpine Construction Finance Company, L.P.	Delaware	100.00%
Calpine Construction Management Company, Inc.	Delaware	100.00%
Calpine Development Holdings, Inc.	Delaware	100.00%
Calpine Eastern Corporation	Delaware	100.00%
Calpine Edinburg, Inc.	Delaware	100.00%
Calpine Energy Finance Luxembourg S.a.r.l.†	Luxembourg	100.00%
Calpine Energy Management, L.P.	Delaware	100.00%
Calpine Energy Services Canada Ltd.†	Alberta, Canada	100.00%
Calpine Energy Services Holdings, Inc.	Delaware	100.00%
Calpine Energy Services, L.P.	Delaware	100.00%
Calpine European Finance LLC	Delaware	100.00%
Calpine Foundation	Delaware	100.00%
Calpine Freestone, LLC	Delaware	100.00%
Calpine Fuels Corporation	California	100.00%
Calpine Generating Company, LLC	Delaware	100.00%
Calpine Geysers Company, L.P.	Delaware	100.00%
Calpine Gilroy 1, Inc.	Delaware	100.00%
Calpine Gilroy 2, Inc.	Delaware	100.00%
Calpine Gilroy Cogen, L.P.	Delaware	100.00%
Calpine Global Investments, S.L.†	Spain	100.00%
Calpine Global Services Company, Inc.	Delaware	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
Calpine Greenfield (Holdings) Corporation	Delaware	100.00%
Calpine Greenfield Commercial Trust†	Ontario, Canada	100.00%
Calpine Greenfield LP Holdings Inc.†	Ontario, Canada	100.00%
Calpine Greenfield ULC†	Alberta, Canada	100.00%
Calpine Greenleaf Holdings, Inc.	Delaware	100.00%
Calpine Greenleaf, Inc.	Delaware	100.00%
Calpine Hidalgo Energy Center, L.P.	Texas	100.00%
Calpine Hidalgo Holdings, Inc.	Delaware	100.00%
Calpine Hidalgo, Inc.	Delaware	100.00%
Calpine Holdings, LLC	Delaware	100.00%
Calpine International Holdings, LLC	Delaware	100.00%
Calpine Jupiter, LLC	Delaware	100.00%
Calpine Kennedy Airport, Inc.	Delaware	100.00%
Calpine Kennedy Operators, Inc.	New York	100.00%
Calpine KIA, Inc.	New York	100.00%
Calpine King City 1, LLC	Delaware	100.00%
Calpine King City 2, LLC	Delaware	100.00%
Calpine King City Cogen, LLC	Delaware	100.00%
Calpine King City, Inc.	Delaware	100.00%
Calpine King City, LLC	Delaware	100.00%
Calpine Leasing Inc.	Delaware	100.00%
Calpine Long Island, Inc.	Delaware	100.00%
Calpine Magic Valley Pipeline, Inc.	Delaware	100.00%
Calpine Mid-Atlantic Development, LLC	Delaware	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
Calpine Mid-Atlantic Energy, LLC	Delaware	100.00%
Calpine Mid-Atlantic Generation, LLC	Delaware	100.00%
Calpine Mid-Atlantic Marketing, LLC	Delaware	100.00%
Calpine Mid-Atlantic Operating, LLC	Delaware	100.00%
Calpine Mid Merit, LLC	Delaware	100.00%
Calpine Monterey Cogeneration, Inc.	California	100.00%
Calpine MVP, Inc.	Delaware	100.00%
Calpine New Jersey Generation, LLC	Delaware	100.00%
Calpine Newark, LLC	Delaware	100.00%
Calpine Northbrook Corporation of Maine, Inc.	Illinois	100.00%
Calpine Northbrook Holdings Corporation	Delaware	100.00%
Calpine Northbrook Investors, LLC	Delaware	100.00%
Calpine Northbrook Project Holdings, LLC	Delaware	100.00%
Calpine Northbrook Southcoast Investors, LLC	Delaware	100.00%
Calpine Oneta Power I, LLC	Delaware	100.00%
Calpine Oneta Power II, LLC	Delaware	100.00%
Calpine Oneta Power, L.P.	Delaware	100.00%
Calpine Operating Services Company, Inc.	Delaware	100.00%
Calpine Operations Management Company, Inc.	Delaware	100.00%
Calpine Pasadena Cogeneration, Inc.	Delaware	100.00%
Calpine Peaker Holdings, LLC	Delaware	100.00%
Calpine Philadelphia, Inc.	Delaware	100.00%
Calpine Pittsburg, LLC	Delaware	100.00%
Calpine Power Company	California	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
Calpine Power Management, Inc.	Delaware	100.00%
Calpine Power Management, LP	Texas	100.00%
Calpine Power Services, Inc.	Delaware	100.00%
Calpine Power, Inc.	Virginia	100.00%
Calpine PowerAmerica, Inc.	Delaware	100.00%
Calpine PowerAmerica, LP	Texas	100.00%
Calpine PowerAmerica - CA, LLC	Delaware	100.00%
Calpine PowerAmerica-CT, LLC	Delaware	100.00%
Calpine PowerAmerica-MA, LLC	Delaware	100.00%
Calpine PowerAmerica - ME, LLC	Delaware	100.00%
Calpine PowerAmerica-NH, LLC	Delaware	100.00%
Calpine PowerAmerica-NY, LLC	Delaware	100.00%
Calpine PowerAmerica - OR, LLC	Delaware	100.00%
Calpine PowerAmerica-PA, LLC	Delaware	100.00%
Calpine PowerAmerica-RI, LLC	Delaware	100.00%
Calpine Producer Services, L.P.	Texas	100.00%
Calpine Project Holdings, Inc.	Delaware	100.00%
Calpine Pryor, Inc.	Delaware	100.00%
Calpine Riverside Holdings, LLC	Delaware	100.00%
Calpine Rumford I, Inc.	Delaware	100.00%
Calpine Rumford, Inc.	Delaware	100.00%
Calpine Russell City, LLC	Delaware	100.00%
Calpine Schuylkill, Inc.	Delaware	100.00%
Calpine Securities Company, L.P.	Delaware	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
Calpine Siskiyou Geothermal Partners, L.P.	California	100.00%
Calpine Solar, LLC	Delaware	100.00%
Calpine Sonoran Pipeline, LLC	Delaware	100.00%
Calpine Steamboat Holdings, LLC	Delaware	100.00%
Calpine Stony Brook Operators, Inc.	New York	100.00%
Calpine Stony Brook, Inc.	New York	100.00%
Calpine Sumas, Inc.	California	100.00%
Calpine TCCL Holdings, Inc.	Delaware	100.00%
Calpine Texas Cogeneration, Inc.	Delaware	100.00%
Calpine Texas Pipeline GP, Inc.	Delaware	100.00%
Calpine Texas Pipeline LP, Inc.	Delaware	100.00%
Calpine Texas Pipeline, L.P.	Delaware	100.00%
Calpine Tiverton I, Inc.	Delaware	100.00%
Calpine Tiverton, Inc.	Delaware	100.00%
Calpine UK Holdings Limited†	United Kingdom	100.00%
Calpine ULC I Holding, LLC	Delaware	100.00%
Calpine University Power, Inc.	Delaware	100.00%
Calpine Vineland Solar, LLC	Delaware	100.00%
Carville Energy LLC	Delaware	100.00%
CCFC Development Company, LLC	Delaware	100.00%
CCFC Finance Corp.	Delaware	100.00%
CCFC Preferred Holdings, LLC	Delaware	100.00%
CCFC Project Equipment Finance Company One, LLC	Delaware	100.00%
CES Marketing IX, LLC	Delaware	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
CES Marketing V, L.P.	Delaware	100.00%
CES Marketing X, LLC	Delaware	100.00%
Channel Energy Center, LP	Delaware	100.00%
Clear Lake Cogeneration Limited Partnership	Texas	100.00%
CM Greenfield Power Corp.†	Ontario, Canada	50.00%	50.00% owned by MIT Power Canada Investment Inc.
Columbia Energy LLC	Delaware	100.00%
Corpus Christi Cogeneration LP	Delaware	100.00%
CPN 3rd Turbine, Inc.	Delaware	100.00%
CPN Acadia, Inc.	Delaware	100.00%
CPN Bethpage 3rd Turbine, Inc.	Delaware	100.00%
CPN Cascade, Inc.	Delaware	100.00%
CPN Clear Lake, Inc.	Delaware	100.00%
CPN Decatur Pipeline, Inc.	Delaware	100.00%
CPN East Fuels, LLC	Delaware	100.00%
CPN Energy Services GP, Inc.	Delaware	100.00%
CPN Energy Services LP, Inc.	Delaware	100.00%
CPN Freestone, LLC	Delaware	100.00%
CPN Funding, Inc.	Delaware	100.00%
CPN Insurance Corporation	Hawaii	100.00%
CPN Morris, Inc.	Delaware	100.00%
CPN Pipeline Company	Delaware	100.00%
CPN Pryor Funding Corporation	Delaware	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
CPN Telephone Flat, Inc.	Delaware	100.00%
CPN Wild Horse Geothermal LLC	Delaware	100.00%
Creed Energy Center, LLC	Delaware	100.00%
Decatur Energy Center, LLC	Delaware	100.00%
Deer Park Energy Center LLC (converted from Deer Park Energy Center Limited Partnership)	Delaware	100.00%
Deer Park Holdings, LLC	Delaware	100.00%
Delta, LLC	Delaware	100.00%
Delta Energy Center, LLC	Delaware	100.00%
East Altamont Energy Center, LLC	Delaware	100.00%
Fontana Energy Center, LLC	Delaware	100.00%
Freeport Energy Center, LLC (converted from Freeport Energy Center, LP)	Delaware	100.00%
Freestone Power Generation LP	Texas	100.00%
GEC Bethpage Inc.	Delaware	100.00%
GEC Holdings, LLC	Delaware	100.00%
Geysers Power Company, LLC	Delaware	100.00%
Geysers Power I Company	Delaware	100.00%
Gilroy Energy Center, LLC	Delaware	100.00%
Goose Haven Energy Center, LLC	Delaware	100.00%
Greenfield Energy Centre, L.P.†	Ontario, Canada	50.000%	49.996% directly owned by MIT Power Canada LP Inc. and 0.004% indirectly owned by MIT Power Canada Investment Inc.

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
Hermiston Power LLC (converted from Hermiston Power Partnership)	Delaware	100.00%
Hillabee Energy Center, LLC	Delaware	100.00%
Idlewild Fuel Management Corp.	Delaware	100.00%
JMC Bethpage, Inc.	Delaware	100.00%
KIAC Partners	New York	100.00%
King City Holdings, LLC	Delaware	100.00%
Lone Oak Energy Center, LLC	Delaware	100.00%
Los Esteros Critical Energy Facility, LLC	Delaware	100.00%
Los Medanos Energy Center LLC	Delaware	100.00%
Magic Valley Pipeline, L.P.	Delaware	100.00%
Mankato Energy Center, LLC	Delaware	100.00%
Metcalf Energy Center, LLC	Delaware	100.00%
Metcalf Funding, LLC	Delaware	100.00%
Metcalf Holdings, LLC	Delaware	100.00%
Moapa Energy Center, LLC	Delaware	100.00%
Mobile Energy L L C	Delaware	100.00%
Modoc Power, Inc.	California	100.00%
Morgan Energy Center, LLC	Delaware	100.00%
Mount Hoffman Geothermal Company, L.P.	California	100.00%
New Development Holdings, LLC	Delaware	100.00%
New Steamboat Holdings, LLC	Delaware	100.00%
Nissequogue Cogen Partners	New York	100.00%
Northwest Cogeneration, Inc.	California	100.00%
NTC Five, Inc.	Delaware	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
Nueces Bay Energy LLC	Delaware	100.00%
O.L.S. Energy-Agnews, Inc.	Delaware	100.00%
Otay Mesa Energy Center, LLC (changed its name from Otay Acquisition Company, LLC on 5/1/2010)	Delaware	100.00%
Otay Holdings, LLC	Delaware	100.00%
Pasadena Cogeneration L.P.	Delaware	100.00%
Pastoria Energy Center, LLC	Delaware	100.00%
Pastoria Energy Facility L.L.C.	Delaware	100.00%
Philadelphia Biogas Supply, Inc.	Delaware	100.00%
Pine Bluff Energy, LLC	Delaware	100.00%
Power Contract Financing III, LLC	Delaware	100.00%
Power Contract Financing, L.L.C.	Delaware	100.00%
Quintana Canada Holdings, LLC	Delaware	100.00%
Riverside Energy Center, LLC	Wisconsin	100.00%
RockGen Energy LLC	Wisconsin	100.00%
Rumford Power Associates Limited Partnership	Maine	100.00%
Russell City Energy Company, LLC	Delaware	65.00%	35.00% owned by Aircraft Services Corporation
San Joaquin Valley Energy Center, LLC	Delaware	100.00%
Santa Rosa Energy Center, LLC (changed its name from CES Marketing VIII, LLC on 08/29/07)	Delaware	100.00%
SBR OP-1, LLC	Delaware	100.00%
SBR OP-2, LLC	Delaware	100.00%
SBR OP-3, LLC	Delaware	100.00%
SBR OP-4, LLC	Delaware	100.00%

Legal Name1	Jurisdiction of Organization	Calpine Ownership	Third Party Ownership (if any)
South Point Energy Center, LLC	Delaware	100.00%
South Point Holdings, LLC	Delaware	100.00%
South Point OL-1, LLC	Delaware	100.00%
South Point OL-2, LLC	Delaware	100.00%
South Point OL-3, LLC	Delaware	100.00%
South Point OL-4, LLC	Delaware	100.00%
Stony Brook Cogeneration Inc.	Delaware	100.00%
Stony Brook Fuel Management Corp.	Delaware	100.00%
Sutter Dryers, Inc.	California	100.00%
TBG Cogen Partners	New York	100.00%
Texas City Cogeneration, L.P.	Texas	100.00%
Texas Cogeneration Five, Inc.	Delaware	100.00%
Texas Cogeneration One Company	Delaware	100.00%
Thermal Power Company	California	100.00%
Thomassen Turbine Systems America, Inc.	Delaware	100.00%
Tiverton Power Associates Limited Partnership	Rhode Island	100.00%
Washington Parish Energy Center One, LLC	Delaware	100.00%
Wawayanda Energy Center, LLC	Delaware	100.00%
Whatcom Cogeneration Partners, L.P.	Delaware	100.00%
Whitby Cogeneration Limited Partnership†	Ontario, Canada	50.00%	50.00% owned by Atlantic Packaging Product Ltd.
Zion Energy LLC	Delaware	100.00%

Schedule 3.18(a)
UCC Filing Jurisdictions

Name of Grantor	UCC Filing Jurisdiction/Office
Calpine Corporation	Secretary of State of Delaware
Anacapa Land Company, LLC	Secretary of State of Delaware
Anderson Springs Energy Company	Secretary of State of California
Auburndale Peaker Energy Center, LLC	Secretary of State of Delaware
Aviation Funding Corp.	Secretary of State of Delaware
Baytown Energy Center, LP	Secretary of State of Delaware
Bellingham Cogen, Inc.	Secretary of State of California
Bethpage Fuel Management Inc.	Secretary of State of Delaware
CalGen Expansion Company, LLC	Secretary of State of Delaware
CalGen Finance Corp.	Secretary of State of Delaware
CalGen Project Equipment Finance Company One, LLC	Secretary of State of Delaware
CalGen Project Equipment Finance Company Three, LLC	Secretary of State of Delaware
CalGen Project Equipment Finance Company Two, LLC	Secretary of State of Delaware
Calpine Administrative Services Company, Inc.	Secretary of State of Delaware
Calpine Auburndale Holdings, LLC	Secretary of State of Delaware
Calpine Baytown Energy Center GP, LLC	Secretary of State of Delaware
Calpine Baytown Energy Center LP, LLC	Secretary of State of Delaware
Calpine c*Power, Inc.	Secretary of State of Delaware
Calpine CalGen Holdings, Inc.	Secretary of State of Delaware

Calpine California Holdings, Inc.	Secretary of State of Delaware
Calpine Calistoga Holdings, LLC	Secretary of State of Delaware
Calpine CCFC Holdings, Inc.	Secretary of State of Delaware
Calpine Central Texas GP, Inc.	Secretary of State of Delaware
Calpine Central, Inc.	Secretary of State of Delaware
Calpine Central, L.P.	Secretary of State of Delaware
Calpine Central-Texas, Inc.	Secretary of State of Delaware
Calpine Channel Energy Center GP, LLC	Secretary of State of Delaware
Calpine Channel Energy Center LP, LLC	Secretary of State of Delaware
Calpine Cogeneration Corporation	Secretary of State of Delaware
Calpine Construction Management Company, Inc.	Secretary of State of Delaware
Calpine Eastern Corporation	Secretary of State of Delaware
Calpine Edinburg, Inc.	Secretary of State of Delaware
Calpine Energy Services Holdings, Inc.	Secretary of State of Delaware
Calpine Freestone, LLC	Secretary of State of Delaware
Calpine Fuels Corporation	Secretary of State of California
Calpine Generating Company, LLC	Secretary of State of Delaware
Calpine Geysers Company, L.P.	Secretary of State of Delaware
Calpine Gilroy 1, Inc.	Secretary of State of Delaware
Calpine Gilroy 2, Inc.	Secretary of State of Delaware
Calpine Global Services Company, Inc.	Secretary of State of Delaware
Calpine Hidalgo Energy Center, L.P.	Secretary of State of Texas
Calpine Hidalgo Holdings, Inc.	Secretary of State of Delaware
Calpine Hidalgo, Inc.	Secretary of State of Delaware

Calpine Jupiter, LLC	Secretary of State of Delaware
Calpine Kennedy Airport, Inc.	Secretary of State of Delaware
Calpine Kennedy Operators, Inc.	Secretary of State of New York
Calpine KIA, Inc.	Secretary of State of New York
Calpine King City, Inc.	Secretary of State of Delaware
Calpine King City, LLC	Secretary of State of Delaware
Calpine Leasing Inc.	Secretary of State of Delaware
Calpine Long Island, Inc.	Secretary of State of Delaware
Calpine Magic Valley Pipeline, Inc.	Secretary of State of Delaware
Calpine MVP, Inc.	Secretary of State of Delaware
Calpine Newark, LLC	Secretary of State of Delaware
Calpine Northbrook Corporation of Maine, Inc.	Secretary of State of Illinois
Calpine Northbrook Holdings Corporation	Secretary of State of Delaware
Calpine Northbrook Investors, LLC	Secretary of State of Delaware
Calpine Northbrook Project Holdings, LLC	Secretary of State of Delaware
Calpine Northbrook Southcoast Investors, LLC	Secretary of State of Delaware
Calpine Oneta Power I, LLC	Secretary of State of Delaware
Calpine Oneta Power II, LLC	Secretary of State of Delaware
Calpine Oneta Power, L.P.	Secretary of State of Delaware
Calpine Operating Services Company, Inc.	Secretary of State of Delaware
Calpine Operations Management Company, Inc.	Secretary of State of Delaware
Calpine Power Company	Secretary of State of California
Calpine Power Services, Inc.	Secretary of State of Delaware

Calpine Power, Inc.	Secretary of the Commonwealth of Virginia
Calpine Project Holdings, Inc.	Secretary of State of Delaware
Calpine Pryor, Inc.	Secretary of State of Delaware
Calpine Rumford I, Inc.	Secretary of State of Delaware
Calpine Rumford, Inc.	Secretary of State of Delaware
Calpine Schuylkill, Inc.	Secretary of State of Delaware
Calpine Sonoran Pipeline, LLC	Secretary of State of Delaware
Calpine Stony Brook Operators, Inc.	Secretary of State of New York
Calpine Stony Brook, Inc.	Secretary of State of New York
Calpine Sumas, Inc.	Secretary of State of California
Calpine TCCL Holdings, Inc.	Secretary of State of Delaware
Calpine Texas Pipeline GP, Inc.	Secretary of State of Delaware
Calpine Texas Pipeline LP, Inc.	Secretary of State of Delaware
Calpine Texas Pipeline, L.P.	Secretary of State of Delaware
Calpine Tiverton I, Inc.	Secretary of State of Delaware
Calpine Tiverton, Inc.	Secretary of State of Delaware
Calpine University Power, Inc.	Secretary of State of Delaware
Carville Energy LLC	Secretary of State of Delaware
CCFC Development Company, LLC	Secretary of State of Delaware
CCFC Project Equipment Finance Company One, LLC	Secretary of State of Delaware
Channel Energy Center, LP	Secretary of State of Delaware
Clear Lake Cogeneration Limited Partnership	Secretary of State of Texas
Columbia Energy LLC	Secretary of State of Delaware
Corpus Christi Cogeneration LP	Secretary of State of Delaware

CPN 3rd Turbine, Inc.	Secretary of State of Delaware
CPN Acadia, Inc.	Secretary of State of Delaware
CPN Cascade, Inc.	Secretary of State of Delaware
CPN Clear Lake, Inc.	Secretary of State of Delaware
CPN Decatur Pipeline, Inc.	Secretary of State of Delaware
CPN East Fuels, LLC	Secretary of State of Delaware
CPN Freestone, LLC	Secretary of State of Delaware
CPN Funding, Inc.	Secretary of State of Delaware
CPN Morris, Inc.	Secretary of State of Delaware
CPN Pipeline Company	Secretary of State of Delaware
CPN Pryor Funding Corporation	Secretary of State of Delaware
CPN Telephone Flat, Inc.	Secretary of State of Delaware
Decatur Energy Center, LLC	Secretary of State of Delaware
Delta Energy Center, LLC	Secretary of State of Delaware
East Altamont Energy Center, LLC	Secretary of State of Delaware
Fontana Energy Center, LLC	Secretary of State of Delaware
Freestone Power Generation LP	Secretary of State of Texas
GEC Bethpage Inc.	Secretary of State of Delaware
Geysers Power Company, LLC	Secretary of State of Delaware
Geysers Power I Company	Secretary of State of Delaware
Hillabee Energy Center, LLC	Secretary of State of Delaware
Idlewild Fuel Management Corp.	Secretary of State of Delaware
JMC Bethpage, Inc.	Secretary of State of Delaware
Lone Oak Energy Center, LLC	Secretary of State of Delaware

Los Medanos Energy Center LLC	Secretary of State of Delaware
Magic Valley Pipeline, L.P.	Secretary of State of Delaware
Moapa Energy Center, LLC	Secretary of State of Delaware
Mobile Energy L L C	Secretary of State of Delaware
Modoc Power, Inc.	Secretary of State of California
Morgan Energy Center, LLC	Secretary of State of Delaware
Northwest Cogeneration, Inc.	Secretary of State of California
NTC Five, Inc.	Secretary of State of Delaware
Nueces Bay Energy LLC	Secretary of State of Delaware
Pastoria Energy Center, LLC	Secretary of State of Delaware
Pastoria Energy Facility L.L.C.	Secretary of State of Delaware
Pine Bluff Energy, LLC	Secretary of State of Delaware
RockGen Energy LLC	Secretary of State of Wisconsin
Rumford Power Associates Limited Partnership	Secretary of State of Maine
San Joaquin Valley Energy Center, LLC	Secretary of State of Delaware
Santa Rosa Energy Center, LLC	Secretary of State of Delaware
Stony Brook Cogeneration Inc.	Secretary of State of Delaware
Stony Brook Fuel Management Corp.	Secretary of State of Delaware
Sutter Dryers, Inc.	Secretary of State of California
Texas City Cogeneration, L.P.	Secretary of State of Texas
Texas Cogeneration Five, Inc.	Secretary of State of Delaware
Texas Cogeneration One Company	Secretary of State of Delaware
Thermal Power Company	Secretary of State of California
Thomassen Turbine Systems America, Inc.	Secretary of State of Delaware

Tiverton Power Associates Limited Partnership	Secretary of State of Rhode Island
Wawayanda Energy Center, LLC	Secretary of State of Delaware
Whatcom Cogeneration Partners, L.P.	Secretary of State of Delaware
Zion Energy LLC	Secretary of State of Delaware

Schedule 3.18(b)
Mortgage Filing Jurisdictions

Applicable Collateral Document	Entity	Real Property Location	Mortgage Filing Jurisdiction/Office
Mortgage	Auburndale Peaker Energy Center, LLC	Gas fired power generation facility located at 1501 W. Derby Avenue, Auburndale, FL 33823	Polk County, Florida Polk County Clerk of the Circuit Court Official Records Department
Deed of Trust	Baytown Energy Center, LP	Gas fired power generation facility located at 8605 FM 1405, Baytown, Texas 77522	Chambers County, Texas Chambers County Clerk Attn: Real Estate Recording
Mortgage	Carville Energy LLC	Gas fired power generation facility located at 4322 LA Highway 30 St. Gabriel, LA 70776	Iberville Parish, Louisiana Iberville Parish Clerk of Court Attn: Real Estate Recording
Deed of Trust	Channel Energy Center, LP	Gas fired power generation facility located at 12000 Lawndale, Houston, TX 77017	Harris County, Texas Harris County Clerk Attn: Real Estate Recording
Mortgage	Columbia Energy LLC	Gas fired power generation facility located at 100 Calpine Way Gaston, SC 29053	Calhoun and Lexington Counties, South Carolina Calhoun Clerk of Court Attn: Real Estate Recording Lexington County Register of Deeds Attn: Real Estate Recording
Deed of Trust	Corpus Christi Cogeneration LP	Gas fired power generation facility located at 3952 Buddy Lawrence Drive Corpus Christi, TX 78407	Nueces County, Texas Nueces County Clerk Attn: Real Estate Recording
Mortgage	Decatur Energy Center, LLC	Gas fired power generation facility located at 2024 Highway 20 W. Decatur, AL 35601	Morgan County, Alabama Morgan County Judge of Probate Attn: Real Estate Recording
Deed of Trust	Delta Energy Center, LLC	Gas fired power generation facility located at 1200 Arcy Lane Pittsburg, CA 94565	Contra Costa County, CA Contra Costa County Recorder Attn: Real Estate Recording
Deed of Trust	Freestone Power Generation LP	Gas fired power generation facility located at 1366 FM 488 Fairfield, TX 75840	Freestone County, Texas Freestone County Clerk Attn: Real Estate Recording

Applicable Collateral Document	Entity	Real Property Location	Mortgage Filing Jurisdiction/Office
Deed of Trust	Geysers Power Company, LLC	Geothermal power generation facilities located in Sonoma County and Lake County	Lake and Sonoma Counties, California Lake County Recorder Attn: Real Estate Recording Sonoma County Recorder Attn: Real Estate Recording
Mortgage	Mobile Energy L L C	Gas fired power generation facility located at 1003 Paper Mill Road Mobile, AL 36610	Mobile County, Alabama Mobile County Judge of Probate Attn: Real Estate Recording
Deed of Trust	Los Medanos Energy Center LLC	Gas fired power generation facility located at 750 East 3rd Pittsburg, CA 94565	Contra Costa County, California Contra Costa County Recorder Attn: Real Estate Recording
Mortgage	Morgan Energy Center, LLC	Gas fired power generation facility located at 1410 Red Hat Road Decatur, AL 35601	Morgan County, Alabama Morgan County Judge of Probate Attn: Real Estate Recording
Mortgage	Calpine Newark, LLC	Gas fired power generation facility located 35 Blanchard Street, Newark, New Jersey 07105	Essex County, New Jersey Essex County Register’s Office Attn: Real Estate Recording
Mortgage	Calpine Oneta Power, L.P.	Gas fired power generation facility located at 25142 E. 105th St. S Broken Arrow, OK 74014	Wagoner County, Oklahoma Wagoner County Clerk Attn: Real Estate Recording
Deed of Trust	Pastoria Energy Facility L.L.C.	Gas fired power generation facility located at 39789 Edmonston Pumping Plant Road Lebec, CA 93243	Kern County, California Kern County Recorder Attn: Real Estate Recording
Mortgage	Pine Bluff Energy, LLC	Gas fired power generation facility located at 5301 Fairfield Rd. Pine Bluff, AR 71601	Jefferson County, Arkansas Jefferson County Circuit Clerk Attn: Real Estate Recording
Mortgage	Santa Rosa Energy Center, LLC	Gas fired power generation facility located at 5001 Sterling Way Pace, FL 32571	Santa Rosa County, Florida Santa Rosa County Clerk of the Circuit Court Attn: Real Estate Recording

Applicable Collateral Document	Entity	Real Property Location	Mortgage Filing Jurisdiction/Office
Mortgage	Zion Energy LLC	Gas fired power generation facility located at 5701 9th Street Zion, IL 60099	Lake County, Illinois Lake County Recorder Attn: Real Estate Recording
Deed of Trust	Clear Lake Cogeneration Limited Partnership	Gas fired power generation facility located at 9602 Bayport Road, Pasadena, TX 77507	Harris County, Texas Harris County Clerk Attn: Real Estate Recording
Mortgage	RockGen Energy LLC	Gas fired power generation facility located at 2346 Clearview Road, Cambridge, WI 53523	Dane County, Wisconsin Dane County Register of Deeds Attn: Real Estate Recording
Deed of Trust	Texas City Cogeneration, L.P.	Gas fired power generation facility located at 3221 Fifth Avenue South, Texas City, TX 77590	Galveston County, Texas Galveston County Clerk Attn: Real Estate Recording

 EXHIBIT A-1

FORM OF BORROWER’S
CLOSING CERTIFICATE

December 10, 2010

Reference is hereby made to the Credit Agreement, dated as of December 10, 2010 (in effect on the date hereof, the “Credit Agreement”), among Calpine Corporation (the “Borrower”), the Lenders party thereto, Goldman Sachs Bank USA (“GS Bank”), as Administrative Agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement.

Pursuant to Section 4.1(d)(i) of the Credit Agreement, the undersigned Chief Financial Officer of the Borrower hereby certifies, solely in such person’s capacity as Chief Financial Officer and not individually, as follows:

1.           The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (unless stated to relate to a specific earlier date, in which case, such representations and warranties were true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).

2.           No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Extensions of Credit to be made on the date hereof and the use of proceeds thereof.

3.           The conditions precedent set forth in Sections 4.1(h) and (i) of the Credit Agreement were satisfied or waived as of the Closing Date.

4.           There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Borrower.

5.           Attached hereto as Exhibit A are true and complete copies of certain resolutions duly adopted by the board of directors of the Borrower as of November 3, 2010; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

A-1

6.           Attached hereto as Exhibit B are true and complete copies of the by-laws of the Borrower as in effect on the date hereof together with all amendments thereto adopted through the date hereof.

7.           Attached hereto as Exhibit C are true and complete copies of the certificate of incorporation of the Borrower as in effect on the date hereof together with all amendments thereto adopted through the date hereof that are certified by the relevant authority of the jurisdiction of organization of the Borrower.

8.           Attached hereto as Exhibit D are true and complete copies of the good standing certificate of the Borrower that is certified by the relevant authority of the jurisdiction of organization of the Borrower.

9.           The following persons are now duly elected and qualified officers of the Borrower on the date hereof holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each such officer is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party.

(Incumbency and specimen signature pages follow)

A-2

Incumbency and Specimen Signature for the Borrower

Name	Office	Signature

A-3

IN WITNESS WHEREOF, the undersigned has hereunto set her name in the capacity of Chief Financial Officer of the Borrower as of the date first written above.

Name: Title: Chief Financial Officer

Closing Certificate- Calpine Corporation

SCHEDULE I

 Sch. I-1

EXHIBIT A TO OFFICERS’ CERTIFICATE

[Resolutions]

 A-1

EXHIBIT B TO OFFICERS’ CERTIFICATE

[By-Laws]

 B-1

EXHIBIT C TO OFFICERS’ CERTIFICATE

[Certificate of Incorporation]

 C-1

EXHIBIT D TO OFFICERS’ CERTIFICATE

[Good Standing Certificate]

 A-1

EXHIBIT A-2

FORM OF GUARANTORS’
CLOSING CERTIFICATE

December 10, 2010

Reference is hereby made to the Credit Agreement, dated as of December 10, 2010 (in effect on the date hereof, the “Credit Agreement”), among Calpine Corporation (the “Borrower”), the Lenders party thereto, Goldman Sachs Bank USA (“GS Bank”), as Administrative agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement.

Pursuant to Section 4.1(d)(i) of the Credit Agreement, the undersigned [Responsible Officer of each Loan Party set forth on Schedule A attached hereto (each, a “Certifying Loan Party”) hereby certifies, solely in such person’s capacity as a Responsible Officer of each such Certifying Loan Party and not individually, as follows:

1.           The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (unless stated to relate to a specific earlier date, in which case, such representations and warranties were true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).

2.           No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Extensions of Credit to be made on the date hereof and the use of proceeds thereof.

3.           The conditions precedent set forth in Sections 4.1(h) and (i) of the Credit Agreement were satisfied or waived as of the Closing Date.

4.           There are no liquidation or dissolution proceedings pending or to my knowledge threatened against such Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate, limited liability company or partnership existence, as the case may be, of such Certifying Loan Party.

5.           Attached hereto as Exhibit A are true and complete copies of certain resolutions duly adopted by the board of directors or other applicable governing body of such Certifying Loan Party as of December 10, 2010; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate, limited liability company or partnership proceedings, as applicable, of such Certifying Loan Party now in force relating to or affecting the matters referred to therein.

6.           Attached hereto as Exhibit B are true and complete copies of the by-laws, limited partnership agreements, operating agreements, limited liability partnership agreements or limited liability company agreements, as applicable, of such Certifying Loan Party as in effect on the date hereof together with all amendments thereto adopted through the date hereof.

7.           Attached hereto as Exhibit C are true and complete copies of the certificate of incorporation, certificate of limited partnership, certificate of limited liability partnership or certificate of formation, as applicable, of such Certifying Loan Party as in effect on the date hereof together with all amendments thereto adopted through the date hereof that are certified by the relevant authority of the jurisdiction of organization of such Certifying Loan Party.

8.           Attached hereto as Exhibit D are true and complete copies of the good standing certificate of such Certifying Loan Party that is certified by the relevant authority of the jurisdiction of organization of such Certifying Loan Party.

9.           The following persons are now duly elected and qualified officers of such Certifying Loan Party on the date hereof holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each such officer is duly authorized to execute and deliver on behalf of such Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party.

(Incumbency and specimen signature pages follow)

Incumbency and Specimen Signature for the Certifying Loan Parties listed on Schedule I

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set her name in the capacity of [indicate Responsible Officer] of each of the entities set forth on Schedule I attached to this Certificate as of the date first written above.

Name: Title: [Responsible Officer]

Closing Certificate

SCHEDULE I

Sch. I-1

EXHIBIT A TO OFFICERS’ CERTIFICATE

[Resolutions]

 A-1

EXHIBIT B TO OFFICERS’ CERTIFICATE

[By-Laws, Operating Agreements, Limited Liability Company Agreements, Limited Partnership Agreements and Limited Liability Partnership Agreements]

 B-1

EXHIBIT C TO OFFICERS’ CERTIFICATE

[Certificate of Incorporation, Certificate of Formation, Certificate of Limited Liability Partnership and/or Certificate of Limited Partnership]

C-1

EXHIBIT D TO OFFICERS’ CERTIFICATE

[Good Standing Certificates]

D-1

EXHIBIT B

FORM OF NOTICE OF BORROWING

Dated:  ____________, 20__

Goldman Sachs Bank USA, as
Administrative Agent
30 Hudson Street, 17th Floor
Jersey City, NJ 07302

Attention:  Lauren Day                                           Email: gsd.link@gs.com

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of December 10, 2010 (as amended and in effect on the date hereof, the “Credit Agreement”; capitalized terms not defined herein shall have the meanings as defined in the Credit Agreement), among the undersigned, as Borrower, the Lenders named therein, Goldman Sachs Bank USA (“GS Bank”), as Administrative agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.  Pursuant to Section [2.2] [2.4(a)] of the Credit Agreement, the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing:

1.           The Business Day of the proposed Borrowing is _________.1

2.           The aggregate principal amount of the proposed Borrowing is _________.2

3.           The proposed Borrowing shall consist of [Swingline Loans] [Revolving Loans].

4.           [The Loans to be made pursuant to the proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].]3

1
Shall be at least three Business Days after the date hereof for Eurodollar Loans, or one Business Day after the date hereof for Base Rate Loans (or the same Business Day in the case of Swingline Loans).

2
Not less than $5,000,000 for a Eurodollar Loan (or $1,000,000 in the case of a Base Rate Loan) and an integral multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Commitments are less than $1,000,000, such lesser amount).

B-1

5.           [The initial Interest Period for the proposed Borrowing is [one month] [two months] [three months] [six months] [nine months4] [twelve months4]]3,5

6.           The aggregate principal amount of all Loans outstanding after giving effect to the proposed Borrowing is $______________ .

7.           Account to which the funds will be deposited:  __________________.

The Borrower hereby certifies to the Administrative Agent and the Lenders by execution hereof that:

1.           All representations and warranties contained in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of this Notice of Borrowing with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).

2.           No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Extension of Credit made on the date hereof.

The Borrower agrees that, if prior to the date of issuance any of the foregoing certifications shall cease to be true and correct, the Borrower shall forthwith notify the Administrative Agent thereof in writing (any such notice, a “Non-Compliance Notice”).  Except to the extent, if any, that prior to the date of issuance the Borrower shall deliver a

Non-Compliance Notice to the Administrative Agent, each of the foregoing certifications shall be deemed to be made additionally on the date of issuance as if made on such date.

[remainder of page intentionally left blank]

Footnote continued from previous page.

3	In the case of Revolving Loans.

4	If agreed to by all Lenders.

5	To be included for a proposed Borrowing of Eurodollar Loans.

B-2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the date first written above.

CALPINE CORPORATION

By:
Name: Title:

Borrowing Certificate

EXHIBIT C

FORM OF
ASSIGNMENT AND ACCEPTANCE

Reference is hereby made to the Credit Agreement, dated as of December 10, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Calpine Corporation (the “Borrower”), the Lenders party thereto, Goldman Sachs Bank USA (“GS Bank”), as Administrative agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1.           The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the Revolving Facility as are set forth on Schedule 1 hereto (the “Assigned Facility”), in a principal amount for the Assigned Facility as set forth on Schedule 1 hereto.

2.           The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3.           The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Collateral Agent to take such ac-

C-1

tion as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.19(d) of the Credit Agreement.

4.           The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5.           Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6.           From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof (including, without limitation, the provisions of Section 8.22 of the Collateral Agency and Intercreditor Agreement and Section 8.6(b) of the Guarantee and Collateral Agreement) and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7.           This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

C-2

Schedule 1
to Assignment and Acceptance with respect to
the Credit Agreement, dated as of December 10, 2010,
among Calpine Corporation (the “Borrower”),
the Lenders party thereto, Goldman Sachs Bank USA as administrative agent and

Goldman Sachs Credit Partners L.P. as collateral agent

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

Facility Assigned	Aggregate Amount of Revolving Commitments for all Lenders	Amount of Revolving Commitment Assigned
	$______	$______

[Name of Assignee]	[Name of Assignor]
By: _____________________________	By: _____________________________
Title:	Title

Accepted for Recordation in the Register:	Required Consents (if any):
Goldman Sachs Bank USA, as	Calpine Corporation
Administrative Agent

By: _____________________________	By: _____________________________
Title:	Title

Goldman Sachs Bank USA, as
Administrative Agent

By: _____________________________
Title

Sch. 1-1

EXHIBIT D

 [FORM OF]

LETTER OF CREDIT REQUEST

Date:__________________

[Name of Fronting Bank
Address:____________
___________________
Attention: ___________
Telecopier No.: _________]1

Goldman Sachs Bank USA,
as Administrative Agent
c/o Goldman, Sachs & Co.
30 Hudson Street, 17th Floor
Jersey City, NJ 07302
Attention:  SBD Operations
Telecopier No.:  [______________]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of December 10, 2010 (as the same may be amended, supplemented, or otherwise modified from time to time, the "Agreement") among Calpine Corporation, as Borrower, the Lenders from time to time party thereto, Goldman Sachs Bank USA, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.  All capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

Pursuant to Section 2.6 of the Agreement, the Borrower hereby requests [name of applicable Fronting Bank], a Fronting Bank, to issue or amend, as applicable, the following Letter of Credit:

1 For Deutsche Bank AG New York Branch, use: Deutsche Bank AG New York Branch, as Fronting Bank, 60 Wall Street, 25th Floor, New York, NY 10005, Attention:  Jack Leong, Telecopier No.:  (212) 797-0304 and Deutsche Bank AG New York Branch, as Fronting Bank, 60 Wall Street, 25th Floor, New York, NY 10005, Attention:  Lynn Nicaretta, Telecopier No.:  (212) 797-0780

(a) In the case of a request to issue a Letter of Credit:
(i) The currency (please use ISO currency codes) and amount (expressed in words and numbers) of the requested Letter of Credit (which must be denominated in Dollars or an Alternative Currency):	_________________________
(ii) The expiration date of the requested Letter of Credit (which must be no later than the earlier of (x) the twelve month anniversary of its date of issuance and (y) the date that is five (5) Business Days prior to the Stated Maturity unless otherwise provided in Section 2.5(b) of the Credit Agreement):
_____________________, 201__
(iii) The requested date of issuance of such Letter of Credit (which must be a Business Day):	_____________________, 201__
(iv) Name and address of the Beneficiary(ies) of the requested Letter of Credit:
(v) Other information:	Per the attached L/C Application
(b) In the case of a request to amend a Letter of Credit:
(i) The Letter of Credit No. of such Letter of Credit:	____________________________
(ii) If an extension of the expiration date of the Letter of Credit is being requested, state the requested extended expiration date (and, if the Letter of Credit contains an evergreen clause or any other deadlines, specify whether any of them is also requested to be amended):
_____________________, 201__ ___________________________
(iii) If a change in the amount of the Letter of Credit is being requested, complete as appropriate:	increase of ______________ to new stated amount of _______________ reduction of _____________ to new stated

amount of _______________
(iv) Any other information:	Per the attached letter

Very truly yours,

CALPINE CORPORATION

By:
Name: Title:

EXHIBIT E-1

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the CREDIT AGREEMENT, dated as of December 10, 2010 (the “Agreement”), among CALPINE CORPORATION, a Delaware corporation (the “Borrower”), GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent (in such capacity and including any successors in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent, and each of the financial institutions from time to time party hereto (collectively, the “Lenders”).  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.

Pursuant to the provisions of Section 2.19(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

E-1-1

[Lender]

By:
Name: Title:

[Address]

Dated:           ______________________, 20[  ]

E-1-2

EXHIBIT E-2

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the CREDIT AGREEMENT, dated as of December 10, 2010 (the “Agreement”), among CALPINE CORPORATION, a Delaware corporation (the “Borrower”), GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent (in such capacity and including any successors in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent, and each of the financial institutions from time to time party hereto (collectively, the “Lenders”).  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.

Pursuant to the provisions of Section 2.19(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

E-2-1

[Lender]

By:
Name: Title:

[Address]

Dated:______________________, 20[  ]

E-2-2

EXHIBIT E-3

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the CREDIT AGREEMENT, dated as of December 10, 2010 (the “Agreement”), among CALPINE CORPORATION, a Delaware corporation (the “Borrower”), GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent (in such capacity and including any successors in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent, and each of the financial institutions from time to time party hereto (collectively, the “Lenders”).  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.

Pursuant to the provisions of Section 2.19(e) and Section 9.6(c) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

E-3-1

[Participant]

By:
Name: Title:

[Address]

Dated:           ______________________, 20[  ]

E-3-2

EXHIBIT E-4

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the CREDIT AGREEMENT, dated as of December 10, 2010 (the “Agreement”), among CALPINE CORPORATION, a Delaware corporation (the “Borrower”), GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent (in such capacity and including any successors in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent, and each of the financial institutions from time to time party hereto (collectively, the “Lenders”).  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.

Pursuant to the provisions of Section 2.19(e) and Section 9.6(c) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned’s or its partners/members.

The undersigned has furnished its participating non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

E-4-1

[Participant]

By:
Name: Title:

[Address]

Dated:           ______________________, 20[ ]

E-4-2

EXHIBIT F

FORM OF NOTICE OF CONTINUATION/CONVERSION

Dated: ____________, 20__

Goldman Sachs Bank USA, as
Administrative Agent
30 Hudson Street, 17th Floor
Jersey City, NJ 07302
Attention:  Lauren Day                                           Email: gsd.link@gs.com

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of December 10, 2010 (the “Credit Agreement”; capitalized terms not defined herein shall have the meanings as defined in the Credit Agreement), among Calpine Corporation (the “Borrower”), the Lenders party thereto, Goldman Sachs Bank USA (“GS Bank”), as Administrative agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.  Pursuant to Section 2.15 of the Credit Agreement, the undersigned duly authorized officer hereby requests to [continue][convert] a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing:

The Borrower hereby gives you notice pursuant to Section 2.15 of the Credit Agreement and requests that on ____________,

(1)
$____________ of the currently outstanding principal amount of the Revolving Loans [currently being maintained as Base Rate Loans] [originally made as Eurodollar loans on ____________, with Interest Period ending on ____]1,

(2)	be [converted into][continued as],

(3)	[Eurodollar Loans having an Interest Period of [one] [two] [three] [six] [nine][twelve]2 month(s)][Base Rate Loans].

1	Conversion of Eurodollar Loans into Base Loans may only be made on the last day of an Interest Period with respect thereto.

2	Nine or twelve months Interest Periods require agreement of all Lenders.

The Borrower hereby:

(a)           certifies and warrants that [no Event of Default has occurred and is continuing or will (immediately after giving effect to the continuation or conversion requested hereby) occur and be continuing] [an Event of Default has occurred and is continuing or will (immediately after giving effect to the continuation or conversion requested hereby) occur and be continuing]; and

(b)           agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

[remainder of page intentionally left blank]

The Borrower has caused this Notice of Continuation/Conversion to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer as of the date first written above.

Very truly yours,

CALPINE CORPORATION

By:
Name: Title:

EXHIBIT G

FORM OF INCREMENTAL REVOLVING FACILITY AMENDMENT

Dated:  ____________, 20__

Goldman Sachs Bank USA, as
Administrative Agent
c/o Goldman, Sachs & Co.
30 Hudson Street, 17th Floor
Jersey City, NJ  07302
Attention:  Lauren Day

Reference is made to the Credit Agreement, dated as of December 10, 2010 (the “Credit Agreement”; capitalized terms not defined herein shall have the meanings as defined in the Credit Agreement), among Calpine Corporation (the “Borrower”), the Lenders party thereto (collectively, the “Lenders”), Goldman Sachs Bank USA (“GS Bank”), as Administrative agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.

This notice is an Incremental Revolving Facility Amendment (this “Amendment”) referred to in Section 2.25(b)(ii) of the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

1.           Each Lender party hereto agrees to make, obtain or increase the amount of its Revolving Commitment in the principal amount set forth under such Lender’s name on the signature pages hereof under the caption “Incremental Commitment Amount”1.

2.           The closing date of the Incremental Revolving Facility is ___________________.

3.           The Incremental Revolving Loans of each Lender shall mature on [        ].2
4.           The Applicable Margins for the Incremental Revolving Loans contemplated hereby shall be [____].

1	To the extent satisfactory to the Administrative Agent, subject to modification to reflect terms consistent with Section 2.25 of Credit Agreement.

2	No earlier than the Termination Date in respect of the Revolving Facility.

At the time of any provision of any Incremental Commitment Amount pursuant to Section 2.25 of the Credit Agreement, the Borrower shall, in coordination with the Administrative Agent repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Lenders making Incremental Revolving Loans), in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Total Revolving Commitments pursuant to Section 2.25(a) of the Credit Agreement) and with the Borrower being obligated to pay to the respective Lenders any costs of the type referred to in Section 2.20 of the Credit Agreement in connection with any such repayment and/or Borrowing.

5.           The agreement of each Lender party hereto to make the Incremental Revolving Loans to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the closing date of the Incremental Revolving Facility, of the following conditions precedent:

(a)	The Administrative Agent shall have received this notice, executed and delivered by the Borrower and each Lender party hereto;

(b)	each such Incremental Revolving Facility shall be pari passu with the Revolving Facility in respect of right of payment and lien priority;

(c)	on the effective date of this Incremental Revolving Facility Amendment (immediately after giving effect hereto), no Default or Event of Default shall have then occurred and be continuing;

(d)
to the extent that any Incremental Revolving Loans are to be incurred on the date hereof, the Borrower shall be in compliance with the covenants set forth in Section 6.6 of the Credit Agreement determined on a pro forma basis as of the date of such Incremental Revolving Loan and the last day of the most recent fiscal period of the Borrower for which financial statements have been provided, in each case, as if such Incremental Revolving Loans had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith and after giving effect to any other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions after the beginning of the relevant fiscal quarter but prior to or simultaneous with the borrowing of such Incremental Revolving Loan;

(e)	all fees and expenses owing in respect of such increase to the Agents and the Lenders shall have been paid;

(f)
the aggregate Incremental Commitment Amounts shall be in an aggregate principal amount that is not less than $25,000,000, provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in clause (j) below);

(g)
the Administrative Agent shall have consented (such consent not to be unreasonably withheld or delayed) to any Additional Lender participating in the Incremental Commitment Amount if such consent would be required under Section 9.6 of the Credit Agreement for an assignment of Revolving Loans to such Lender or Additional Lender;

(h)
each of the representations and warranties contained in to the Credit Agreement or the other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects); and

(i)
the aggregate amount of all Incremental Revolving Facilities pursuant to Section 2.25 of the Credit Agreement shall not exceed, after giving effect to the Incremental Commitment Amounts effected hereby, an amount equal to $250,000,000.

6.           This Incremental Revolving Facility Amendment shall be deemed to be a Loan Document for all purposes.

7.           Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue to be and shall remain in full force and effect in accordance with its terms.  This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as (or indicate the Lenders’ willingness to agree to) an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.

[remainder of page intentionally left blank]

CALPINE CORPORATION

By:
Name: Title:

[NAME OF LENDER]

By:
Name: Title:

Incremental Commitment Amount:
$[_________]

CONSENTED TO:

GOLDMAN SACHS BANK USA,
as Administrative Agent

By:
Name:
Title:

EXHIBIT H

FORM OF
PREPAYMENT NOTICE

Dated:  ____________, 20__

Goldman Sachs Bank USA, as
Administrative Agent
c/o Goldman, Sachs & Co.
30 Hudson Street, 17th Floor
Jersey City, NJ  07302
Attention:  Lauren Day
Email: gsd.link@gs.com

Ladies and Gentlemen:

The undersigned, Goldman Sachs Bank USA (“GS Bank”), refers to the Credit Agreement, dated as of December 10, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Calpine Corporation (the “Borrower”), the Lenders party thereto, GS Bank,  as Administrative agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  The Administrative Agent hereby gives notice of a prepayment to be made by the Borrower pursuant to Section 2.14(c) of the Credit Agreement of the Prepayment Amount.  Amounts applied to prepay the Revolving Loans shall be applied pro rata to the Revolving Loan held by you.  The portion of the prepayment amount to be allocated to the Revolving Loan held by you and the date on which such prepayment will be made to you are set forth below:
(A)	Total Revolving Loan Prepayment Amount
(B)	Portion of Revolving Loan Prepayment Amount to be received by you
(C)	Mandatory Prepayment Date (ten (10) Business Days after the date of this Prepayment Notice)

[remainder of this page intentionally left blank]

H-1

GOLDMAN SACHS BANK USA,
as Administrative Agent

By:
Title:

,
(Name of Lender)

By:
Name: Title:

H-2

EXHIBIT I

FORM OF
COMPLIANCE CERTIFICATE

[                  ], 20 [  ]

Reference is hereby made to the Credit Agreement, dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Calpine Corporation (the “Borrower”), the Lenders party thereto, Goldman Sachs Bank USA (“GS Bank”), as Administrative Agent, Goldman Sachs Credit Partners L.P., as Collateral Agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement.

Pursuant to Section 5.2(b) of the Credit Agreement, the undersigned duly authorized officer hereby certifies:

1.           I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] [Vice President and Controller] [Chief Accounting Officer] of the Borrower.

2.           I have reviewed and am familiar with the contents of this Certificate.

3.           I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default.

4.           Attached hereto as Attachment 2 are the computations showing (1) compliance with the covenants set forth in Sections 6.6(a) and (b) of the Credit Agreement and (2) the CNTA Ratio of the Borrower and its Subsidiaries, in each case, as of the last day of the fiscal [quarter] [year] relating to such Financial Statements.1

[5.           Since the [the date of the most recent report delivered pursuant to Section 5.2(b)] [Closing Date]:

1	Computation of CNTA Ratio to be delivered within 15 days after the date of delivery of this Compliance Certificate.

(a)           No Loan Party has changed its jurisdiction of organization;

(b)           No Loan Party has acquired any material Intellectual Property; and

(c)           No Person has become a Loan Party;

except, in each case,  (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrower has delivered to the Administrative Agent all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 5.5 of the Guarantee and Collateral Agreement and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrower is delivering to the Administrative Agent herewith all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 5.6 of the Guarantee and Collateral Agreement.

6.           Since the Closing Date:

(a)           No Loan Party has acquired any property of the type described in Section 5.9 of the Credit Agreement as to which the Administrative Agent does not have a perfected Lien pursuant to the Security Documents (except to the extent failure to have such Lien is permitted under Section 5.9);

(b)           No Loan Party has acquired any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 (other than any such real property subject to a Permitted Lien which precludes the granting of a Mortgage thereon);

(c)           No Loan Party has formed or acquired any Subsidiary other than an Excluded Subsidiary; and

(d)           No Loan Party has acquired or formed any Foreign Subsidiary;

except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrower has taken all actions required by Section 5.9 of the Credit Agreement with respect thereto and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrower is concurrently herewith taking all actions required by Section 5.9 of the Credit Agreement with respect thereto.]

7.           Since [the date of the most recent report delivered pursuant to Section 5.2(b)] [the Closing Date]:  No Loan Party that is a Significant Subsidiary has released its Guarantee under the Credit Agreement [except as follows:2].3

2	Describe the release of such Significant Subsidiary.

3
Pursuant to Section 5.2(b)(ii)(x)(2) of the Credit Agreement, if the CNTA Ratio of the Borrower is delivered after the delivery of the Compliance Certificate in respect of a fiscal quarter or fiscal year, then paragraphs 5, 6 and 7 of this Compliance Certificate are only required to be delivered with the initial Compliance Certificate in respect of such fiscal quarter or fiscal year.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this undersigned has executed this Compliance Certificate as of the date first written above.

CALPINE CORPORATION

Name: Title:

Compliance Certificate

Attachment 1
to Compliance Certificate

[Attach Financial Statements]

Attachment 2
to Compliance Certificate

The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, ____.

[Set forth Covenant Calculations]

[Set forth CNTA Ratio Calculation]

Attachment 3
to Compliance Certificate

Disclosure of Events Pursuant to Section 5.6 of Guarantee and Collateral
Agreement and Section 5.9 of the Credit Agreement

K-1